UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )
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ARCHER-DANIELS-MIDLAND COMPANY

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A Letter from the CEO

Juan R. Luciano C H A I R O F T H E B O A R D, P R E S I D E N T A N D C H I E F E X E C U T I V E O F F I C E R

Dear Shareholders,

During 2025, we navigated an external environment that included ample global grain and oilseeds stocks weighing on markets despite significant demand; uncertainty in U.S. biofuels policy; and lack of U.S. export prospects to China. Given these challenges, we focused on areas within our control, including execution and cost management, strategic simplification, strategic growth and capital discipline.

Thanks to our team’s diligent work in 2025, we:

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Achieved approximately $200 million in cost savings, keeping us on track to achieve our 3-5 year goal of $500-750 million in targeted savings;

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Drove improvements in plant efficiency across our asset network;

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Generated strong cash flows;

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Advanced recovery in Nutrition, delivering improved execution and increased revenue;

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Restored operations at our Decatur East facility;

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Executed an agreement to form an animal nutrition joint venture with Alltech (subsequently launched in Q1 2026), one of more than 20 successful portfolio optimization and simplification projects;

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Reached a key decarbonization milestone by connecting our Columbus, Nebraska, corn plant to Tallgrass’s Trailblazer pipeline;

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And, importantly, achieved the lowest injury rate in ADM’s history.

These actions enabled us to continue to deliver value to our stakeholders, including through our 53rd consecutive annual dividend increase. They also position us to continue to drive our growth strategy, including the ability to fund five exciting growth platforms: enhanced nutrition, biotics, decarbonization, biosolutions and precision fermentation. In each of those areas, we’re pursuing new, innovative technologies and products, from allergen-free pea protein to the next generation of functional ingredients that combine the benefits of biotics and botanicals to a fast-growing array of technology-enabled bio-based industrial products.

This exciting future will be driven by the extraordinary talent and dedication of ADM colleagues worldwide. Their innovation, integrity, and commitment to our customers and communities delivered important wins in 2025 and will be the foundation of our success in 2026 and beyond. I’m particularly proud of the team’s focus on doing business the right way. Integrity and accountability are embedded in our work and culture, and we’re proud to have been recognized once again in 2025 as one of the world’s most ethical companies by Ethisphere. On behalf of the entire leadership team, I thank all of our colleagues for their contributions and their alignment with our values.

Strong corporate governance is also essential to sustaining ADM’s long-term success. We remain committed to our practice of ongoing director refreshment and Board succession planning. Our Board recently appointed Michael McMurray as a new Director, our fifth new independent director since 2021. We also have appointed two new committee chairs effective as of May 2026. As these actions demonstrate, we continue to focus on our mix of skills, experiences, tenures, and individual director development and planning, ensuring our Board continues to bring fresh insight, deep expertise, and seasoned judgment to its critical oversight and leadership roles.

As we look ahead, I continue to be optimistic and confident. In 2026, we expect some normalization in U.S. exports to China as well as clarity on U.S. biofuels policy; at the same time, we will continue to monitor geopolitical developments and remain focused on our own efforts to continue to drive costs down and advance our growth opportunities. We have proven how we can strengthen our business during challenging times. Now we are positioned to capitalize on that important work.

Thank you for your investment in ADM and for your trust in our leadership. I look forward to continuing this journey together.

Sincerely yours,

Juan R. Luciano

Chair of the Board, President and Chief Executive Officer

ARCHER-DANIELS-MIDLAND COMPANY

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

Notice of Annual Meeting

To All Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Archer-Daniels-Midland Company, a Delaware corporation, will be held on Thursday, May 7, 2026, commencing at 8:00 A.M. Central Time. The annual meeting will be a completely virtual meeting of stockholders. You may attend the online meeting, submit questions, and vote your shares electronically during the meeting via the internet by visiting www.virtualshareholdermeeting.com/ADM2026. To enter the annual meeting, you will need the 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials. You may submit questions in advance of the meeting at www.proxyvote.com or during the meeting after logging in with your control number. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 7, 2026.

Date and Time	Location	Record Date

Thursday, May 7, 2026 8:00 A.M. CT	Virtual Meeting www.virtualshareholdermeeting.com/ADM2026	Friday, March 13, 2026

Items to Be Voted On

At the annual meeting, you will be asked to consider and vote on the following matters:

ITEM		PAGE REFERENCE	VOTING RECOMMENDATION

1.	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;	8	FOR

2.	To consider an advisory vote on the compensation of our named executive officers;	42	FOR

3.	To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2026;	88	FOR

4.	To approve an amendment to the 2020 Incentive Compensation Plan; and	92	FOR

5.	To consider and act upon a stockholder proposal regarding issuance of a report on pesticide use data reporting in regenerative agriculture program disclosures.	100	AGAINST

At the annual meeting, we may also transact such other business as may properly come before the meeting or any adjournment thereof.

How to Vote

Internet	Call	Mail	Virtual Meeting
Vote using your smartphone or computer	Call the toll-free number listed on your proxy card	Complete, sign and return your proxy card	Vote online during the meeting

By Order of the Board of Directors REGINA B. JONES, CORPORATE SECRETARY March 26, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2026: THE 2026 PROXY STATEMENT AND 2025 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT www.proxyvote.com

We encourage our stockholders to enroll in voluntary e-delivery for future proxy materials. Electronic delivery is convenient and provides immediate access to these materials. This will help us save printing and mailing expenses and reduce our impact on the environment. Follow the simple instructions at www.proxyvote.com.

Proxy Highlights

Our Company Overview

ADM unlocks the power of nature to enrich the quality of life

ADM is an essential global agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. The Company is also a premier human and animal nutrition provider, as well as a leader in health and well-being products.

ADM partners with thousands of farmers around the world to purchase their crops and uses its integrated global origination, logistics, and manufacturing network to transform many of those raw commodities into an expansive array of products serving the food, feed, fuel, and industrial and consumer products sectors.

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Provides human and animal nutrition ingredients and solutions that support health, productivity, and sustainability.

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Offers a wide range of health and well-being products, such as probiotics, enzymes, and supplements to meet the needs of consumers looking for new ways to live healthier lives.

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Is a key producer of biofuels, converting agricultural feedstocks into renewable fuels used in transportation and industrial applications.

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Is a cutting-edge innovator, investing in research, application development, and process improvement to deliver value-added products, enhance supply chain efficiency, and advance sustainable agricultural and nutrition solutions.

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Continues to develop a broad range of new bio-based consumer and industrial solutions as well as advance and scale its carbon capture and storage capabilities and other initiatives.

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Is a leader in business-driven sustainability efforts that support a strong agricultural sector, resilient supply chains, and a vast and growing bioeconomy.

This summary highlights certain information contained in this Proxy Statement. You should read the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 carefully before you vote. As used in this proxy statement, “ADM” or the “Company” refers to Archer-Daniels-Midland Company. This proxy statement and accompanying materials were first provided to stockholders on or about March 26, 2026.

ADM Proxy Statement 2026 | 1

Voting Matters and Board Recommendations

Proposal	Board Voting Recommendation	Page Reference

Proposal No. 1—Election of Directors for a One-Year Term	FOR	8

Proposal No. 2—Advisory Vote on Executive Compensation	FOR	42

Proposal No. 3—Ratification of Appointment of Independent Registered Public Accounting Firm (Ernst & Young LLP)	FOR	88

Proposal No. 4—Approval of an Amendment to the 2020 Incentive Compensation Plan	FOR	92

Proposal No. 5—Stockholder Proposal Regarding Issuance of a Report on Pesticide Use Data Reporting in Regenerative Agriculture Program Disclosures	AGAINST	100

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting over the Internet, by phone, by mail, or by mobile device.

Our Strategy

Our goal is to continue to build and sustain long-term value for our stockholders and customers. We have established the following priorities to help achieve our goal:

The above priorities are designed to enhance our ability to continue investing in future growth that creates value over the long-term. We are investing in several key areas such as enhanced nutrition, biotics, biosolutions, precision fermentation, and decarbonization. Each of these development pathways has a different growth profile and timeline for value creation, and each complements our core business and presents the potential for compelling, enduring returns.

2 | ADM Proxy Statement 2026

2025 Financial and Operational Highlights*

2025 was marked by a dynamic global trade landscape and ongoing uncertainty around U.S. biofuel policy, which created a challenging operating environment for the Company. Despite these external headwinds, the Company and its business units demonstrated strong resiliency and delivered meaningful progress in areas within their control, such as advancing portfolio optimization initiatives, executing targeted cost-reduction actions, improving plant efficiency, generating strong cash flow, and enhancing safety.

Adjusted Earnings Per Share $3.43	Total Segment Operating Profit $3.2B	Total Cash Flows from Operations before Working Capital $2.7B	Trailing 4Q Adjusted ROIC 6.3%

*

The 2025 Financial and Operational Highlights refer to non-GAAP, or “adjusted,” financial measures that exclude certain items from the comparable GAAP measure. For a reconciliation of these non-GAAP items to GAAP, please refer to Annex A to this proxy statement.

FY 2025 HIGHLIGHTS

•	Launched company-wide portfolio optimization and simplification initiatives and executed over 20 projects

•	Focused on addressing plant efficiency issues, restored Decatur East plant operations, and achieved a record-low injury rate in 2025, reflecting continued focus on safety and operational discipline

•	Connected Columbus, NE corn milling plant to Tallgrass’s Trailblazer pipeline and began CO2 injections, becoming the world’s largest bioethanol carbon capture and storage project

•	Continued Nutrition recovery driven by better execution and revenue growth

•	Generated strong cash flow, and delivered on reducing cost structure by ~$200M

•	Delivered strong cash flows and balance sheet, which supported a 2% dividend increase, marking the 53rd consecutive year of increases and more than 93 years of uninterrupted dividends

•	Remediated material weakness and enhanced internal controls around segment disclosures

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Partnered with more than 28,000 growers to deliver regenerative agriculture projects creating economic value for growers while contributing to supply chain resilience and partnering with customers including Mars, PepsiCo, and Ooni

•	Recognized as one of Newsweek’s America’s Greatest Workplaces in Manufacturing 2025

•	Recognized once again as one of the 2025 World’s Most Ethical Companies by Ethisphere

ADM Proxy Statement 2026 | 3

PROXY HIGHLIGHTS — Executive Compensation Highlights

Executive Compensation Highlights

COMPENSATION OBJECTIVES

Reinforce Performance	Emphasize the Long-Term	Focus on Results	Remain Market Competitive	Maintain Internal Equity

Link short- and long-term compensation with individual and Company performance	Structure executive compensation to include a significant percentage of long-term equity awards	Reward executives for long-term stockholder value creation, excellence in leadership, and implementing our business strategy	Provide compensation that is consistent with the scope of responsibilities of the role with other comparable organizations to attract and retain high quality executive talent	Structure compensation and benefit programs with consistent features for employees and executives across the organization

PREDOMINANTLY AT-RISK TARGET COMPENSATION MIX

FY 2025 COMPENSATION HIGHLIGHTS

•	Earned incentives reflected Company performance — The Company performance component of the annual incentive for 2025 was 44.7% out of 75% target.

•	LTI based on long-term results — Performance share units (“PSUs”) for 2023 – 2025 were 62.1% of target.

Annual Incentive Payouts 80%—95%	Long-Term Incentive Payouts 62%

The above reflect payouts to our current employees who are NEOs

4 | ADM Proxy Statement 2026

PROXY HIGHLIGHTS — Corporate Governance Highlights

Corporate Governance Highlights

The Board of Directors plays a critical role as a long-term steward of ADM. The Board is committed to enhancing the success and value of our Company for its stockholders, as well as for other stakeholders such as employees, business partners, and communities. The Board recognizes the importance of good corporate governance and understands that transparent disclosure of its governance practices helps stockholders assess the quality of our Company and its management and the value of their investment decisions.

ADM’s corporate governance practices are intended to ensure independence, transparency, management accountability, effective decision making, and appropriate oversight of compliance and performance. We believe that these strong corporate governance practices, together with our enduring corporate values and ethics, are critical to generating long-term value for our stockholders.

Independent Oversight	Independent Board Leadership	Independent Lead Director, selected by other independent directors, with clearly defined and robust responsibilities, as described on page 27
	Independent Directors	12 of 13 director nominees (all except CEO) are independent
	Regular Executive Sessions	Regular executive sessions of independent directors at board meetings
	Independent Committees	100% independent Board Committees
	Oversight of Key Areas	Active independent oversight of Company’s strategy, financial reporting and internal controls, and risk management, as well as sustainability, health and safety, talent and succession planning, technology (cybersecurity and AI), and ethics and compliance

Board Refreshment	Regular Board Refreshment	5 director nominees have joined the Board since 2021, including the appointment of a new independent director in March 2026, with focus on a mix of tenures and skills/experiences appropriate for ADM’s long-term strategy and business
	Board Leadership Succession Planning	Significant focus on Board leadership succession planning
	Annual Board Evaluations	Annual Board and committee performance evaluations and individual director discussions, all facilitated by a third party; outcomes enhance the Board oversight process and are considered as part of director nominations
	Retirement Age	Mandatory retirement age of 75

Alignment with Stockholders	Annual Majority Vote Standard	Annual election of all directors, with majority vote standard for uncontested director elections (plurality carve-out for contested elections)
	Proxy Access Rights	A stockholder or group of up to 20 stockholders that has owned at least 3% of our common stock for at least 3 years may submit nominees for up to 20% of the Board
	Special Meeting Rights	Holders of 10% of our common stock can call a special meeting of stockholders
	Stock Ownership Guidelines	Robust stock ownership requirements for directors (5x maximum annual cash retainer) and executive officers (10x base salary for the CEO and 4x base salary for other NEOs)
	No Hedging or Pledging	Directors and officers are prohibited from trading in derivative securities of our Company and from pledging any Company stock

Board of Directors Highlights

Our Board is comprised of directors with a broad array of perspectives who have a variety of skills and experience for effective oversight of the Company’s long-term strategy and business. The following tables provide information about our director nominees. More detailed information is provided in each director nominee’s biography beginning on page 10.

•	Continued to focus on Board refreshment and succession planning, appointing Mr. McMurray, a new independent director, to the Board in March 2026, and appointing two new committee chairs

•	Provided robust oversight on Company strategic areas of focus, including portfolio simplification and key growth initiatives, as well as the Company’s actions in response to its challenging operating environment

•	Continued to actively oversee ADM’s commitment to ethics, compliance and integrity, including closely monitoring the effectiveness of, and ongoing enhancements to, the ADM ethics and compliance program

•	Continued to focus on CEO and leadership succession planning and development

Board Structure and Composition

Chairman Classification	Combined

Independent Lead Director	Yes

Director Term	One Year

Number of Directors	13

% Independent	92%

% Overall Diversity	54%

% Racial / Ethnic Diversity	38%

% Women	31%

Average Director Tenure (Years)	9

Average Director Age	64

ADM Proxy Statement 2026 | 5

PROXY HIGHLIGHTS — Board of Directors Highlights

DIRECTOR OVERVIEW

Director	Director Since	Age	Gender	Committees	Brings to the Board

Michael S. Burke	2018	62	M	A (C), NCG	Successful track record of driving the evolution of global businesses, strategic planning, international market dynamics, and overseeing risk management

Theodore Colbert III	2021	52	M	CS, ST	Expertise in information technology, cybersecurity, automation, data and analytics, corporate leadership, and international business experience

James C. Collins, Jr.	2022	63	M	A, CS	Executive leadership background in global agriculture and food science innovation, extensive sales and marketing expertise and a deep understanding of agricultural sustainability, governance and M&A

Terrell K. Crews Lead Independent Director	2011	70	M		Expertise with the international agricultural industry, business transformation, and agri-business operations, as well as with corporate finance and M&A activity

Ellen de Brabander	2023	63	F	NCG, ST	Broad scientific background, R&D expertise and a strong track record of innovation in several industries including human nutrition, life sciences and animal health

Suzan F. Harrison	2017	68	F	ST (C), A	Executive experience in operational management and a deep understanding of consumer trends, sales and marketing and developing customer-driven innovation, as well as sustainability

Juan R. Luciano Chair of the Board, President and Chief Executive Officer	2014	64	M		Experience with ADM’s major growth drivers, sales and marketing efforts, strategy development, and the accelerated deployment of technological innovation to meet customer needs

David R. McAtee II	2024	57	M	NCG, CS	Experience with strategic planning, governance, risk management, and data security, and a successful track record of engaging key government and institutional stakeholders

Michael C. McMurray	2026	61	M	A, ST	Broad financial leadership, strategic planning expertise, and extensive global business experience, including in cyclical commodity markets

Patrick J. Moore	2003	71	M	NCG (C), A	Financial expertise and substantial executive leadership experience in international banking and finance, strategy development, commodity management, and operations management

Debra A. Sandler	2016	66	F	A, NCG	Marketing and operating experience, understanding of consumer behavior, and a proven record of creating, building, enhancing, and leading well-known consumer brands

Lei Schlitz	2019	59	F	CS, ST	Experience in strategy development, M&A, growth initiatives, and operational excellence at an international scale, as well as R&D expertise within the food science sector

Kelvin R. Westbrook	2003	70	M	CS (C), NCG	Valuable insights on consumer trends and preferences, extensive information technology and cybersecurity experience, and significant legal expertise in M&A and risk management

Committee Key:

A = Audit, CS = Compensation and Succession, NCG = Nominating and Corporate Governance, ST = Sustainability and Technology, C = Chair

6 | ADM Proxy Statement 2026

PROXY SUMMARY — Forward-Looking Statements

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this proxy statement, are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “on track,” “outlook,” “will,” “should,” “can have,” “likely,” “forecasted,” “goals,” “guidance,” “assumes,” “objectives,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements the Company makes relating to its 2026 outlook and assumptions, as well as other future results and operations, growth opportunities, operational improvements, cost savings, changes to the margin environment, future demand, biofuel policy and global trade developments and clarity and changes, are forward-looking statements. All forward-looking statements are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results and outcomes to differ materially from those expressed or implied in the forward-looking statements, including, without limitation, those that are described in Item 1A, “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be updated in subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Except to the extent required by law, Archer-Daniels-Midland Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement whether as a result of new information, future events, changes in assumptions, or otherwise.

The information contained on adm.com or any other website referred to in this proxy statement is provided for reference only and is not incorporated by reference into this proxy statement. Our corporate headquarters and principal executive office address is 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601.

ADM Proxy Statement 2026 | 7

PROPOSAL NO. 1

Proposal No. 1 — Election of Directors for a One-Year Term

The Board of Directors currently consists of thirteen members. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, has nominated each of the current directors for re-election at the 2026 Annual Meeting. If elected, the nominees will hold office as directors from election until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their death, resignation or removal. Proxies cannot be voted for a greater number of persons than thirteen, which is the number of nominees.

Director Election Requirements and Majority-Vote Policy

All members of the Board are elected annually by our stockholders by a majority of the votes cast in an uncontested election (i.e., an election where the number of director nominees is not greater than the number of directors to be elected), meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director in order to elect that director to the Board. In a contested election, where the number of director nominees exceeds the number of directors to be elected, directors would be elected by a plurality vote. This year’s election is an uncontested election, and the majority vote standard will apply. For more details on the voting standard, see “Commonly Asked Questions and Answers about the Annual Meeting” on page 103.

If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Corporate Governance Guidelines, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote in an uncontested election. In that situation, the Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days after the date that the election results are certified. The Board will nominate for election or re-election as director, and will elect as directors to fill vacancies and new directorships, only candidates who agree to tender the form of resignation described above. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover director.”

Although the Board does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if this occurs, the persons named as proxies may vote for a substitute who will be designated by the Board.

Director Nominations

Each year, the Nominating and Corporate Governance Committee assists the Board in assessing the directors to be nominated at the Annual Meeting. In assessing an individual’s qualifications to be nominated to the Board, the Nominating and Corporate Governance Committee may consider various factors it deems appropriate. The Nominating and Corporate Governance Committee strives to recommend candidates that complement the current members of the Board and other proposed nominees so as to further the objective of having a Board that reflects a diversity of backgrounds, experiences, and perspectives with the necessary skills to effectively perform the functions of the Board and its committees. Additionally, directors are expected to possess personal traits such as candor, integrity, and professionalism.

Furthermore, in nominating directors for election at the Annual Meeting, the Board and the Nominating and Corporate Governance Committee have determined that each of our directors is currently compliant with the other board service and time commitment requirements under our Corporate Governance Guidelines and has sufficient time, energy, and attention to serve on our Board.

8 | ADM Proxy Statement 2026

PROPOSAL NO. 1 — Director Nominee Qualifications, Skills, and Experience

Director Nominee Qualifications, Skills, and Experience

The Nominating and Corporate Governance Committee and the Board have determined that the director nominees possess a diverse and balanced mix of backgrounds, viewpoints, skills and experiences to effectively oversee ADM’s long-term strategy and business. Biographical information about each nominee, as well as highlights of certain notable skills, qualifications, backgrounds and experiences that contributed to the individual’s selection as a nominee for election at our 2026 Annual Meeting, are included on the following pages. This summary information is not intended to be an exhaustive list of each director nominee’s experience and contributions to the Board.

The following chart provides summary information about each of our director nominees’ qualifications, skills, and experience. More detailed information is provided in each director nominee’s biography beginning on the next page.

CEO Leadership	•		•				•			•

Finance / Accounting	•			•				•		•

International Business	•	•	•	•	•	•	•	•	•	•		•

Agriculture / Food / Retail Consumer			•	•	•	•	•		•		•		•

M&A	•	•	•	•	•	•	•	•	•	•		•	•

Risk Management	•	•		•	•		•	•	•	•			•

Sustainability / Environmental / Social			•	•	•	•	•	•	•	•	•	•

Sales / Marketing		•	•			•	•				•	•

Project Management	•	•	•		•	•	•	•	•	•		•

Food Science / R&D			•		•		•				•	•

Information Technology / Cybersecurity		•			•			•					•

Director Nominee Tenure, Ages, and Diversity

The Board of Directors recommends a vote FOR the election of the thirteen nominees named below as directors. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

ADM Proxy Statement 2026 | 9

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Director Nominees

Michael S. Burke

Age: 62

Director since: 2018

Board Committees: Audit (Chair); Nominating and Corporate Governance

Common stock owned: 18,244 (1)

Percent of class: *

Qualifications, Skills, and Experience

CEO Leadership

Finance / Accounting

International Business

M&A

Risk Management

Project Management

Mr. Burke brings deep expertise in driving the evolution of global businesses, strategic planning, international market dynamics, and overseeing risk management from his tenure as Chair and CEO of AECOM, a Fortune 500 company that designs, builds, finances and operates infrastructure assets in more than 150 countries. He also contributes his significant experience leading companies through transformation, developed through his roles at AECOM, where he played a key role in preparing the company for its IPO in 2007, and spearheaded international business development and M&A strategy. He also brings expertise in finance, accounting, and tax matters drawing on his experience as a Chief Financial Officer and his 15-year career at KPMG advising public companies.

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: Universal Engineering Sciences (Chair); Stratus (Chair); SitelogIQ (board member); American Institute of Certified Public Accountants (member); California Bar Association (member); Eldridge ACRE Partners (Chairman); KZF Design, Inc. (Chairman)

•

PRIOR: Business Roundtable (board member; Chair, Infrastructure Committee); Children’s Bureau (Vice Chair); World Economic Forum (Co-Chair, Steering Committee, Infrastructure and Urban Development); Nexii Building Solutions (board member); CarbonCure (board member)

Career Highlights

•

AECOM (a global infrastructure firm)

- Chairman and Chief Executive Officer (2015-2020)

- Chief Executive Officer (2014-2015)

- President (2011-2014)

- Other leadership roles (2005-2011), including Chief Financial Officer (2006-2011)

•

KPMG LLP

- Member of Board of Directors (2000-2005)

- Partner (1995-2005)

- Various roles (1990-1995)

10 | ADM Proxy Statement 2026

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Theodore Colbert

Age: 52

Director since: 2021

Board Committees: Compensation and Succession; Sustainability and Technology

Common stock owned: 16,824 (2)

Percent of class: *

Qualifications, Skills, and Experience

International Business

M&A

Risk Management

Sales / Marketing

Project Management

Information Technology / Cybersecurity

Mr. Colbert brings extensive corporate leadership experience to the Board, along with his deep expertise in information technology, cybersecurity, data and analytics, and automation, which he acquired over his nearly three-decade career overseeing information technology, data security and architecture at several global market-leading companies. His most recent positions at Boeing further developed his sales and marketing capabilities, M&A experience, government regulation experience, and expertise in international business dynamics, including while serving in his role as President and CEO of its Global Services business that provided services to global customers across all OEMs and in his role as President and CEO of its Defense, Space & Security business that provided solutions across defense, government, space, intelligence, and security to customers worldwide. Leading global businesses focused on serving security and national defense companies distinguishes Mr. Colbert as an expert in world-class information security systems and risk management. This expertise has been honored with numerous prestigious awards throughout his career, including most recently the 2022 Black Engineer of the Year Award and the 2022 ORBIE Award for Leadership, being named the 2021 Capital CIO of the Year and one of the Most Influential Black Executives in Corporate America by Savoy magazine in 2020 and 2021, as well as being the first recipient of the Fisher Center prize for Excellence in Driving Transformation from the Fisher Center For Business Analytics at Berkeley.

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: New Leaders (Chair); The Executive Leadership Council (member); Thurgood Marshall College Fund (Co-Vice Chair); Virginia Tech Innovation Campus Advisory Board (board member); National Academy of Engineering (member); Yellow (member); Resilinc Corporation member); Georgia Tech Foundation (Trustee)

•

PRIOR: Georgia Tech President’s Advisory Board (two terms); National Space Council Users Advisory Group; DC College Access Program; Aerospace Industries Association

Career Highlights

•

Boeing (a global aerospace company)

- Executive Vice President of The Boeing Company and President and Chief Executive Officer of Boeing Defense, Space & Security (2022-2024)

- Executive Vice President of The Boeing Company and President and Chief Executive Officer of Boeing Global Services (2019-2022)

- Chief Information Officer and Senior Vice President of Information Technology & Data Analytics (2016-2019)

- Chief Information Officer and Vice President of Information Technology Infrastructure (2013-2016)

- Other leadership roles (2009-2013)

•

Citigroup

- Senior Vice President of Enterprise Architecture (2007-2009)

•

Ford Motor Company

- Various roles in the Information Technology organization (1996-2007)

ADM Proxy Statement 2026 | 11

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

James C. Collins, Jr.

Age: 63

Director since: 2022

Board Committees: Audit; Compensation and Succession

Common stock owned: 11,525 (1)

Percent of class: *

Qualifications, Skills, and Experience

CEO Leadership

International Business

Agriculture / Food / Retail Consumer

M&A

Sustainability / Environmental / Social

Sales / Marketing

Project Management

Food Science / R&D

Mr. Collins contributes to the Board deep expertise in global agriculture and food science innovation developed over his extensive executive leadership experience in the food and agriculture industry. During his tenure leading agriculture business lines at DuPont and Dow DuPont, and most recently as the CEO of Corteva – the public spin-off of Dow DuPont’s crop protection and agrisciences divisions with a global scale – he oversaw the launch of numerous new products and drove strong growth in their R&D and innovation pipelines. His experience leading the integration of legacy DuPont and Dow agricultural businesses to drive preparation for Corteva’s spin also enhances the Board’s M&A and corporate governance expertise. He also brings extensive sales and marketing experience, beginning as a sales representative early in his career and later taking on leadership roles with responsibility for implementing multi-channel, multi-brand growth strategies. Through his work in agriculture supply chains, Mr. Collins has also developed a keen understanding of how to support and partner with global farmers to improve the sustainability of the agriculture and nutrition value chains. During his time at Corteva, he led a comprehensive array of initiatives to enhance sustainability, with a strong focus on helping farmers lead with new practices and innovations. He currently serves on the boards of Vestaron Corporation and Pivot Bio, private companies dedicated to improving the safety, efficacy and sustainability of crop protection through peptide-based biopesticides and microbe-based fertilizer solutions.

Public Boards

•

CURRENT: AGCO Corporation

•

PRIOR (within past 5 years): Corteva, Inc.; Cibus, Inc.

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: Vestaron Corporation (board member); Pivot Bio (board member); University of Delaware College of Agriculture and Natural Resources (Advisory Committee member)

•

PRIOR: CropLife International (board member); University of Delaware’s Alfred Lerner College of Business & Economics (advisory board member); US China Business Council (member); Business Roundtable (Special Committee on Equity and Racial Justice; Climate Policy Committee; Trade Committee); National 4-H Council (board member); Hagley Museum and Library (board of trustees member); University of Tennessee 4H Loan Oaks Farm (advisory council member); Longwood Botanical Gardens (board of trustees member)

Career Highlights

•

Corteva, Inc. (a global agricultural and seed company)

- Chief Executive Officer (2019-2021)

•

DowDuPont

- Chief Operating Officer (2017-2019)

•

DuPont

- Executive Vice President (2014-2017)

- Senior Vice President (2013-2014)

- President Industrial Biosciences (2011-2013)

- VP Acquisitions and Integration – Danisco (2011)

- President Crop Protection (2003-2010)

12 | ADM Proxy Statement 2026

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Terrell K. Crews

Lead Director

Age: 70

Director since: 2011

Common stock owned: 66,687 (3)

Percent of class: *

Qualifications, Skills, and Experience

Finance / Accounting

International Business

Agriculture / Food / Retail Consumer

M&A

Risk Management

Sustainability / Environmental / Social

Mr. Crews, who has served as our independent Lead Director since May 2023, contributes to the Board deep expertise in the international agricultural industry, business transformation, and agri-business operations gained over his 32-year career at Monsanto, a global agrochemical and agricultural biotechnology company. Serving in his role as Chief Financial Officer at Monsanto for nearly a decade, Mr. Crews oversaw corporate finance and reporting in addition to capital allocation strategies. His other roles with the company included helming the global vegetable business, assignments in Latin America, and leading financial operations for its Asia-Pacific business, which gave him significant expertise in risk management and strategic planning. Mr. Crews also has experience leading financing for M&A activity and other corporate transactions, including overseeing the financial integration of 11 acquired seed companies as head of finance for Monsanto’s Global Seed Group. His long tenure in agricultural industry executive leadership led him to develop a keen understanding of evolving views of broad stakeholder groups on sustainability and contributed to his experience developing capital allocation strategies aligned with corporate sustainability priorities. Recognized by the NACD Directorship 100™ for his leadership, excellence, and integrity in corporate governance, Mr. Crews is well-qualified to serve in the role of Lead Director. Additionally, having served on the Board since 2011, his tenure enables him to have a deep understanding of the Company’s strategy, business, products, and goals, allowing him to more effectively provide independent strategic leadership to the Company.

Public Boards

•

CURRENT: Smurfit WestRock plc (f/k/a WestRock Company) (directorship ends May 2026)

•

PRIOR (within past 5 years): Hormel Foods Corporation

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: Freed-Hardeman University (board member); Teay’s River Investments (Lead Director) (directorship ends March 2026)

Career Highlights

•

Monsanto Company (a global agricultural and seed company)

- Executive Vice President, Chief Financial Officer and Vegetable Business CEO (2007-2009)

- Executive Vice President and Chief Financial Officer (2000-2007)

- Various other roles (1977-2000)

ADM Proxy Statement 2026 | 13

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Ellen de Brabander

Age: 63

Director since: 2023

Board Committees: Nominating and Corporate Governance; Sustainability and Technology

Common stock owned: 9,528 (1)

Percent of class: *

Qualifications, Skills, and Experience

International Business

Agriculture / Food / Retail Consumer

M&A

Risk Management

Sustainability / Environmental / Social

Project Management

Food Science / R&D

Information Technology / Cybersecurity

Dr. de Brabander brings to the Board a broad scientific background and a strong track record of innovation spanning three decades in several global industries including human nutrition, life sciences and animal health. In her current role as Executive Vice President of Innovation and Regulatory Affairs at Elanco, Dr. de Brabander utilizes her R&D expertise driving early and late-stage pipeline execution across global pet health and farm animal markets, including nutritional health solutions. This deep research and innovation expertise was fostered in her previous role as senior vice president for R&D at PepsiCo, with company-wide responsibility for food safety, quality, regulatory, analytical and digital transformation in R&D. She also led and successfully transformed R&D for global businesses, including Merial (now Boehringer Ingelheim), Intervet (now Merck Animal Health) and DSM. In addition to her corporate success, she has been a founding board member of EIT (European Institute of Technology) and founding CEO of EIT Food, the largest public-private partnership in the food sector. Dr. de Brabander earned her Ph.D. cum laude in bio-organic chemistry from Leiden University in the Netherlands and completed her post-doctoral work in molecular biology at the Massachusetts Institute of Technology (MIT) in the group of Prof. Dr. H.G. Khorana, a Nobel laureate. She is the co-author of over 60 publications in scientific journals, holds 18 patents, and has received multiple awards for her research.

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: PeakBridge (investment committee member); Brightlands Greenport (food/ agro innovation campus and ecosystem in The Netherlands) (board chair); Lohmann Therapy Systems (board chair)

•

PRIOR: New York Academy of Sciences (board member); Open University, The Netherlands (board member); Twente University (board member)

Career Highlights

•

Elanco (a global leader in animal health)

- Executive Vice President, Innovation and Regulatory Affairs (2021-present)

•

PepsiCo

- Senior Vice President, R&D Technical Insights, Digital Transformation and Compliance (2017-2021)

- Senior Vice President, R&D Nutrition (Global) (2015-2017)

- Senior Vice President, R&D Europe and Africa (2014-2015)

•

EIT Food (food innovation community supported by the EU)

- Interim Chief Executive Officer (2016-2018)

•

Merial (now part of Boehringer Ingelheim Animal Health)

- Chief Technology Officer (2008-2014)

14 | ADM Proxy Statement 2026

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Suzan F. Harrison

Age: 68

Director since: 2017

Board Committees: Audit; Sustainability and Technology (Chair)

Common stock owned: 18,174 (1)

Percent of class: *

Qualifications, Skills, and Experience

International Business

Agriculture / Food / Retail Consumer

M&A

Sustainability / Environmental / Social

Sales / Marketing

Project Management

In her 35 years of executive leadership positions at Colgate-Palmolive, a global consumer products company focused on the production, distribution and provision of household, healthcare and personal care, Ms. Harrison has gained extensive experience in operational management, global business and M&A. She acquired deep understanding of evolving consumer trends, sales and marketing and development of customer-driven innovation through those positions, including as Vice President of Marketing for Colgate U.S. She also built her research and development experience overseeing the new products development process across Colgate-Palmolive, including for retail customers in oral care, pet nutrition and oral pharmaceuticals. Ms. Harrison has extensive sustainability experience acquired through her oversight of global brands and their evolution in alignment with stakeholder sustainability expectations. Ms. Harrison has been recognized by the NACD Directorship 100™ for her leadership, excellence, and integrity in corporate governance.
Public Boards • CURRENT: Smurfit WestRock plc (f/k/a WestRock Company); Ashland Inc.

Career Highlights

•

Colgate-Palmolive Company (a global household and consumer products company)

- President of Global Oral Care (2011-2019)

- President Hill’s Pet Nutrition Inc. North America (2009-2011)

- Vice President, Marketing (2006-2009)

- Vice President and General Manager of Colgate Oral Pharmaceuticals, North America, and Europe (2005-2006)

- Various other roles (1983-2005)

ADM Proxy Statement 2026 | 15

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Juan R. Luciano

Chair of the Board

Age: 64

Director since: 2014

Common stock owned: 1,920,559 (4)

Percent of class: *

Qualifications, Skills, and Experience

CEO Leadership

International Business

Agriculture / Food / Retail Consumer

M&A

Risk Management

Sustainability / Environmental / Social

Sales / Marketing

Project Management

Food Science / R&D

Since joining ADM in 2011, Mr. Luciano has spent more than a decade in various senior executive leadership roles working to drive our Company’s evolution. During his time with ADM he has spearheaded our major growth drivers and sales and marketing efforts, including the commercial and production activities of ADM’s corn, oilseeds, and agricultural services businesses, development of sustainability strategy, and the increased use of research and technological innovation to meet customer needs. He most recently led a strategic growth campaign that has expanded ADM’s footprint in global markets, including through select M&A activity, building capabilities and adding talent and expertise that have allowed our Company to create value at every part of the global value chain. Under his leadership, ADM has undergone a remarkable transformation, building on more than a century of heritage to create a global nutrition business, with an industry-leading array of ingredients and solutions that are opening the door to growth opportunities in key global macro trend areas. He also has overseen the Company’s operational excellence initiatives and risk management functions. Prior to joining ADM, he had a successful 25-year tenure at The Dow Chemical Company, where he last served as executive vice president and president of the Performance division.

Public Boards

•

CURRENT: Eli Lilly and Company (Lead Director)

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: Rush System Board of Directors (Director); Intersect Illinois (board member); Economic Club of Chicago (member); Commercial Club of Chicago (member); The Business Roundtable (member)

•

PRIOR: Kellogg School of Management, Northwestern University (board member); US-China Business Council (member)

Career Highlights

•

ADM

- Chair of the Board, President and Chief Executive Officer (2016-present)

- Chief Executive Officer and President (2015-2016)

- President and Chief Operating Officer (2014)

- Executive Vice President and Chief Operating Officer (2011-2014)

•

The Dow Chemical Company (a multinational chemical company)

- Executive Vice President and President, Performance Division (2010-2011)

- Various other roles (1985-2010)

16 | ADM Proxy Statement 2026

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

David R. McAtee II

Age: 57

Director since: 2024

Board Committees: Nominating and Corporate Governance, Compensation and Succession

Common stock owned: 12,072 (5)

Percent of class: *

Qualifications, Skills, and Experience

International Business

Retail Consumer

M&A

Risk Management

Sustainability / Environmental / Social

Project Management

Mr. McAtee brings an extensive background in strategic planning, governance, risk management, data security, and stockholder engagement. Over the last decade, he has overseen AT&T’s global legal matters, including corporate governance, mergers & acquisitions (M&A), finance, supply chain, compliance and stockholder engagement. Mr. McAtee has developed deep expertise in managing legal and regulatory challenges across multiple global jurisdictions and engaging key government and institutional stakeholders to navigate complex legal matters. He also contributes to the Board his strong understanding of information technology, having guided AT&T through the rapidly evolving technological landscape, supporting its growth, innovation initiatives and effective risk management. Before joining AT&T, Mr. McAtee was a partner at a law firm, specializing in litigation matters, antitrust and government investigations, which provided him with deep expertise in risk management and regulatory affairs. His comprehensive background allows him to bring valuable insights to enhance our Board’s oversight of the Company’s strategic growth initiatives.

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: Methodist Health System (directorship ends March 2026); St. Marks School of Texas; Texas School of Law Foundation; Dallas Citizens Council; Texas Access to Justice Commission; M.D. Anderson Cancer Center; Wilson Center for Science and Justice at Duke Law School

•

PRIOR: State Bar of Texas (Executive Committee Member); The Dallas Assembly (President); Texas Bar Journal (Chair, Board of Editors); Texas Bar Foundation (Chair of the Fellows)

Career Highlights

•

AT&T (a global telecommunications company)

- Senior EVP, General Counsel (2015-present)

- SVP, Assistant General Counsel (2012-2015)

•

Haynes and Boone, LLP (an international law firm)

- Partner (1995-2012)

•

U.S. District Court, Northern District of Texas

- Law Clerk to Chief Judge (1994-1995)

ADM Proxy Statement 2026 | 17

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Michael C. McMurray

Age: 61

Director since: 2026

Board Committees: Audit; Sustainability and Technology

Common stock owned: 0

Percent of class: *

Qualifications, Skills, and Experience

Finance / Accounting

International Business

M&A

Risk Management

Sustainability / Environmental / Social

Project Management

Information Technology / Cybersecurity

Mr. McMurray brings broad financial leadership, M&A/strategic planning expertise, and an extensive global business background, as well as a proven track record of delivering financial results. Through his most recent position as the Executive Vice President and Chief Financial Officer at LyondellBasell Industries N.V., he gained invaluable experience strategically managing and driving stockholder returns through volatile and cyclical global commodity market conditions. He also was responsible for strengthening LyondellBasell’s finance function and deepening the integration between strategy, operations and capital allocation. Before joining LyondellBasell, Mr. McMurray held various leadership positions with Owens Corning, including as Senior Vice President and Chief Financial Officer, where he gained deep experience in managing capital-intensive manufacturing businesses, portfolio optimization, and investor engagement, as well as setting sustainability strategies. From his finance and leadership roles at Royal Dutch Shell, he brings expertise in finance, accounting, and tax matters, as well as extensive exposure to global energy and chemicals markets, large-scale capital projects, risk management, and international operations.

Public Boards

•

CURRENT: Flowserve Corporation

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: Children’s Advocacy Centers of Texas (board member)

•

PRIOR: Jr. Achievement of Southeast Texas (board member)

Career Highlights

•

LyondellBasell Industries N.V. (global plastics, chemicals and refining company)

- Executive Vice President and Chief Financial Officer (2019-March 2025)

•

Owens Corning (global manufacturer of insulation, roofing and fiberglass composites)

- Senior Vice President and Chief Financial Officer (2012-2019)

- Vice President and Finance Leader, Owens Corning’s Building Materials Group (2011-2012)

- Vice President, Investor Relations and Treasurer (2008-2011)

•

Shell plc (f/k/a Royal Dutch Shell)

- Various leadership roles (1987-2008)

18 | ADM Proxy Statement 2026

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Patrick J. Moore

Age: 71

Director since: 2003

Board Committees: Audit; Nominating and Corporate Governance (Chair)

Common stock owned: 99,577 (1)

Percent of class: *

Qualifications, Skills, and Experience

CEO Leadership

Finance / Accounting

International Business

M&A

Risk Management

Sustainability / Environmental / Social

Project Management

With over two decades of experience in the financial sector, including in his early career at Continental Bank, as CFO at Smurfit-Stone and in his current position as founder, President and CEO of a private equity investment and advisory firm, Mr. Moore contributes to the Board his financial expertise and substantial executive leadership experience in international banking and finance, strategy development, commodity management, and operations management. Throughout his career, Mr. Moore developed significant experience in risk management and M&A. Mr. Moore also brings extensive experience in environmental and sustainable practices from his time at Smurfit-Stone, a producer of containerboard and corrugated packaging and one of the world’s largest paper recyclers, and his service on the board of the Sustainable Forestry Initiative, with particular focus on recycling, carbon storage, reduction of energy and water usage, and sustainable forestry. Mr. Moore has been recognized by the NACD Directorship 100™ for his leadership, excellence, and integrity in corporate governance.

Public Boards

•

CURRENT: Energizer Holdings, Inc. (Chairman)

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: St. Louis Zoological Association (board member); Hoverfly Holdings (board member); Engineered Corrosion Solutions (board member)

•

PRIOR: North American Review Board of American Air Liquide Holdings, Inc.

Career Highlights

•

PJM Advisors, LLC (a private equity investment and advisory firm founded by Mr. Moore)

- President and Chief Executive Officer (2011-present)

•

Smurfit-Stone Container Corporation (a leader in integrated containerboard and corrugated package products and paper recycling) (6)

- Chairman and Chief Executive Officer (2002-2011)

- Other roles including Chief Financial Officer, Vice President-Treasurer and General Manager, Industrial Packaging division (1987-2002)

•

Continental Bank

- Various roles in corporate lending, international banking, and administration (1975-1987)

ADM Proxy Statement 2026 | 19

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Debra A. Sandler

Age: 66

Director since: 2016

Board Committees: Audit; Nominating and Corporate Governance

Common stock owned: 28,696 (1)

Percent of class: *

Qualifications, Skills, and Experience

Agriculture / Food / Retail Consumer

Sustainability / Environmental / Social

Sales / Marketing

Food Science / R&D

Ms. Sandler contributes to the Board her strong marketing and operating experience, and extensive understanding of consumer behavior within the evolving retail environment (specifically in the food industry), and a proven record of creating, building, enhancing, and leading well-known consumer brands through her leadership positions at Mars, Johnson & Johnson, and PepsiCo. She developed these skills as a founder, President and Chief Executive Officer of La Grenade Group, LLC, a consulting firm that advises a wide range of clients on marketing innovation and overall business development. She also enhances the Board’s expertise in financial and strategic planning, research and development in the food science industry acquired in her prior role as founder and CEO of Mavis Foods. The Board also benefits from Ms. Sandler’s expertise in corporate social responsibility and health and wellbeing in the consumer packaged goods industry.

Public Boards

•

CURRENT: USA Today Co., Inc. (f/k/a Gannett Co., Inc.); Dollar General Corporation; Keurig Dr Pepper Inc.

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: Hofstra University (board member); The Executive Leadership Council (member); Pharmavite, LLC (board member); Trewstar Corporate Board Services (Partner)

•

PRIOR: Latino Corporate Directors Association (board member)

Career Highlights

•

LaGrenade Group, LLC (a marketing consulting firm Ms. Sandler founded to advise consumer packaged goods companies operating in the Health and Wellness space)

- President (2015-present)

•

Mavis Foods, LLC (a startup Ms. Sandler founded that makes and sells Caribbean sauces and marinades)

- Chief Executive Officer (2018-2024)

•

Mars, Inc.

- Chief Health and Wellbeing Officer (2014-2015)

- President, Chocolate, North America (2012-2014)

- Chief Consumer Officer of Mars Chocolate North America (2009-2012)

•

Johnson & Johnson

- Various roles, including Worldwide President, McNeil Nutritionals division (1999-2009)

•

PepsiCo

- Various roles, including Marketing Vice President (1985-1999)

20 | ADM Proxy Statement 2026

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Lei Z. Schlitz

Age: 59

Director since: 2019

Board Committees: Compensation and Succession; Sustainability and Technology

Common stock owned: 16,559 (1)

Percent of class: *

Qualifications, Skills, and Experience

International Business

M&A

Sustainability / Environmental / Social

Sales / Marketing

Project Management

Food Science / R&D

Dr. Schlitz is an accomplished leader, with experience in strategy development, M&A and growth initiatives, and operational excellence at an international scale, including several global manufacturing companies. She has extensive expertise in research and development, having served in product development roles at Johnson Controls, Illinois Tool Works (ITW) and Siemens Energy and Automation. She has also built research and development expertise specifically within the food science sector, including during her tenure as executive vice president of ITW’s $22B Food Equipment segment, which services commercial food service and food retail customers around the globe. She also oversaw product portfolio growth by building strong market-driven strategy at Siemens, developing important strategic planning, sales and marketing expertise. Dr. Schlitz contributes to the Board her strong sustainability expertise, including her first-hand experience driving product innovations in energy-efficient electrical distribution products and equipment at GE Global Research and GE Industrial Systems. Dr. Schlitz holds a doctorate in mechanical engineering from the University of Wisconsin-Milwaukee, and a bachelor’s degree in engineering mechanics from Tsinghua University, China.
Non-Public & Non-Profit Boards; Memberships • CURRENT: Society of Women Engineers (member)

Career Highlights

•

Johnson Controls (a global building products company)

- Vice President and President, Global Products (2022-present)

•

Illinois Tool Works Inc. (a global multi-industrial manufacturer)

- Executive Vice President, Automotive OEM (2020-2022)

- Executive Vice President, Food Equipment (2015-2020)

- Group President, Worldwide Ware-Wash, Refrigeration, and Weigh/Wrap Businesses (2011-2015)

- Vice President, Research & Development, and Head of ITW Technology Center (2008-2011)

•

Siemens Energy & Automation

- Business Manager for Emerging Businesses, Residential Product Division (2006-2008)

- Director of Engineering (2001-2006)

ADM Proxy Statement 2026 | 21

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Kelvin R. Westbrook

Age: 70

Director since: 2003

Board Committees: Compensation and Succession (Chair); Nominating and Corporate Governance

Common stock owned: 33,681 (1)

Percent of class: *

Qualifications, Skills, and Experience

Agriculture / Food / Retail Consumer

M&A

Risk Management

Information Technology / Cybersecurity

Mr. Westbrook brings valuable insights on consumer trends and preferences, as well as extensive information technology and cybersecurity, acquired through decades serving as President, Chief Executive Officer, and co-founder of two large cable television and broadband companies. As a former partner in the corporate law and mergers and acquisitions practice of a national law firm, he also brings significant legal expertise in M&A and risk management. His risk management and corporate governance expertise developed in this executive role is further enhanced by his service on the boards of directors and board committees of numerous public companies and not-for-profit entities, including experience in regulated industries. Mr. Westbrook has been recognized by the NACD Directorship 100™ for his leadership, excellence, and integrity in corporate governance.

Public Boards

•

CURRENT: Mosaic Company; Camden Property Trust (Lead Independent Trust Manager)

•

PRIOR (within past 5 years): T-Mobile US, Inc.

Non-Public & Non-Profit Boards; Memberships

•

CURRENT: Boys and Girls Clubs of Greater St. Louis (board member); BioSTL (board member); University of Washington Foster School of Business (board member); University of Washington Foundation Board (board member)

•

PRIOR: BJC Healthcare (board member); St. Louis Internship Program (board member)

Career Highlights

•

KRW Advisors, LLC (a consulting and advisory firm founded by Mr. Westbrook)

- President and Chief Executive Officer (2007-present)

•

Millennium Digital Media Systems, L.L.C. (a broadband services company)

- Chairman and Chief Strategic Officer (2006-2007)

- President and Chief Executive Officer (1997-2006)

•

LEB Communications, Inc. (an affiliate of Charter Communications)

- President and Chairman (1993-1996)

•

Paul Hastings Janofsky & Walker LLP

- Partner (1990-1993)

*	Less than 1% of outstanding shares

(1)

Consists of stock units allocated under our Stock Unit Plan for Non-Employee Directors (“Stock Unit Plan”) that are deemed to be the equivalent of outstanding shares of common stock for valuation purposes.

(2)	Includes 16,814 stock units allocated under our Stock Unit Plan.

(3)	Includes 65,927 stock units allocated under our Stock Unit Plan.

(4)

Includes 1,492,789 shares held in trust, 238 shares held by a family-owned limited liability company, and 38,108 unvested RSUs that vest within 60 days of March 13, 2026. Does not include 246,810 unvested RSUs which do not vest within 60 days of March 13, 2026.

(5)	Includes 4,572 stock units allocated under our Stock Unit Plan.

(6)

Smurfit-Stone Container Corporation and its U.S. and Canadian subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009 and emerged in 2010.

22 | ADM Proxy Statement 2026

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Board Composition and Refreshment

The Board regularly assesses its composition and engages in succession planning to provide for a highly independent, well-qualified Board, with the experience and background to be effective and to provide strong oversight.

Board refreshment is a continuous and deliberate process, designed to ensure that the Board maintains an appropriate balance of skills, experience, tenure, and perspectives aligned with the Company’s strategic priorities, including operational excellence, risk management, capital allocation, sustainability, and regulatory compliance. The Board believes that it benefits from a mix of both new directors, who bring fresh perspectives, and longer-serving directors, who bring valuable experience, continuity and a deep understanding of ADM and its industries and businesses.

DIRECTOR SKILLS, EXPERIENCES AND BACKGROUNDS

Among other factors, the Nominating and Corporate Governance Committee uses a skills and experience matrix to identify current areas of strength and anticipated gaps, supporting thoughtful Board refreshment over time. In 2025, the Nominating and Corporate Governance Committee engaged a leading third-party board and governance consulting firm to conduct an independent skills assessment to identity potential gaps in director skills and experiences. The results of the assessment generally reinforced the Nominating and Corporate Governance Committee’s own perspectives on the key skills, experiences and backgrounds to be prioritized in identifying future director candidates.

Depending on the current composition of the Board and Board committees and expected future turnover on the Board, the Nominating and Corporate Governance Committee generally seeks director candidates with skills, experiences or background in one or more of the following areas:

CEO Leadership
CEO experience at a large public company.

4/13

Finance / Accounting
Experience in positions requiring financial knowledge and analysis or overseeing internal controls and reporting of public company financial and operating results, including as chief financial officer and/or in accounting, corporate finance, or treasury functions.

4/13

International Business
Experience working outside the U.S. or overseeing a global business.

11/13

Agriculture / Food / Retail Consumer
Experience in agriculture, food, or retail consumer businesses or industries.

8/13

M&A
Experience implementing growth strategies, establishing partnerships, identifying opportunities, and analyzing cultural and strategic fit in connection with mergers, acquisitions, divestitures, and other strategic transactions.

12/13

Risk Management
Experience assessing and reviewing material risk exposures and the measures to manage and mitigate material risks, including in the areas of operations, health and safety, climate change, cybersecurity, government, regulatory, and public policies.

8/13

Sustainability / Environmental / Social
Experience overseeing environmental impact, corporate social responsibility, or sustainability strategies or initiatives.

10/13

Sales / Marketing
Experience involving branding, marketing, and sales at a global scale and in key markets.

6/13

Project Management
Experience overseeing or managing large or complex projects, including in the areas of manufacturing, supply chain, logistics, engineering, construction, and M&A integration.

10/13

Food Science / R&D
Experience in scientific, research, or product development roles, particularly in agricultural, nutrition, health and wellness, and food and life sciences.

5/13

Information Technology / Cybersecurity
Experience in positions requiring information technology knowledge or overseeing information technology functions, including data management, artificial intelligence, and cybersecurity.

4/13

ADM Proxy Statement 2026 | 23

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

BOARD REFRESHMENT AND SUCCESSION PLANNING

The Board believes that effective Board refreshment and director succession planning are critical to maintaining a Board that is well-positioned to oversee ADM’s long-term strategy, global operations, risk profile, and evolving stakeholder expectations. As part of its refreshment efforts, the Nominating and Corporate Governance Committee:

•

regularly evaluates the current and future needs of the Company to identify any new skills, experiences, backgrounds, or perspectives that would enhance the Board’s oversight and the Board’s overall mix of skills, experiences and backgrounds;

•

periodically reviews Board size and committee structure to ensure it fosters Board effectiveness and engagement and remains appropriate in light of the Company’s strategy, regulatory environment, and oversight responsibilities;

•	considers each director’s tenure/length of service, remaining terms before reaching the Board’s mandatory retirement age, and the Board’s overall mix of tenures;

•	considers the results of the Board’s annual evaluation process relating to Board and committee composition, effectiveness, and oversight, as well as individual director performance; and

•

considers potential future director candidates, including those identified by third-party consultants that assist the Board in developing a pipeline of such candidates, or by other directors, stockholders or senior management.

Evaluate Board Composition	Director Qualifications and Priorities

• Regularly evaluate the Board’s composition • Identify needs based on skill/experience/ background gaps, succession planning, director performance or turnover and other factors

Qualifications

The Nominating and Corporate Governance Committee may consider various factors when evaluating the qualifications of potential directors, including:

•

Experience

•

Independence

•

Education

•

Integrity

•

Other professional commitments

ADM maintains director commitment guidelines to ensure each can dedicate sufficient time, energy, and attention to their duties, as well as an overboarding policy that limits the number of public company boards on which directors can serve

Additional information regarding qualifications for service on the Board and the nomination process for director candidates is set forth in the Nominating and Corporate Governance Committee’s charter and our Corporate Governance Guidelines

Priorities

The Board and the Nominating and Corporate Governance Committee seek potential candidates who:

•

meet the Board’s refreshment priorities with respect to Board’s overall mix of skills and experiences, tenures and diversity of perspectives

•

advance the Board’s succession planning

•

strengthen the Board’s current and future oversight

Identify Candidates

•

The Nominating and Corporate Governance Committee may engage independent third-party search firms to help identify candidates

•

Stockholders, current directors, and members of management also can recommend candidates

Review Candidates

•

Review potential candidates based on skills matrix and other qualifications

•

Potential candidates interview with:

•

Lead Independent Director

•

Board Chair and CEO

•

Other directors and members of management

Nomination and Election

•

The Nominating and Corporate Governance Committee recommends final candidates to the Board for approval and nomination

•

Stockholders vote on election of new director (if nominated) at the next annual meeting

24 | ADM Proxy Statement 2026

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Refreshment Outcomes

Our Board refreshment process has resulted in five new independent directors nominated since 2021. Mr. McMurray, who was elected to the Board on March 9, 2026, and is standing for election by stockholders for the first time, was initially identified as a potential director candidate by a third-party search firm, and his nomination was the result of the process described above.

Collectively, these new directors have enhanced the Board’s ability to oversee the Company’s long-term strategy and business and the creation of long-term shareholder value, through their collective skills and experiences in finance/accounting, innovation and sustainability in the global food, agriculture and nutrition industries, international business, M&A/strategic planning, technology, cybersecurity, risk management, legal matters, government regulation, and engagement with key stakeholders.

Succession Planning Outcomes

The Nominating and Corporate Governance Committee is also engaging in a multi-year director succession planning initiative, designed to support continuity and effective leadership, that considers anticipated director retirements and/or transitions, committee composition and committee chair succession, and Board leadership succession, including the Chair and Lead Independent Director roles. The Committee is focusing on individual director development for leadership roles, including committee and committee chair rotations.

In connection with such planning, in February 2026, the Board approved the appointments of Mr. Collins as the Chair of the Compensation and Succession Committee, and Ms. Sandler as the Chair of the Nominating and Corporate Governance Committee, each to be effective as of May 2026.

Director Orientation and Continuing Education

We have a comprehensive orientation program for all new directors with respect to their role as directors and as members of the particular Board committees on which they will serve. This orientation program includes one-on-one meetings with senior management and written materials to familiarize new directors with ADM’s business, strategy, financial performance, operating plans, corporate governance policies and practices and other initiatives. We also implement transition plans that provide for additional training when a director assumes a leadership role, such as becoming a committee chair.

The Board periodically visits Company sites in conjunction with its meetings. We also provide directors with opportunities to visit Company facilities and operations and to participate in various ADM events. Site visits and events provide directors with a firsthand understanding of ADM’s operations and the opportunity to interact with employees and key executives.

In addition, we offer continuing development and education programs to assist directors in enhancing their skills and knowledge to better perform their duties, and enhance the Board’s overall effectiveness. These programs may be part of regular Board and Committee meetings or provided by qualified third parties on various topics. In 2025, the Board was briefed by a third party consultant on Artificial Intelligence trends and developments and potential Board oversight considerations. In addition, the Company regularly provides directors with a list of suggested external director education programs and pays for all reasonable expenses for any director who wishes to attend an external director continuing education program.

Director Nominations from Stockholders

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by a stockholder. All candidates, regardless of the source of their recommendation, are evaluated using the same criteria.

ADM Proxy Statement 2026 | 25

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

If a stockholder desires to nominate an individual to stand for election as a director at an annual stockholders’ meeting, the stockholder must submit the nominee’s name in a written notice delivered to our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was given or public disclosure of the date of the annual meeting was made (whichever first occurs). Different notice delivery requirements apply if the number of directors to be elected at an annual meeting is being increased, and we do not make a public announcement naming all of the nominees or specifying the size of the increased board at least 100 days prior to the first anniversary of the preceding year’s annual meeting.

Any notice of a stockholder nomination must set forth the information required by Section 1.4(c) of our bylaws and must be accompanied by a written consent from the proposed nominee to being named as a nominee and to serve as a director if elected, a written representation and agreement from the proposed nominee attesting to certain facts set forth in Section 1.4(c)(2) of our bylaws, and a written statement from the proposed nominee as to whether such person intends, if elected, to tender the advance, contingent, irrevocable resignation that would become effective should the individual fail to receive the required vote for re-election at the next meeting of stockholders and upon acceptance of such resignation by the Board. Stockholders may also have the opportunity to include nominees in our proxy statement by complying with the requirements set forth in Section 1.15 of our bylaws. For more details on proxy access requirements, see “Deadline for Submission of Stockholder Proposals” on page 105.

As noted above, pursuant to our Corporate Governance Guidelines, each director is limited as to the number of other public company boards on which he or she may serve. In nominating directors for election at our annual stockholder meeting, the Board and the Nominating and Corporate Governance Committee have determined that each of our directors is currently compliant with our Corporate Governance Guidelines and has sufficient time, energy, and attention to serve on our Board.

The specific experience, qualifications, attributes, and skills that qualify each of our director nominees to serve on the Board are described in the biographies above and in Proposal No. 1 under “Director Nominee Qualifications, Skills, and Experience” on page 9.

26 | ADM Proxy Statement 2026

Corporate Governance

Board Leadership Structure

BOARD CHAIR

Our Company’s Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Board Chair be either combined or separated, because the Board believes it is in the best interest of our Company to make this determination based on the position and direction of the Company and the constitution of the Board and management team. The Board regularly evaluates whether the roles of Chief Executive Officer and Board Chair should be combined or separated. The Board’s implementation of a careful and seamless succession plan over the past years demonstrates that the Board takes seriously its responsibilities under the Corporate Governance Guidelines to determine who should serve as Board Chair at any point in time in light of the specific circumstances facing our Company. After careful consideration, the Board has determined that having Mr. Luciano, our Company’s Chief Executive Officer, continue to serve as Board Chair is in the best interest of our stockholders at this time. The Chief Executive Officer is responsible for the day-to-day management of our Company and the development and implementation of our Company’s strategy, and has access to the people, information, and resources necessary to facilitate board function. Therefore, the Board believes at this time that combining the roles of Chief Executive Officer and Board Chair contributes to an efficient and effective board.

LEAD DIRECTOR AND INDEPENDENT OVERSIGHT

Each year, if the Board Chair is not independent, the independent directors elect a Lead Director. Mr. Crews has served as Lead Director since May 2023 and provides strong independent leadership and oversight. The Board believes that having an independent Lead Director provides the Board with independent leadership and facilitates the independence of the Board from management. The Nominating and Corporate Governance Committee regularly evaluates the responsibilities of the Lead Director and considers current trends regarding independent board leadership.

In prior years, the Board has enhanced the Lead Director’s responsibilities, as set forth in the Corporate Governance Guidelines, in connection with determining performance criteria for evaluating the Chief Executive Officer; evaluating the Board, committees, and individual directors; and planning for management succession. In accordance with our Corporate Governance Guidelines, the Lead Director:

(1)  presides at all meetings of the Board at which the Board Chair is not present, including executive sessions of the independent directors, and regularly meets with the Board Chair and Chief Executive Officer for discussion of appropriate matters arising from these sessions;

(6) advises the board committees on the selection of committee chairs;

(2) coordinates the activities of the other independent directors and serves as liaison between the Board Chair and the independent directors;	(7) works with the Board Chair and Chief Executive Officer to propose a schedule of major discussion items for the Board;

(3)  consults with the Board Chair and approves all meeting agendas, schedules, and information provided to the Board, and may, from time to time, invite corporate officers, other employees, and advisors to attend Board or committee meetings whenever deemed appropriate;

(8) guides the Board’s governance processes;

(4)  interviews, along with the Board Chair and the Chair and members of the Nominating and Corporate Governance Committee, all director candidates and makes recommendations to the Nominating and Corporate Governance Committee;

(9) provides leadership to the Board if circumstances arise in which the role of the Board Chair or Chief Executive Officer may be, or may be perceived to be, in conflict;

(5) advises the Nominating and Corporate Governance Committee on the selection of members of the board committees;	(10) has the authority to call, and set the agendas for, meetings of the independent directors;

ADM Proxy Statement 2026 | 27

CORPORATE GOVERNANCE — Board Leadership Structure

(11) if requested by major stockholders, ensures that the Lead Director is available for consultation and direct communication;	(14) works with the Chair of the Nominating and Corporate Governance Committee to facilitate the evaluation of the performance of the Board, committees, and individual directors;

(12) leads the non-employee directors in determining performance criteria for evaluating the Chief Executive Officer and coordinates the annual performance review of the Chief Executive Officer;	(15) works with the Chair of the Sustainability and Technology Committee to set sustainability, safety and technology objectives; and

(13) works with the Chair of the Compensation and Succession Committee to guide the Board’s discussion of management succession plans;	(16) performs such other duties and responsibilities as the Board may determine.

In furtherance of his leadership role and broad responsibilities, the Lead Director attends all committee meetings (but does not serve on any committees).

In addition to electing a Lead Director, our independent directors facilitate the Board’s independence by meeting frequently as a group, including meeting in executive session at each regular board meeting, and fostering a climate of transparent communication. The high level of contact and communication between our Lead Director and our Board Chair throughout the year and the specificity contained in the Lead Director’s responsibilities also serve to foster effective Board leadership. For more details on our independent directors, see below under “Independence of Directors” on page 34.

28 | ADM Proxy Statement 2026

CORPORATE GOVERNANCE — Board Role in Risk Oversight

Board Role in Risk Oversight

Our Board of Directors is responsible for risk oversight, focusing on the Company’s overall risk management strategy, the Company’s most significant enterprise risks and key emerging risks, the Company’s risk tolerances, and the steps the management team is taking to assess and manage risks. While the Board as a whole maintains the ultimate oversight responsibility for risk management, it has assigned oversight responsibility for specific risk management areas to certain Board committees as described below.

BOARD OF DIRECTORS
• Long-term strategy risks • Portfolio and capital allocation risks • Major M&A, divestitures, and restructuring risks • Significant reputational risks	• Competitive positioning and market disruption • Geopolitical risks • Macroeconomic volatility • Significant litigation, investigation and regulatory risks

Audit

Committee

Supports Board oversight of the Company’s risk management, compliance and financial reporting processes

Risk Oversight:

•

ERM process

•

Integrity of the financial statements

•

Effectiveness of internal control over financial reporting

•

Qualifications and independence of independent public accounting firm

•

Compliance and ethics programs

•

Periodically report to Board regarding significant risk matters

•

Other key risk areas including trading, operations, workforce, and tax obligations

Nominating and

Corporate Governance

Committee

Manages risks relating to governance processes and Board effectiveness

Risk Oversight:

•

Identify and recommend qualified director nominees

•

Establish and update Corporate Governance Guidelines

•

Lead the evaluations of directors, Board, and Board committees

•

Recommend committee assignments of risk oversight areas

•

Identify potential conflicts of interest with respect to directors

Compensation and Succession Committee

Maintains oversight of risks concerning the Company’s executive compensation programs and executive retention

Risk Oversight:

•

Compensation program design for senior management

•

Senior management succession planning, recruiting, retention, talent development, and career progression

•

Review Compensation Discussion & Analysis and prepare report

•

Set performance criteria for management, including the Chief Executive Officer

•

Periodically review compensation programs and potential risks

Sustainability and Technology Committee

Focuses on specific sustainability, safety and technology-related risks

Risk Oversight:

•

Sustainability strategy, performance, and compliance

•

Workplace safety

•

Environmental risks

•

Food safety and quality risks

•

Technology-related opportunities and risks

•

Data privacy, information security, and cybersecurity

ADM Proxy Statement 2026 | 29

CORPORATE GOVERNANCE — Board Role in Risk Oversight

SENIOR MANAGEMENT

▼

The Company has an Enterprise Risk Management (ERM) Program which is designed to identify, assess, monitor, and manage key risks from across the enterprise, and is overseen by our Chief Risk Officer. Our Chief Risk Officer regularly reports to the Board of Directors through the Audit Committee, which assists the Board in its oversight of the Company’s ERM program. Our Chief Risk Officer serves on the Enterprise Risk Management Committee, which includes other management team members representing multiple functional and regional areas within the Company, and has broad oversight of the ERM process and related risk assessment and mitigation programs.

Chief Risk Officer/Enterprise Risk Management Committee

Responsibilities:

•

Ongoing evaluation and implementation of processes to identify, evaluate, and prioritize risks

•

Alignment of risk decisions with our Company’s values and policies

•

Integration of risk assessment and controls into business processes and planning

•

Clear roles and responsibilities related to risk assessment and control functions

•

Consistency and standardization in risk identification, reporting, and controls

•

Sufficient information capabilities and flow to support risk identification and controls and alignment of technology assets

•

Regular evaluation of the overall design and operation of the risk assessment and control process, including development of relevant metrics and indicators

•

Regular reports to senior management and the Board on risk management processes and the most significant enterprise risks

30 | ADM Proxy Statement 2026

CORPORATE GOVERNANCE — Other Areas of Board Oversight

Other Areas of Board Oversight

CORPORATE STRATEGY

The Board of Directors and its committees play a critical role in overseeing ADM’s long-term strategy. This oversight includes significant business, portfolio, and organizational initiatives; capital allocation priorities; and potential value creation opportunities that support the Company’s strategic objectives. Each Board committee is responsible for overseeing aspects of ADM’s strategy that fall within its respective areas of expertise. Further, as discussed above, the Board also provides oversight on the Company’s most significant enterprise risks and key emerging risks, including long-term strategy risks.

The Board regularly engages in reviews and discussions of ADM’s strategy. At least annually, the Board receives detailed updates on the Company’s short- and long-term objectives, including the annual operating plan, long-term strategic plans, risks and opportunities, and competitive landscape. Directors leverage their deep knowledge and experiences across key areas relevant to ADM’s strategy and business, and the Board regularly evaluates additional skills and expertise that could enhance its oversight capabilities.

In 2025, the Board’s strategic oversight included regular discussions regarding the Company’s execution and cost reduction efforts, portfolio simplification, investments in organic growth, and capital allocation initiatives, including the Company’s key growth initiatives in enhanced nutrition, biotics, biosolutions, precision fermentation, and decarbonization. The Board also remained strongly engaged in monitoring the challenging operating environment, and the Company’s actions in response to such environment.

CYBERSECURITY AND AI

The Board maintains dedicated oversight of cybersecurity risk, and is assisted by the Sustainability and Technology Committee, which reviews the cybersecurity program with management and reports to the full Board at least quarterly. Topics of committee and Board review include the evolving goals and strategies of the cybersecurity program, cybersecurity trainings, vulnerability monitoring, and incident response plans. In recent years, the Board added a director, Mr. Colbert, who had previously served as the Chief Information Officer for a large public company with complex information security requirements, to enhance the Board’s and the Sustainability and Technology Committee’s oversight of cybersecurity risks. For additional details on cybersecurity risks and ADM’s cybersecurity program, please see Item 1C, “Cybersecurity” included in the Company’s 2025 Annual Report on Form 10-K.

The Board continues to oversee the Company’s artificial intelligence (“AI”) risks, which represent an emerging area of focus as the Company increases its use of digital technologies, including AI and advanced analytics, across its operations. The Nominating and Corporate Governance Committee, on behalf of the Board, is assessing the appropriate governance model and oversight framework for AI, taking into account the Company’s current AI strategy and associated risks, and expects to provide recommendations to the Board during 2026.

ETHICS AND COMPLIANCE

ADM is committed to fair and ethical business practices, and strives to incorporate leading practices in integrity, ethics, and compliance into its operating standards. The Board oversees the Company’s ethics and compliance program, with primary responsibility delegated to the Audit Committee, and actively promotes a culture of integrity, accountability, and ethical conduct throughout the organization. Management is responsible for the design, implementation, and operation of the program, while the Board and its committees monitor program effectiveness, significant compliance risks, and adherence to our Code of Conduct. In addition to our Code of Conduct, our ethics and compliance program is supported by an anonymous helpline managed by an independent third party that is available to both internal and external stakeholders to raise potential concerns and other reporting channels, required annual training programs, and a suite of internal policies and programs designed to further compliance with applicable laws and regulations in the jurisdictions in which we operate. For more details on our Code of Conduct, see below under “Code of Conduct” on page 33. The Audit Committee receives regular reports from our Chief Integrity Officer regarding compliance risks, program effectiveness, and significant matters, and reports to the full Board as appropriate. Matters that may have a material impact on the Company, such as significant investigations, enforcement actions, or issues affecting the Company’s culture or reputation, are reported to the full Board.

Further, under the oversight of the Audit Committee, the Company is in the process of enhancing its global compliance program. These enhancements are focused on fostering a strong culture of compliance; strengthening investigation, escalation, and resolution processes; improving compliance communications and training; leveraging data and technology more effectively; and refining the Company’s regulatory and risk strategy. Our Chief Integrity Officer regularly reports to the Audit Committee on progress, including key milestones and metrics.

ADM Proxy Statement 2026 | 31

CORPORATE GOVERNANCE — Other Areas of Board Oversight

SUSTAINABILITY

Sustainability is integral to ADM’s growth strategy. Our business is deeply connected to the land, farmers and responsible stewardship, and has been for over 120 years. Healthy and resilient soil, water and air are the foundation for the crops that we transform into an unparalleled array of products. ADM’s work supports farmers by creating value and global demand for products and practices that help feed the world, protect nature and enrich lives. The Board oversees the Company’s sustainability strategy and initiatives through the Sustainability and Technology Committee, which receives regular reports from our Chief Sustainability Officer. We identify and prioritize sustainability topics through a formal assessment, last updated in 2024. The assessment prioritized the following key topics based on stakeholder feedback:

• Climate strategy • Water management • Occupational health & safety	• Scope 1+2 GHG emissions • Sustainable and regenerative agriculture • Human rights and labor conditions	• Scope 3 GHG emissions • Deforestation, conversion, land-use and land-use change • Corporate governance

Our Corporate Sustainability Report contains specific data and disclosures aligned with these key topics and is available on our website at http://www.adm.com/sustainability-report.

POLITICAL ACTIVITIES

The Board of Directors believes that participation in the political process is important to our business and our communities. ADM and our political action committee (“ADMPAC”), funded by our employees’ voluntary contributions, support candidates and elected officials from both parties who represent our assets, areas with a large colleague presence, and/or have a role in advancing our policy priorities related to our business. Contributions are not an endorsement of every position taken by an official on every issue. ADMPAC makes funding decisions according to its By-Laws and company policies. Detailed reports on ADMPAC contributions are filed with the Federal Election Commission (FEC) and are publicly available on the FEC’s website. Similarly, contributions to state candidates are disclosed to relevant state authorities and typically disclosed on individual states’ websites.

In addition to contributions to individual candidates for public office and candidate committees, we also have supported a small number of national 527 tax exempt organizations, including organizations affiliated with both major U.S. political parties. We do not support independent political expenditures or 501(c)(4) organizations. Finally, we have memberships in several industry, trade, and business associations representing the agriculture and business community. When a trade association engages in federal lobbying activity, the related amount of ADM’s dues payment is reported in our quarterly LD2 filings.

Decisions related to political contributions follow a centralized review process to ensure legal compliance and proper disclosure. Contributions over $1,000 require ADMPAC board approval, while smaller amounts may be approved by designated company officers. All contributions receive prior legal review by external counsel.

The Board oversees ADM’s and ADMPAC’s political activities, contributions, and compliance with applicable laws through the Nominating and Corporate Governance Committee. It receives regular updates on ADM’s political activities and contributions. Any member of the Board may obtain further detailed information concerning political contributions, trade associations, compliance with federal and state campaign finance laws, and/or any other related topic from the Company’s Government Relations team.

For more information on ADM’s political policies and activities, please see https://www.adm.com/our-company/us-political-contributions.

32 | ADM Proxy Statement 2026

CORPORATE GOVERNANCE — Code of Conduct

Code of Conduct
In 2025, ADM completed a comprehensive review of its Code of Conduct, which sets forth standards regarding matters such as honest and ethical conduct, compliance with law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the Securities and Exchange Commission (“SEC”) and in other public communications. The Code of Conduct applies to all of our directors, employees, and officers, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Conduct is available at our website,
https://www.adm.com/en-us/about-adm/our-company/code-of-conduct/.
Any amendments to certain provisions of the Code of Conduct or waivers of such provisions granted to certain executive officers will be disclosed promptly on our website.
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions and transactions in our securities by our directors, officers, employees and their family members, as well as their related trusts and other entities, which is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as NYSE listing standards, a copy of which was filed as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025. Further, it is ADM’s policy that any transactions by ADM in its own securities will comply with applicable laws with respect to insider trading.

ADM Proxy Statement 2026 | 33

CORPORATE GOVERNANCE — Board, Committee, and Director Evaluations

Board, Committee, and Director Evaluations

The Board of Directors believes that a robust annual evaluation process is a critical part of its governance practices and supports the Board’s ongoing refreshment efforts. Accordingly, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board, each committee of the Board, and each individual director. In 2025, the Nominating and Corporate Governance Committee once again engaged a leading third-party board and governance consulting firm to assist the Committee with the evaluation process. The Chair of the Nominating and Corporate Governance Committee reviewed the results of the evaluations with the third-party firm, and then met with the Board Chair and the Lead Director to discuss the results and key findings, and potential actions. Results of the performance evaluations of the committees and the Board were discussed at appropriate committee meetings and with the full Board.

The Board utilizes the results of these evaluations in making decisions on board agendas, board structure, committee responsibilities and agendas, and continued service of individual directors on the Board.

Independence of Directors

The Board of Directors has reviewed business, familial, and charitable relationships between our Company and each non-employee director and director nominee to determine compliance with applicable NYSE independence standards and our bylaw independence standards, and to evaluate whether there are any other facts or circumstances that might impair a director’s or nominee’s independence. Based on that review, the Board has determined that twelve of its thirteen current members, Messrs. Burke, Colbert, Collins, Crews, McAtee, McMurray, Moore, and Westbrook, Mses. Harrison and Sandler, and Drs. de Brabander and Schlitz are independent. Mr. Luciano is not independent under the NYSE or bylaw standards because of his employment with us.

In determining that each director and nominee is independent (other than Mr. Luciano), the Board reviewed the following transactions, relationships, or arrangements where the director is an officer of the third party. The Board determined that the amounts or relationships involved in each of the following matters fall below applicable thresholds or outside the NYSE or bylaw independence standards, that none of the directors had a direct or indirect material interest in the matters described below, and that such matters do not impair the independence of any director or nominee.

Name	Matters Considered

E. M. M. de Brabander	Ordinary course business with Elanco, where she serves as Executive Vice President of Innovation and Regulatory Affairs (purchases from ADM of various products and sales to ADM of various products, all on an arm’s length basis)

D. R. McAtee II	Ordinary course business with AT&T Inc., where he serves as Senior Executive Vice President and General Counsel (sales to ADM of various products and services on an arm’s length basis)

L. Z. Schlitz	Ordinary course business with Johnson Controls, where she serves as Vice President and President, Global Products (purchases from ADM of certain equipment products and services on an arm’s length basis)

In addition, the Board noted that the following directors are, or were during 2025, a member of the board of the following organizations that ADM had purchases from, or sales to, during 2025: Mr. Crews, Smurfit WestRock; Mr. Burke, Stratus; Ms. Harrison, Smurfit WestRock and Ashland Global Holdings; Mr. McAtee, Dallas Citizen Council; Mr. McMurray, Flowserve Corporation; Ms. Sandler, Keurig Dr. Pepper Inc. and Pharmavite; and Mr. Westbrook, Mosaic Company and T-Mobile US, Inc. Because in each case such transactions were on an arm’s length basis, the director served only as a board member of such organization, and none of the directors had a direct or indirect material interest in the matters described above, the Board determined that such matters do not impair the independence of any director.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set forth the Board’s policies on governance issues. The guidelines, along with the written charters of each of the committees of the Board and our bylaws, are posted on our website, https://investors.adm.com/governance/corporate-governance/.

34 | ADM Proxy Statement 2026

CORPORATE GOVERNANCE — Independent Executive Sessions

Independent Executive Sessions

In accordance with our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. If the non-management directors include any directors who are not independent pursuant to the Board’s determination of independence, at least one executive session each year includes only independent directors. The Lead Director, or in his or her absence, the chair of the Nominating and Corporate Governance Committee, presides at such meetings of independent directors. The non-management directors met in independent executive session five times during fiscal year 2025.

Information Concerning Committees and Meetings

BOARD OF DIRECTORS

Meetings in 2025: 11

All of our incumbent Directors attended at least 75% of Board and applicable Committee meetings, other than Mr. McMurray who joined the Board in March 2026.

Our Corporate Governance Guidelines provide that all directors standing for election are expected to attend the annual meeting of stockholders, which was the case for our 2025 annual meeting.

The Board’s standing committees for the year ended December 31, 2025, consisted of the Audit, Compensation and Succession, Nominating and Corporate Governance, and Sustainability and Technology Committees. Each committee operates pursuant to a written charter adopted by the Board, available on our website, www.adm.com.

AUDIT COMMITTEE

Meetings in 2025: 11

The Audit Committee helps the Board provide independent oversight of the Company’s financial reporting and internal controls, internal audit function and independent registered public accounting firms, risk management, and compliance with laws and regulatory requirements.

Independence: All of the members of the Audit Committee were determined by the Board to be independent, as that term is defined in our bylaws, in the NYSE listing standards, and in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

Outside Service Limits: No director may serve on the Audit Committee if such director serves on more than two other public company audit committees unless the Board determines that such commitments would not impair such director’s ability to serve effectively

Financial Expert: All Audit Committee members are financially literate and Michael Burke, the Chair, and Michael McMurray have each been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC

Michael S. Burke (Chair)	James C. Collins, Jr.	Ellen de Brabander*

Suzan F. Harrison	Michael C. McMurray*	Patrick J. Moore

Debra A. Sandler	* Mr. McMurray joined and Dr. de Brabander stepped down from the Audit Committee in March 2026

ADM Proxy Statement 2026 | 35

CORPORATE GOVERNANCE — Information Concerning Committees and Meetings

The Audit Committee oversees:

•	Risk management and ERM programs

•	The overall annual independent audit plan

•	Financial statements

•	The scope of audit procedures

•	The performance of our independent auditors and internal auditors

•	The auditors’ evaluation of internal controls
•	Matters of legal and regulatory compliance

•	The performance of the Company’s tax, compliance, and insurance functions

•	Related party transactions between us and each non-employee director, director nominee, and executive officer, and determinations of independence

•	The Company’s earnings press releases and information provided to analysts and investors

Key Focus Areas for 2025

•

Oversaw the Company efforts with respect to the material weakness remediation, which the Company concluded was fully remediated as of June 30, 2025, and the hiring of new finance, accounting and compliance leaders and the strengthening of ADM’s controls and processes

•	Reviewed internal financial controls in conjunction with risk, finance, audit and compliance teams and our independent auditor

•	Received regular updates on our enterprise risk management program, including developments in geopolitical risks and emerging risks impacting the Company’s business environment

•	Discussed the Company’s financial and compliance risks and risk management practices with management

•	Received regular updates on compliance risks, program effectiveness, and significant matters, and reviewed the Company’s progress in enhancing its global compliance program

COMPENSATION AND SUCCESSION COMMITTEE

Meetings in 2025: 6

The Compensation and Succession Committee oversees the Company’s executive compensation program to support the retention and motivation of top executive talent in alignment with stockholder interests.

Independence: All of the members of the Compensation and Succession Committee were determined by the Board to be independent, as that term is defined in our bylaws and in the NYSE listing standards, including those applicable to compensation committee members

Kelvin R. Westbrook (Chair)	Theodore Colbert	James C. Collins, Jr.*

D.R. McAtee II	Lei Z. Schlitz	* Appointed Chair as of May 2026

The Compensation and Succession Committee:

•	Establishes and administers a compensation policy for senior management

•	Reviews and approves the compensation policy for all of our employees and our subsidiaries other than senior management

•	Approves all compensation elements with respect to our executive officers and direct reports to the CEO

•	Reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies

•	Develops, reviews, and recommends to the Board the compensation of non-employee directors
•	Reviews and monitors our management succession plans

•	Approves awards to employees pursuant to our incentive compensation plans

•	Approves major modifications in the employee benefit plans with respect to the benefits that salaried employees receive under such plans

•	Oversees and administers policies, plans, and agreements concerning the recoupment of incentive compensation, or “clawback policies”

36 | ADM Proxy Statement 2026

CORPORATE GOVERNANCE — Information Concerning Committees and Meetings

Key Focus Areas for 2025

•	Assessed executive compensation metrics and design to ensure ongoing alignment with business strategy

•	Reviewed compensation-related feedback received from the Company’s stockholders

•	Reviewed executive officer pay levels against those of similar roles within our peer group

•	Reviewed succession planning for key management leadership roles and engaged with the full Board on CEO succession planning

•	Performed an annual review of the director compensation program

The Compensation and Succession Committee provides reports to the Board and, where appropriate, submits actions to the Board for approval or ratification. Members of management attend meetings of the Committee and make recommendations to the committee regarding compensation for officers other than the Chief Executive Officer. In determining the Chief Executive Officer’s compensation, the Committee considers the evaluation prepared by the non-management directors.

To the extent consistent with the General Corporation Law of Delaware, the committee may delegate the authority to grant equity awards to individuals who are not directors or executive officers. The charter for the Compensation and Succession Committee also provides that the Committee may form subcommittees and delegate tasks to them.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Meetings in 2025: 4

The Nominating and Corporate Governance Committee is responsible for recommending qualified director candidates, supporting effective Board organization, and overseeing the Company’s governance policies and practices.

Independence: All of the members of the Nominating and Corporate Governance Committee were determined by the Board to be independent, as that term is defined in our bylaws and NYSE listing standards
Patrick J. Moore (Chair)	Michael S. Burke	D.R. McAtee II

Debra A. Sandler*	Kelvin R. Westbrook	Ellen de Brabander
* Appointed Chair as of May 2026

The Nominating and Corporate Governance Committee:

•	Reviews the composition of the Board and the skills, experiences and backgrounds needed for Board effectiveness and strong oversight

•	Identifies individuals qualified to become members of the Board, including evaluating individuals appropriately suggested by stockholders in accordance with our bylaws

•	Recommends individuals to the Board for nomination as directors

•	Develops and recommends to the Board a set of corporate governance principles
•	Reviews Board size and committee structure and makes recommendations on Board leadership and committee assignments

•	Recommends to the Board the assignment of oversight of particular risk areas to other board committees

•	Leads the annual evaluation process of the Board, board committees, and directors

•	Has oversight responsibility for certain of the Company’s corporate objectives and policies

ADM Proxy Statement 2026 | 37

CORPORATE GOVERNANCE — Information Concerning Committees and Meetings

Key Focus Areas for 2025

•

Continued to engage in Board refreshment and succession planning based on the current and future needs of the Company, director tenures and the overall mix of tenures, the results of the annual evaluation process and other factors

•

Identified, evaluated, and recommended the appointment of a new independent director, Mr. McMurray, to the Board in March 2026, and recommended to the Board two committee chair transitions effective in May 2026

•	Engaged a leading third-party board and governance consulting firm to conduct an independent skills assessment to assist the Committee in identifying potential gaps in director skills and experiences

•	Conducted the annual Board evaluation and supporting Board process enhancement actions

•	Reviewed and assessed stockholder feedback and engagement

SUSTAINABILITY AND TECHNOLOGY COMMITTEE

Meetings in 2025: 4

The Sustainability and Technology Committee is focused on oversight of the Company’s goals and strategies around sustainability, safety, technology, and cybersecurity.

Independence: All of the members of the Sustainability and Technology Committee were determined by the Board to be independent, as that term is defined in our bylaws and NYSE listing standards
Suzan F. Harrison (Chair)	Theodore Colbert	Ellen de Brabander

Michael C. McMurray	Lei Z. Schlitz

The Sustainability and Technology Committee oversees:

•	Sustainability strategy, goals and objectives and initiatives, including corporate giving and community relations

•	The Company’s progress relating to its sustainability-related goals

•	Safety programs and related goals and initiatives, including workplace safety, process safety, and food safety

•	Information technology strategy, digital assets, infrastructure and data, as well as significant technology-related risks and opportunities, including emerging technology

•	Cybersecurity program, including compliance, policies, trainings, and incident response

Key Focus Areas for 2025

•

Reviewed the Company’s strategic focus on sustainability as a value driver, and its progress on key sustainability initiatives and priorities, including our global regenerative agriculture program

•

Reviewed the Company’s safety programs and enhancements, and progress against key metrics and discussed areas of focus with management relating to the workplace safety program

•

Received a comprehensive briefing on the Company’s food safety and quality programs and initiatives

•

Assisted the Board in its oversight of the Company’s shift in its digital strategy

•

Reviewed and received regular updates on the Company’s cybersecurity program, including the Company’s cybersecurity posture with respect to operational technology and related initiatives and key metrics

38 | ADM Proxy Statement 2026

CORPORATE GOVERNANCE — Stockholder Outreach and Engagement

Stockholder Outreach and Engagement

We have a robust shareholder engagement program through which we engage in proactive outreach and regular communication with our stockholders. These efforts are designed to increase the transparency of key areas of stockholder focus, including the Company’s financial performance, governance posture, compensation practices and sustainability initiatives. We use our engagement program to learn the perspectives of our stockholders and other stakeholders, address questions and concerns, and provide perspectives on our policies and practices. We share insights from these engagements with the full Board and its committees as we work to ensure our programs and policies appropriately address our stockholders’ priority topics.

We employ multiple channels and mechanisms to engage with stockholders. For example, we regularly engage with sustainability, stewardship and similar investors on our sustainability program, including our strategy, key topics, and reporting. We also regularly engage in proactive stockholder engagement with many of our largest institutional stockholders to hold formal discussions with them to provide updates on our key priority initiatives and to better understand their views on key governance topics. From time to time, our directors, supported by our management team, have participated in these meetings to discuss our business strategy, corporate governance, risk oversight, sustainability, compensation, and other related issues important to our stockholders.

RECENT KEY TOPICS OF DISCUSSION

•

Board composition, skills, evaluation, and succession planning

•

Progress on material weakness remediation

•

The broader ERM process and risk oversight

•

Executive compensation and succession planning

•

Human capital and talent management

•

Sustainability reporting, regenerative agriculture programs, and progress on key goals

RECENT GOVERNANCE ENHANCEMENTS AND UPDATES

•

The Board has continued to engage in Board refreshment and succession planning, including consideration of its mix of skills, experiences and backgrounds, as well as director tenures and the overall mix of tenures. In connection with such planning, the Board appointed Mr. McMurray to the Board, a highly qualified independent director with extensive financial and accounting expertise and international business experience, in March 2026. The Board also approved the appointments of Mr. Collins as the Chair of the Compensation and Succession Committee, and Ms. Sandler as the Chair of the Nominating and Corporate Governance Committee, each to be effective in May 2026.

•

Under the oversight of the Audit Committee, the Company implemented changes to its internal control over financial reporting, related to the Company’s accounting practices and procedures for intersegment sales and to enhance the reliability of its financial statements with respect to the pricing and reporting of such sales. Based on evidence validating the operational effectiveness of the Company’s newly implemented controls, the Company concluded that the previously disclosed material weakness had been fully remediated as of June 30, 2025. Management continued testing of these controls through the end of the fiscal year, at which time the internal controls were evaluated by management and Ernst & Young LLP in connection with the Company’s report on, and audit of, the internal control over financial reporting.

•

The Company further enhanced 2026 proxy disclosures on compensation and governance matters, including on Board refreshment and succession planning, the Board’s oversight of risk, as well as ethics and compliance and sustainability, the director nomination process, and annual Board evaluations.

COMMUNICATIONS WITH DIRECTORS

We have approved procedures for stockholders and other interested parties to send communications to individual directors or the non-employee directors as a group. You should send any such communications in writing addressed to the applicable director or directors in care of the Secretary, ADM, 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601. All correspondence will be forwarded to the intended recipients.

ADM Proxy Statement 2026 | 39

CORPORATE GOVERNANCE — Director Compensation

Director Compensation

Our standard compensation for non-employee directors consists of an annual retainer of $330,000 and additional annual stipends for service as Lead Director ($50,000), Chair of the Audit Committee ($35,000), Chair of the Compensation and Succession Committee ($25,000), Chair of the Nominating and Corporate Governance Committee ($25,000) (having increased from $20,000 effective as of the 2025 Annual Meeting of Stockholders), and Chair of the Sustainability and Technology Committee ($25,000). The Compensation and Succession Committee annually reviews our non-employee director compensation program.

Directors may elect to receive up to $125,000 of their annual retainer in cash or stock units, and the remaining portion of the annual retainer and any stipends are paid in stock units. Each stock unit is deemed for valuation and bookkeeping purposes to be the equivalent of a share of our common stock.

Cash payments are made on a quarterly basis at the beginning of each quarterly service period. Stock units are credited to the account of each non-employee director on a quarterly basis in an amount determined by dividing the quarterly amount of the retainer or stipend to be paid in stock units by the fair market value of a share of our common stock on the last business day of that quarter, and are fully-vested at all times. As of any date on which cash dividends are paid on our common stock, each director’s stock unit account is also credited with stock units in an amount determined by dividing the dollar value of the dividends that would have been paid on the stock units in that director’s account had those units been actual shares by the fair market value of a share of our stock on the dividend payment date. For purposes of this plan, the “fair market value” of a share of our common stock on any date is the average of the high and low reported sales prices for our stock on the NYSE on that date. Each stock unit is paid out in cash on the first business day following the earlier of (i) five years after the end of the calendar year that includes the quarter for which that stock unit was credited to the director’s account, and (ii) when the director ceases to be a member of the Board. The amount to be paid will equal the number of stock units credited to a director’s account multiplied by the fair market value of a share of our stock on the payout date. A director may elect to defer the date of these payments in accordance with the plan.

Directors who terminate service on the Board, as a committee chair or Lead Director, receive stock units based on the number of days served in the applicable quarterly service period.

We do not pay fees for attendance at board and committee meetings. Directors are reimbursed for out-of-pocket traveling expenses incurred in attending board and committee meetings. Directors may also be provided with certain perquisites from time to time.

The following table summarizes compensation provided to each non-employee director for services provided during fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

M. S. BURKE	125,000	240,000	40,384	405,384

T. COLBERT	125,000	205,000	28,716	358,716

J. C. COLLINS, JR.	125,000	205,000	18,247	348,247

T. K. CREWS	125,000	255,000	124,822	504,822

E. M. M. DE BRABANDER	125,000	205,000	14,294	344,294

S. F. HARRISON	125,000	230,000	40,468	395,468

D. R. MCATEE II	125,000	205,000	4,483	334,483

P. J. MOORE	125,000	228,750	192,003	545,753

D. A. SANDLER	—	330,000	59,069	389,069

L. Z. SCHLITZ	125,000	205,000	37,828	367,828

K. R. WESTBROOK	125,000	230,000	76,639	431,639

(1)

As described above, up to $125,000 of the annual retainer may be paid in cash or in stock units, or a combination of both, at the director’s election. The remainder of the retainer and any stipends are paid in stock units. All compensation paid in stock units is reported in the “Stock Awards” column. For fiscal year 2025, Ms. Sandler elected to receive her entire annual retainer in the form of stock units.

40 | ADM Proxy Statement 2026

CORPORATE GOVERNANCE — Director Compensation

(2)

The amounts set forth in this column represent the grant date fair value of stock units paid to each of the listed directors computed in accordance with the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each of the listed directors is a non-employee director and the fair value of services provided by each director has been used to calculate the number of stock units credited to each director by dividing the quarterly fair value of the services provided by the fair market value of a share of our Company’s common stock on the last business day of the quarter. For purposes of this plan, the “fair market value” of a share of our common stock on any date is the average of the high and low reported sales prices for our stock on the NYSE on that date. The aggregate number of stock units held by each non-employee director with respect to services provided through December 31, 2025 (including mandatory stock unit grants, voluntary elections to receive stock units, the deemed reinvestment of dividends and units in respect of services provided in the fourth quarter of 2025, which were recorded in the directors’ accounts as of January 1, 2026) was as follows:

Name	Number of Stock Units

M. S. Burke	22,928

T. Colbert	16,687

J. C. Collins, Jr.	11,438

T. K. Crews	65,430

E. M. M. de Brabander	9,456

S. F. Harrison	22,858

D. R. McAtee II	4,537

P. J. Moore	98,827

D. A. Sandler	33,301

L. Z. Schlitz	21,255

K. R. Westbrook	40,993

(3)	The amounts in this column consist of the dividend equivalent amounts paid in stock units in 2025 on stock awards.

Director Stock Ownership Guidelines

Our Company has guidelines regarding ownership of shares of our common stock by our non-employee directors. These guidelines call for non-employee directors to own shares of common stock (including stock units issued pursuant to the Stock Unit Plan for Non-Employee Directors) over time with a fair market value of not less than five times the amount of the maximum cash portion of the annual retainer. Application of these guidelines will consider the time each director has served on the Board of Directors, as well as stock price fluctuations that may impact the achievement of the five times cash retainer ownership guidelines.

We prohibit directors from hedging or pledging Company securities.

ADM Proxy Statement 2026 | 41

PROPOSAL NO. 2

Proposal No. 2—Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, the following proposal provides our stockholders with an opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. In considering your vote, you may wish to review the “Compensation Discussion and Analysis” discussion herein, which provides details as to our compensation policies, procedures, and decisions regarding the named executive officers, as well as the Summary Compensation Table and other related compensation tables, notes, and narrative disclosures in this proxy statement. This vote is not intended to address any specific element of our executive compensation program, but rather the overall compensation program for our named executive officers.

The Compensation and Succession Committee, which is comprised entirely of independent directors, and the Board of Directors believe that the executive compensation policies, procedures, and decisions made with respect to our named executive officers are competitive, are based on our pay-for-performance philosophy, and are focused on achieving our Company’s goals and enhancing stockholder value.

Accordingly, for the reasons discussed above and in the “Compensation Discussion and Analysis” section of this proxy statement, the Board asks our stockholders to vote FOR the adoption of the following resolution to be presented at the Annual Meeting of Stockholders in 2026:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables, and the related narrative disclosure in this Proxy Statement.

Although this advisory vote is not binding on the Board of Directors, the Board and the Compensation and Succession Committee will review and expect to take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends that you vote FOR the approval of the advisory resolution on the compensation of our Company’s named executive officers, as disclosed in this proxy statement. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

42 | ADM Proxy Statement 2026

Compensation Discussion and Analysis

Our NEOs

This Compensation Discussion and Analysis describes the compensation of the following named executive officers, or NEOs:

Juan R. Luciano

Chair of the Board, President and Chief

Executive Officer

Years with ADM: 14

Monish Patolawala

Executive Vice President and Chief Financial Officer

Years with ADM: 1

Greg A. Morris

Senior Vice President and President,

Ag Services and Oilseeds

Years with ADM: 31

Christopher M. Cuddy

Senior Vice President and President, Carbohydrate Solutions and President, North America*

Years with ADM: 27

Ian Pinner

Senior Vice President and President, Nutrition, and Chief Sales and Marketing Officer

Years with ADM: 26

*

In May 2025, Mr. Cuddy was named President, North America, in addition to his role as Senior Vice President and President, Carbohydrate Solutions, to support the needs of the Company’s business across the United States, Canada, Mexico and the Caribbean.

ADM Proxy Statement 2026 | 43

COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary

Executive Summary

OUR COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation and Succession Committee oversees the Company’s executive compensation program to support the retention and motivation of top executive talent in alignment with stockholder interests. We refer to the Compensation and Succession Committee as the “Committee” throughout this Compensation Discussion and Analysis section.

ADM unlocks the power of nature to enrich the quality of life. ADM is an essential global agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. The Company is also a premier human and animal nutrition provider, as well as a leader in health and well-being products. In order to achieve and maintain our goals, we must attract, engage, and retain highly talented individuals who are committed to our core values of integrity, excellence, teamwork, resourcefulness, responsibility, and respect for others. Our compensation programs are designed to reward for achieving our annual and long-term priorities. Our compensation and benefit programs are based on the following objectives:

•	Reinforce a high-performance culture—linking short- and long-term compensation with individual and Company performance;

•	Emphasize the long-term—structuring executive compensation to include a significant percentage of long-term equity awards;

•	Focus on results—rewarding executives for long-term stockholder value creation, excellence in leadership, and implementing our business strategy;

•

Remain market competitive—providing compensation that is consistent with the scope of responsibilities of the role with other comparable organizations to attract and retain high quality executive talent; and

•	Maintain internal equity—structuring compensation and benefit programs with consistent features for employees and executives across the organization.

2025 PERFORMANCE HIGHLIGHTS1

In the face of multiple market and geopolitical challenges in 2025, we kept our focus on strong execution, continuous improvement efforts, and delivering winning solutions for our customers.

Here are some ADM highlights in 2025.

Total Segment Operating Profit $3.2B Achieved $3.43 in adjusted diluted earnings per share and $3.2 billion of total segment operating profit.[1]

Dividend Increase

+2%

Delivered strong cash flows and balance sheet, which supported a 2% dividend increase, marking the 53rd consecutive year of increases and more than 93 years of uninterrupted dividends.

Dividends $1B Maintained disciplined and balanced capital allocation, with approximately $1 billion of cash returned to stockholders via dividends.

KEY EXECUTIVE COMPENSATION ACTIONS FOR 2025:

•	Base salary changes—Only one NEO’s salary was increased (by 14.3%) in 2025, related to an expansion of responsibilities and to strengthen market competitiveness.

•

Earned incentives reflected Company performance—The Company performance component of the annual incentive for 2025 was 44.7% out of 75% target, reflecting results versus preestablished company-wide goals for adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted free cash flow, and cash conversion cycle.

•

LTI based on long-term results—PSUs for 2023-2025 were based on results versus preestablished goals for adjusted ROIC (50%), adjusted earnings per share (“EPS”) (50%) and a two-goal ESG modifier. Both the ROIC and EPS metrics fell below their respective targets but above threshold levels. When adjusted by a positive ESG modifier, this resulted in an overall achievement for these PSUs of 62.1% of target.

[1]

Adjusted diluted earnings per share and total segment operating profit are financial measures that have not been calculated in accordance with generally accepted accounting principles (GAAP). Annex A to this proxy statement offers more detailed definitions of these terms, a reconciliation of each to the most directly comparable GAAP financial measure, and related disclosures about the use of these non-GAAP financial measures.

44 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary

OVERVIEW OF OUR COMPENSATION PROGRAM

Total direct compensation for ADM executives is delivered through salary, annual cash incentives and long-term equity incentive (“LTI”) awards. The annual cash incentives and LTI comprise the majority of total direct compensation. This mix of cash and equity awards emphasizes multiple performance factors ultimately intended to facilitate stockholder value creation over the short- and long-term.

We believe salaries and performance-based annual cash incentive awards encourage and reward annual business results, while our LTI program balances performance against key long-term financial metrics with retention and continuity of leadership.

2025 PAY MIX

In 2025, the NEOs received, on average, 60% of their target total direct compensation in performance-based pay, and 74% of their target total direct compensation in equity awards. For these purposes, we consider the base salary paid in 2025, the target annual cash incentive for 2025, and the target award value of equity (the dollar amount of such awards as approved by the Committee) granted in 2025 for the 2025-2027 performance period.

In 2025, the Committee granted annual equity awards in the form of 60% PSUs and 40% time-based RSUs to the NEOs. The PSUs will vest based on ADM’s performance against specific goals over a three-year performance period that will end on December 31, 2027. The RSUs will vest one-third each year over a three-year period. For details, see “2025 Executive Compensation Decisions—Equity-Based Long-Term Incentives.”

ADM Proxy Statement 2026 | 45

COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary

EXECUTIVE COMPENSATION BEST PRACTICES

We annually evaluate all elements of NEO pay to ensure alignment with performance objectives, market best practices, and stockholder interests. In addition, ADM’s Lead Director, our CEO, and our Chief People Officer (“CPO”) regularly engage with the Company’s largest institutional stockholders to receive their feedback on the structure and performance focus of our executive compensation programs. The following table summarizes our current practices.

What We Do	What We Don’t Do

✓  Pay-for-performance: We tie compensation to performance by setting clear and challenging Company financial goals and individual goals, and having a majority of target total direct compensation consist of performance-based components.

X No guaranteed annual incentive payout: There is no minimum or guaranteed payout amount under the annual cash incentive program.

✓  Performance-based equity awards: 60% of the NEOs’ annual LTI award opportunity is delivered in PSUs that may be earned only if the Company achieves prescribed financial goals over a prospective three-year performance period.

X No hedging: We prohibit executives from engaging in hedging transactions with ADM securities.

✓  Multiple performance metrics: Payouts of our annual cash incentives and long-term incentives are determined based on the weighted results for several financial performance measures and structured to balance accountability for driving annual results with sustainable long-term performance.

X No gross up of excise tax payments: We do not assist executives with taxes owed as a result of their compensation.

✓  Robust stock ownership and retention requirements: Our NEOs and directors must comply with rigorous stock ownership requirements, and they may not sell any Company securities until these guidelines are satisfied.

X   No excessive executive perks: Executive perquisites are not excessive and are limited to executive physicals, certain insurance benefits, financial planning services, expatriate expenses, and (for the Board Chair and CEO) limited personal use of Company chartered aircraft.

✓  Compensation-related risk review: The Committee regularly reviews compensation-related risks, with the assistance of independent consultants, to confirm that any such risks are not likely to have a material adverse effect on the Company.

X No pledging: We prohibit executives from pledging ADM securities.

✓ Clawback policy: The Company has a policy that provides for the recovery of incentive-based compensation from executives in the event of a financial restatement.	X No employment contracts: We do not have an employment contract with any executive officer.

✓  Regular review of proxy advisor policies, stockholder feedback and corporate governance best practices: The Committee regularly considers the perspectives of outside authorities as they relate to our executive compensation programs.

X No excessive severance or golden parachute payments. We do not have excessive severance or golden parachute arrangements with any executive officer.

✓ Double-trigger requirement: Equity awards do not automatically vest in the event of a change in control. Instead, we impose a “double-trigger” requirement to accelerate vesting.

46 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary

ADVISORY “SAY ON PAY” VOTE

At the 2025 Annual Meeting of Stockholders, approximately 94% of the shares voted in the advisory vote on executive compensation voted to approve our executive compensation. The Committee believes that this strong level of support, and the strong levels of support shown in prior years, affirms broad stockholder agreement with our pay-for-performance approach to executive compensation.

We routinely conduct extensive proactive outreach to our largest institutional stockholders to understand and address issues of interest and to foster long-term cooperative relationships. The Committee will continue to consider stockholder feedback and the results from advisory votes on executive compensation when approving compensation programs. For more information, see “Stockholder Outreach and Engagement.”

ADM Proxy Statement 2026 | 47

COMPENSATION DISCUSSION AND ANALYSIS — How Executive Compensation is Determined

How Executive Compensation is Determined

THE ROLE OF THE COMPENSATION AND SUCCESSION COMMITTEE

The Committee, which is composed solely of independent directors, is responsible for establishing ADM’s compensation philosophy and developing compensation policies and programs consistent with this philosophy. When making compensation decisions, the Committee considers the Company’s executive compensation objectives described below.

Align executive and stockholder interests. A substantial portion of total compensation should be equity-based in order to align leadership incentives and stockholder value.

We protect our stockholders’ interest by including clawback provisions in long-term incentive award agreements that provide for recovery or forfeiture of awards in certain events, including breaches of restrictive covenants, misconduct and certain terminations of employment. We also have a separate clawback policy that provides for recovery of certain incentive-based compensation in the case of an accounting restatement.

Attract and retain top executive talent. We maintain a competitive and fair compensation program to attract and retain talented executives in a dynamic, global market, with a balanced mix of salary, annual cash incentives, and long-term incentive awards targeted to be market competitive.

Pay-for-performance. Our executive compensation program emphasizes variable, performance-based pay tied to company and individual achievements. The Committee assesses executive pay holistically, with both annual cash incentives and long-term incentive awards reflecting measurable financial and strategic performance.

Internal equity. The Committee considers internal equity when determining the pay of NEOs by evaluating compensation in the context of broader employee compensation.

▼

THE ROLE OF THE BOARD

The Board reviews and approves the Company’s annual and long-term business plans, which include some of the factors used to set financial and business objectives for incentive compensation. The independent directors establish and approve all performance criteria for evaluating the Board Chair and CEO, annually evaluate the performance of the Board Chair and CEO based on these criteria, and approve his compensation. The Board also may provide input and approval on any additional compensation-related issues at the Committee’s request. The Board reviews the Company’s performance and results against its operating plan, which informs the calculation of performance-based incentives and decisions regarding compensation packages generally.

▼

THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

For 2025, the Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant. Meridian reports directly to the Committee and provides objective and expert analyses and independent advice on executive and director compensation and other matters in support of the Committee’s responsibilities.

Each Committee meeting includes an executive session where the Committee meets privately with the independent consultant, without Company management. Outside of these sessions, the independent consultant interacts with management solely on behalf of the Committee.

The Committee only retains consultants that it believes will provide independent advice. The Committee has assessed the independence of Meridian pursuant to SEC and NYSE rules and concluded that the work Meridian has performed and is expected to perform in the future does not raise any conflict of interest.

▼

THE ROLE OF EXECUTIVES

Our Board Chair and CEO assists the Committee in determining compensation for the NEOs other than himself, both in terms of individual performance and with respect to the functions or business units they oversee. The Board Chair and CEO also recommends to the Committee, but does not vote on, annual base salary adjustments, individual and group performance factors, and short- and long-term incentive award target levels for the other NEOs.

The Company’s CPO oversees all employee compensation with the oversight and direction of the Committee. The CPO prepares most of the materials for the Committee meetings and provides analyses that assist the Committee with its decisions, such as information regarding competitive market practices, the Company’s succession management, and the Company’s performance. In addition, throughout the year, the CPO facilitates meetings with management to help the Committee gain a better understanding of Company performance, and ensures that the Committee receives a rigorous assessment of year-to-date performance at each of its meetings. The Company’s executives, including the Board Chair and CEO, leave meetings during discussions of individual compensation actions affecting them personally and during all executive sessions, unless requested to remain by the Committee.

48 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — Components of Executive Compensation

Components of Executive Compensation

The following chart summarizes the direct compensation components and associated objectives of our fixed and performance-based pay for executives in 2025. Although the Committee has not adopted a policy for allocating the various elements of total direct compensation, the Company places greater emphasis on variable pay for executives with more significant responsibilities because they have a greater ability to affect the Company’s performance and results.

Components of 2025 Executive Compensation

	Element and Form		Link to Stockholder Value	Key Characteristics

FIXED	Annual	Base Salary	Recognize an individual’s role and responsibilities	Reviewed annually and set based on competitiveness versus the external market, individual performance, and internal equity

ANNUAL INCENTIVE AWARDS	Annual	Annual Cash Incentive	Achieve annual goals measured in terms of financial and individual performance linked to creation of stockholder value	Adjusted EBITDA, Adjusted Free Cash Flow, Cash Conversion Cycle, and Individual Performance Factor

LONG-TERM INCENTIVE AWARDS	Long-Term (3-Year Performance Period)	Performance Share Units (PSUs) 60%	Align long-term performance with interests of stockholders and retain executive talent	Achievement of key drivers of Company performance and stockholder value as evidenced by average Adjusted ROIC, cumulative Adjusted Earnings per Share
	Long-Term (Vest over 3-Year Period)	Restricted Stock Units (RSUs) 40%	Align NEOs’ interests with stockholders’ interests, retain executive talent, and promote stock ownership	RSUs are granted pursuant to the Company’s long-term equity plan and vest one-third each year beginning on the first anniversary of the grant date

ADM Proxy Statement 2026 | 49

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

2025 Executive Compensation Decisions

INDIVIDUAL COMPENSATION DECISIONS

The following tables summarize compensation decisions made by the Committee with respect to each of the NEOs for 2025. Details regarding the specific compensation elements and related payouts follow the individual summaries.

The award values shown below for LTI grants represent the dollar amount of such awards, at target, as approved by the Committee. These amounts differ from the grant date fair values of such awards as shown in the Grants of Plan-Based Awards Table and the Summary Compensation Table due to the valuation methodology the Committee uses in making its decisions differing from the valuation methodology required by the SEC for those compensation tables.

MR. LUCIANO Chair of the Board, President and Chief Executive Officer

Base salary Target annual cash incentive Actual annual cash incentive Long-term incentives	Unchanged at $1,492,500 200% of base salary, or $2,985,000 $2,826,795, or approximately 95% of target $17,700,000, granted in the form of 60% PSUs and 40% RSUs

Significant accomplishments:

•	Delivered adjusted earnings per share of $3.43; total segment operating profit of $3.2 billion; and 6.3% adjusted ROIC in 2025.[2]

•	Advanced strategic portfolio optimization and streamlining initiatives and executed over 20 portfolio simplification projects in 2025.

•

Generated strong cash flow and delivered on reducing cost structure by approximately $200M in 2025. Remain on track to deliver aggregate cost savings of $500M - $750M over the next 3 to 5 years, which began in 2025.

•	Maintained strong balance sheet while returning approximately $1 billion in cash to stockholders through dividends in 2025 and increased annualized dividend by 2%.

•

Provided focused leadership and set a strong tone at the top, reinforcing the Company’s culture of integrity and strengthening the Company’s operating approach and continuous improvement mindset, to enhance the Company’s leadership and people, systems and controls, and other key capabilities.

•	Focused on addressing plant efficiency issues, restoring Decatur East plant operations and helping achieve a record-low injury rate in 2025.

[2]

Adjusted earnings per share, adjusted ROIC, and total segment operating profit are financial measures that have not been calculated in accordance with GAAP. Annex A to this proxy statement offers more detailed definitions of these terms, a reconciliation of each to the most directly comparable GAAP financial measure, and related disclosures about the use of these non-GAAP financial measures.

50 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

MR. PATOLAWALA Executive Vice President and Chief Financial Officer

Base salary Target annual cash incentive Actual annual cash incentive Long-term incentives	Unchanged at $1,425,000 135% of base salary, or $1,923,750 $1,821,791, or approximately 95% of target $6,950,000, granted in the form of 60% PSUs and 40% RSUs

Significant accomplishments:

•	Remediated the previously reported material weakness in internal control over financial reporting through enhanced controls, upgraded talent, and a strong tone at the top.

•

Partnered with the Board Chair and CEO and with senior leadership to deliver strong results in a challenging market environment, including $5.5B in operating cash flow and $3.0B in adjusted free cash flow[3] with a focus on working capital efficiency. Also delivered approximately $200M in cost reductions and executed over 20 portfolio simplification projects in 2025.

•

Developed and pivoted digital strategy towards tailored regional solutions; enhanced data visualization, AI-driven analytics, and cybersecurity; and continued to enhance the Finance and Global Technology functions through Gemba walks, strong communication, lean end-to-end process improvements, and successful integration of internal and external talent.

MR. MORRIS Senior Vice President and President, Ag Services and Oilseeds

Base salary Target annual cash incentive Actual annual cash incentive Long-term incentives	Unchanged at $735,504 100% of base salary, or $735,500 $586,194, or approximately 80% of target $3,300,000, granted in the form of 60% PSUs and 40% RSUs

Significant accomplishments:

•

Delivered year-over-year improvement in employee safety metrics, resulting in the safest operating year in the Ag Services and Oilseeds business unit’s history and reinforcing a strong culture of safety and operational discipline.

•

Executed strategic portfolio actions across the Ag Services and Oilseeds business to enhance asset utilization and returns, including facility closures and divestitures, the formation of two joint ventures, the completion of two regional acquisitions, and targeted organic investments to strengthen long-term competitiveness.

•	Improved working capital efficiency through portfolio actions, disciplined commercial execution, and strengthened financial reporting and oversight.

[3]

Adjusted free cash flow is a financial measure that has not been calculated in accordance with GAAP. Annex A to this proxy statement provides a more detailed definition of this term, a reconciliation to the most directly comparable GAAP financial measure, and related disclosures about the use of this non-GAAP financial measure.

ADM Proxy Statement 2026 | 51

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

MR. CUDDY Senior Vice President and President, Carbohydrate Solutions and President, North America

Base salary Target annual cash incentive Actual annual cash incentive Long-term incentives

Increased from $700,008 to $800,004 as of May 1 in connection with President, North America appointment

100% of base salary, or $800,000

$757,600, or approximately 95% of target

$3,275,000, granted in the form of 60% PSUs and 40% RSUs

Significant accomplishments:

•

Achieved strong operational and export performance in sustainable U.S. ethanol exports, which increased 48% versus 2024; record starch production in Marshall, MN; highest ethanol grind and yields at Cedar Rapids, IA and Columbus, NE facilities since 2019; and best wet mill ethanol yield since 2015.

•

Strengthened carbon capture and utilization leadership by restarting Decatur, IL CO2 storage, commissioning the Tallgrass pipeline connection to Wyoming (making Columbus, NE the world’s largest bioethanol carbon-capture site), and launching a partnership with OCOchem to build a Decatur pilot plant converting CO2 into carbon-negative molecules.

•

Formed North America working committees with specific goals to foster a unified leadership culture across North America through enhanced collaboration, talent development programs, and engagement initiatives that strengthen cross-functional alignment.

MR. PINNER Senior Vice President, President, Nutrition, and Chief Sales and Marketing Officer

Base salary Target annual cash incentive Actual annual cash incentive Long-term incentives	Unchanged at $700,008 100% of base salary, or $700,000 $557,900 or approximately 80% of target $3,000,000, granted in the form of 60% PSUs and 40% RSUs

Significant accomplishments:

•

Achieved record sales and operating profit in the Flavors and Health & Wellness Biotics businesses, and record operating profit in Animal Nutrition (excluding Pet), reflecting disciplined cost management and effective commercial execution.

•	Achieved the lowest recordable injury rate and enhanced operational and supply chain execution within the Nutrition business unit.

•

Executed targeted portfolio actions to strengthen earnings quality and effectively mitigated Specialty Ingredients customer and supply chain challenges related to the delayed start-up of the Decatur East crush facility, minimizing business disruption and supporting sustained performance.

52 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

BASE SALARY

The Committee sets base salaries based on an executive’s position, skills, performance, experience, tenure, and responsibilities. The Committee annually assesses the competitiveness of base salary levels relative to salaries within the marketplace for similar executive positions, typically using a range around the market median as a starting point. When assessing any salary adjustments for executives, the Committee also considers factors such as changes in responsibilities and corresponding changes in competitive marketplace levels.

As shown in the table below, for 2025, the Committee increased the base salary of only one NEO, Mr. Cuddy, in recognition of his expanded role as President, North America, in addition to his role as Senior Vice President and President, Carbohydrate Solutions.

NEO	2024 Base Salary	2025 Base Salary	Change (%)

J. R. Luciano	$1,492,500	$1,492,500	Unchanged

M. Patolawala	$1,425,000	$1,425,000	Unchanged

G. A. Morris	$735,504	$735,504	Unchanged

C. M. Cuddy	$700,008	$800,004	14.3%

I. Pinner	$700,008	$700,008	Unchanged

2025 ANNUAL CASH INCENTIVE

We pay an annual cash incentive only if ADM meets specified performance goals. The annual cash incentive program emphasizes company-wide performance objectives to encourage executives to focus on overall Company success, while also recognizing individual leadership and contributions that drive value creation. Our performance metrics are tied to creating stockholder value and the goals are designed to drive meaningful results.

The annual cash incentive program aligns rewards with business results measured against specific goals. At the start of each fiscal year, the Committee approves target annual cash incentive levels, expressed as a percentage of salary, for each NEO. Earned awards paid are based on both Company performance (75% weight) and individual performance (25% weight). Payouts can range from 0% to a maximum of 200%, depending on both Company and individual performance.

The 2025 annual cash incentive program was based on three key measures of financial performance—adjusted EBITDA, adjusted free cash flow, and cash conversion cycle—as well as individual performance. The Committee removed the ROIC multiplier that had been in the 2024 annual cash incentive program and added the two new metrics of adjusted free cash flow and cash conversion cycle. The Committee made these changes to the metrics of the 2025 annual cash incentive program in order to focus participants on critical financial goals related to cash and EBITDA and to eliminate the overlap of the ROIC metric with the long-term plan, which includes ROIC as a key measure for PSUs. Adjusted free cash flow represents the cash the Company generates after taking into consideration cash outflows that support operations and maintaining of fixed assets. The cash conversion cycle represents the average number of days it takes the Company to convert inventory and other resources into cash flow. The new cash metrics were introduced to guide decision-making processes, emphasizing effective management of cash and capital resources.

Company Performance Components

Company performance payout is determined by ADM’s adjusted EBITDA, adjusted free cash flow4, and cash conversion cycle. The Committee establishes the targets for these metrics based on the Company’s operating plan, which is reviewed and approved by the Board early in the year. The operating plan reflects the prevailing business environment, market conditions, strategic priorities and planned key actions, and incorporates management’s assumptions, as well as the risks and opportunities reasonably known at the time.

[4]

Adjusted EBITDA and adjusted free cash flow are financial measures that have not been calculated in accordance with GAAP. Annex A to this proxy statement provides more detailed definitions of these terms, a reconciliation of each to the most directly comparable GAAP financial measure, and related disclosures about the use of these non-GAAP financial measures.

ADM Proxy Statement 2026 | 53

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

2025 Company Performance Goals

The weightings, goals, and associated payout opportunity amounts for these three metrics are shown below. If results for any of the company performance components fall between specific goals, the associated payout will be determined by linear interpolation.

Payout Opportunity
Performance Metric	Weighting	0%		25%	50%	75%	100% (Aligned to Company Plan)	125%	150%	175%	200%

Adjusted EBITDA Achieved	50%	$	Below 3.960B	$3.960B	$4.130B	$4.215B	$4.302B	$4.410B	$4.515B	$4.620B	$4.725B & Above

Adjusted Free Cash Flow Achieved	20%	$	Below 1.410B	$1.410B	$1.680B	$1.815B	$1.950B	$2.080B	$2.210B	$2.335B	$2.465B & Above

Cash Conversion Cycle Achieved (in Days)	5%		Above 57.00	57.00	55.50	54.75	54.00	53.25	52.50	51.75	51.00 or Below

2025 Company Performance Payout Component Calculation

For 2025, ADM attained the results shown below, leading to an overall Company performance portion payout of 44.7% out of 75% target.

Our 2025 adjusted EBITDA of $3.66 billion was below the threshold level of a payout opportunity for this metric. As a result, the adjusted EBITDA factor, which is weighted at 50% of the total annual cash incentive payout, achieved a payout of 0%.

Our adjusted free cash flow for 2025 of $3.03 billion represented 200% of target. Applying the weighting for the adjusted free cash flow measure of 20% of the total annual cash incentive payout, this factor achieved a maximum payout of 40%.

Our cash conversion cycle for 2025 of 54.2 days represented 93.3% of target. Applying the weighting for the cash conversion cycle measure of 5% of the total annual cash incentive payout, this factor achieved a payout of 4.7%.

Adding the resulting payout percentages for adjusted EBITDA, adjusted free cash flow, and cash conversion cycle resulted in an overall Company performance portion payout of 44.7% out of 75% target.

54 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

Individual Performance Components

Individual performance determines 25% of the annual cash bonus.

Our leaders are responsible for driving performance company-wide; their respective individual performance ratings are a result of their performance against pre-determined goals for the year, including goals for their respective business units. The payout for this component may range between 0% to 200% of target based on the Committee’s assessment of the NEO’s performance and contribution to the Company’s success. As a result, the individual performance portion can range from a total payout of 0% to 50%.

On February 4, 2026, the Committee reviewed each NEO’s performance during 2025, including against their individual goals for the year and the goals for their respective business units, as applicable. As a result of that review, the Committee determined a baseline individual performance percentage payout for each NEO as follows: Mr. Luciano – 35%; Mr. Patolawala – 35%; Mr. Morris – 20%; Mr. Cuddy – 35%; and Mr. Pinner – 20%.

The Committee then discussed specific factors during 2025 that negatively impacted Company-wide results, including market volatility, a dynamic global trade landscape, and ongoing uncertainty around U.S. biofuel policy. While these factors themselves were known risks, the magnitude and nature of their actual impacts on the Company’s results were not possible to predict at the time the Company’s operating plan was approved and the metrics for the 2025 annual cash incentive program were established. Furthermore, several of these factors were driven primarily by significant geopolitical policy and trade actions and related government and market responses, and were largely beyond the Company’s control. The Committee further discussed the individual contributions of each NEO towards mitigating the impacts of these challenges, including the Company’s portfolio optimization and simplification initiatives, cost reduction programs, and focus on cash flow generation, and how those efforts ultimately benefited the Company’s overall performance for the year.

After consideration of these various factors, the Committee determined to provide a positive discretionary adjustment to the individual performance component for all participants in the 2025 annual cash incentive program who met the approved eligibility (which was that their baseline individual performance percentage must be at least 20%), including the NEOs, of 15%, not to exceed the maximum of 50% for the individual component as defined by the plan design.

As a result of adding such adjustment to the baseline individual performance percentage payout for each NEO as determined by the Committee, the following individual performance percentages were applied to the NEOs:

Individual Performance Percentages

J. R. Luciano	50%

M. Patolawala	50%

G. A. Morris	35%

C. M. Cuddy	50%

I. Pinner	35%

ADM Proxy Statement 2026 | 55

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

Calculation of Award Amounts

The formula used to calculate an earned annual cash incentive payout for the NEOs can be expressed as follows, utilizing the 44.7% out of 75% target for the Company performance component, the baseline individual performance determined for each NEO, and the 15% positive discretionary adjustment:

The Resulting Annual Cash Incentive for Each NEO

Based on the determination of the Company and individual performance factors as described above, the NEOs received the payouts set forth below.

Executive	Target Cash Incentive Opportunity (% of Salary)	Target Cash Incentive Opportunity	Cash Bonus Payout as a Percentage of Target	Actual FY2025 Cash Award

J. R. Luciano	200%	$2,985,000	94.7%	$2,826,795

M. Patolawala	135%	$1,923,750	94.7%	$1,821,791

G. A. Morris	100%	$735,500	79.7%	$586,194

C. M. Cuddy	100%	$800,000	94.7%	$757,600

I. Pinner	100%	$700,000	79.7%	$557,900

56 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

EQUITY-BASED LONG-TERM INCENTIVES

ADM’s LTI program aligns the interests of executives with stockholders by rewarding financial outcomes important to long-term stockholder value, supporting stock ownership, and motivating retention of our senior executives.

In 2025, we granted our annual LTI awards in February in the form of 60% PSUs, with the number earned contingent on actual results versus pre-established performance goals for a three-year performance period, and 40% RSUs that vest ratably over three years.

The listed values represent the dollar amount of such awards, at target, as approved by the Committee. These amounts differ from the grant date fair values of such awards as shown in the Grants of Plan-Based Awards Table and the Summary Compensation Table due to the valuation methodology the Committee uses in making its decisions differing from the valuation methodology required by the SEC for the compensation tables.

Executive	PSU Award	RSU Award	Total Target Equity Award

J. R. Luciano	$10,620,000	$7,080,000	$17,700,000

M. Patolawala	$4,170,000	$2,780,000	$6,950,000

G. A. Morris	$1,980,000	$1,320,000	$3,300,000

C. M. Cuddy	$1,965,000	$1,310,000	$3,275,000

I. Pinner	$1,800,000	$1,200,000	$3,000,000

The terms of these equity awards are described below.

PSU Vesting

Except in cases that trigger accelerated vesting (described below), the 2025 PSUs may be earned based on actual performance versus pre-established goals over a three-year performance period (2025–2027). The number of PSUs that can be earned ranges from 0% to 200% of the target number of PSUs granted, and the value of earned PSUs will further depend upon the price of ADM’s common stock at the end of the performance period. During the performance period, dividend equivalents will be accrued and settled in cash at the end of the three-year performance period on the basis of the number of PSUs actually earned. Vested PSUs will be settled in shares of ADM common stock.

PSU Performance Metrics

The performance metrics for the 2025 PSU awards are:

•	Average adjusted ROIC over the three-year performance period[5] (50% weight), and

•	Cumulative adjusted earnings per share (“adjusted EPS”) performance over the three-year performance period[6] (50% weight).

In 2025, we removed the Strive 35 modifier that had been a feature of the 2024 PSUs, in order to simplify program design and maintain focus on long-term financial metrics that are critical to the success of the business.

PSUs are based on average adjusted return on invested capital and cumulative adjusted EPS. These metrics are equally weighted. Adjusted ROIC is an important variable in driving shareholder value since it motivates an efficient and optimal deployment of capital investments over time. Adjusted EPS is one of the primary bases on which we set performance expectations for the year, it is consistent with how we report our operating results to the investment community, it is a widely used measure of overall Company performance, and over time, is highly correlated to stockholder return.

The Committee establishes the goals for these metrics based on the relevant years of the Company’s long-term business plan, which is periodically reviewed by the Board. The long-term plan reflects the prevailing business environment, market conditions, strategic priorities and planned key actions, and incorporates management’s assumptions, as well as the risks and opportunities reasonably known at the time.

[5]

Average adjusted ROIC for the performance period means the average of the annual percentage obtained by dividing the adjusted ROIC earnings for each fiscal year during the performance period by adjusted invested capital for the same fiscal year. Adjusted ROIC is a financial measure that has not been calculated in accordance with GAAP. Annex A to this proxy statement provides more detailed definitions of this term, a reconciliation to the most directly comparable GAAP financial measure, and related disclosures about the use of this non-GAAP financial measure.

[6]

Cumulative adjusted EPS for the performance period means the diluted earnings per share of the Company over the three-year performance period, as adjusted for specified items. Adjusted EPS is a financial measure that has not been calculated in accordance with GAAP. Annex A to this proxy statement provides more detailed definitions of this term, a reconciliation to the most directly comparable GAAP financial measure, and related disclosures about the use of this non-GAAP financial measure.

ADM Proxy Statement 2026 | 57

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

The goals and associated payouts for these metrics are shown below. If results for average adjusted ROIC and cumulative adjusted EPS fall between specific goals, the associated payout will be determined by linear interpolation.

Performance metric	Weighting	No payout	50% payout	100% payout	150% payout	200% payout

Average Adjusted ROIC	50%	Below 6.5%	7.0%	7.5%	8.0%	8.5% or above

Cumulative Adjusted EPS	50%	Below $12.55	$13.10	$13.65	$14.25	$14.90 or above

In establishing and measuring achievements against the goals shown above, the Committee retains discretion to make changes to reflect “material portfolio adjustments,” which are events that are unusual and infrequent, like significant acquisitions and divestitures.

RSU Vesting

Except in cases that trigger accelerated vesting (described below), RSUs vest one-third each year over a three-year period beginning on the first anniversary of the grant date so long as the recipient is still employed by the Company on each vesting date. During the vesting period, participants are paid dividend equivalents on their unvested RSUs. Vested RSUs will be settled in shares of ADM common stock. RSUs and PSUs will continue to vest as scheduled if an executive leaves the Company because of disability or retirement (at age 55 or older with 10 or more years of service, or 65 years of age).

Conditions Leading to Accelerated Vesting

Upon the death of an executive, the executive’s RSUs will vest immediately and the executive’s PSUs will vest immediately at the target level. A detailed description of double-trigger change in control provisions that may lead to accelerated vesting appears under the header “Employment Agreements, Severance, and Change in Control Benefits.”

Equity Awards Granted in 2023 with a Performance Period that Ended in 2025

In 2023, ADM granted PSUs to our NEOs with a three-year performance period (2023-2025). The performance metrics for the 2023 PSU awards were:

•	Average adjusted ROIC[7] over the three-year performance period (50% weight),

•	Cumulative adjusted EPS[8] performance over the three-year performance period (50% weight), and

•	A two-goal ESG modifier that reflects (1) progress toward gender diversity in leadership, and (2) absolute reduction in greenhouse gas emissions over the three-year performance period (+/-15%).

[7]

Average adjusted ROIC for the performance period is a non-GAAP financial measure and means the average of the annual percentage obtained by dividing the adjusted ROIC earnings for each fiscal year during the performance period by adjusted invested capital for the same fiscal year. See Annex A to this proxy statement for reconciliations of adjusted ROIC for each of fiscal years 2023, 2024 and 2025 to the most directly comparable GAAP financial measure, as well as the calculation of the average adjusted ROIC for the performance period of 2023-2025.

[8]

Cumulative adjusted EPS for the performance period is a non-GAAP financial measure and means the cumulative diluted earnings per share of the Company for fiscal years 2023, 2024 and 2025, as adjusted for specified items. See Annex A to this proxy statement for reconciliations of adjusted EPS for each of fiscal years 2023, 2024 and 2025 to the most directly comparable GAAP financial measure.

58 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

The weighting, goals, and associated payout factors for these metrics are shown below. For average adjusted ROIC and cumulative adjusted EPS, if results fall between specific goals, the associated payout would be determined by linear interpolation.

Performance metric	Weighting	No payout	50% payout	100% payout	150% payout	200% payout

Average Adjusted ROIC	50%	Below 7.0%	8.5%	10.0%	11.0%	12.0% or above

Cumulative Adjusted EPS	50%	Below $12.00	$15.00	$18.00	$20.00	$22.00 or above

ESG Modifier	+/-15%	+/- 7.5% modifier based on percent of women in leadership roles (“gender diversity percentage”) at 12/31/25 (with linear interpolation applied)

-7.5% if gender diversity percentage is 23% or less

0% if gender diversity percentage is 26%

+7.5% if gender diversity percentage is 29% or more

+/- 7.5% modifier based on level of achievement as it relates to a goal of 2.0% absolute reduction in greenhouse gas emissions during 2025 against 2019

Adjustment factor will be made based on Committee discretion

On February 4, 2026, the Committee determined the degree to which the performance metrics under the 2023 PSUs were attained, and the resulting payout level relative to the target amount for each metric. For the performance period of 2023-2025:

•	Average adjusted ROIC was 8.9%, and therefore the resulting payout factor was 64.4%,

•	Cumulative adjusted EPS was $15.15, and therefore the resulting payout factor was 52.5%, and

•	Progress toward gender diversity in leadership was -1.3%, and progress toward reduction in greenhouse gas emissions over the three-year performance period was 7.5%, yielding a total multiple of 1.062.

Based on the above results and applying the respective weightings, the performance metrics for the 2023 PSUs were achieved at 62.1% of target.

Based on these determinations, the Committee approved the following number of PSUs earned for each NEO:

Executive	Target Number of 2023 PSUs	Actual Number of 2023 PSUs Earned

J. R. Luciano	131,762	81,825

M. Patolawala*	—	—

G. A. Morris	23,822	14,794

C. M. Cuddy	23,077	14,331

I. Pinner	16,378	10,171

*	Mr. Patolawala was hired in 2024 and, therefore, did not receive a 2023 PSU award.

All of the earned PSUs shown in the table above vested on February 9, 2026.

FEATURES OF 2026 COMPENSATION PROGRAMS

The Committee made changes to the short-term incentive compensation program, and retained the metrics and respective weightings for the long-term incentive compensation plan, for performance periods beginning in 2026. These changes are designed to better align with the strategic direction of the Company, to simplify certain design features and to strengthen market competitiveness.

ADM Proxy Statement 2026 | 59

COMPENSATION DISCUSSION AND ANALYSIS — 2025 Executive Compensation Decisions

Features of the 2026 Annual Cash Incentive Bonus

•	Retained the adjusted EBITDA metric at 50% weight.

•	Retained the adjusted free cash flow metric, adjusting its weight from 20% to 25%.

•	Removed the cash conversion cycle metric to streamline measures with a single, company-wide cash performance metric based on adjusted free cash flow.

•

Implemented a range of performance around target payout for both adjusted EBITDA and adjusted free cash flow in order to mitigate the effects of market volatility that may be caused by factors outside of the Company’s control.

Features of the 2026 PSU Awards

•	Retained the metrics and respective weightings of the average ROIC metric at 50% and the cumulative adjusted EPS metric at 50%.

60 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — Peer Group

Peer Group

The Committee utilizes the S&P 100 Index as a peer group to evaluate whether executive officer pay levels are aligned with performance on a relative basis. We believe the large peer group is relevant for ADM because we compete for talent and investments across a wide range of industries. Moreover, our diverse business encompasses aspects of several industries; we do not have a direct competitor—in terms of size, focus or business mix—in the public markets. As a result, the Committee believes it is appropriate to consider a broad spectrum of compensation levels and investment returns to arrive at our NEO compensation.

Abbott Laboratories

AbbVie Inc.

Accenture plc

Alphabet Inc.

Amazon.com, Inc.

American Express Company

Apple Inc.

AT&T Inc.

Bank of America Corporation

Berkshire Hathaway Inc.

Best Buy Co., Inc.

Bristol-Myers Squibb Company

Broadcom Inc.

Bunge Global SA

Cardinal Health, Inc.

CBRE Group, Inc.

Caterpillar Inc.

Cencora, Inc.

Centene Corporation

Charter Communications, Inc.

Chevron Corporation

Chubb Limited

Cisco Systems, Inc.

Citigroup Inc.

Comcast Corporation

ConocoPhillips

Costco Wholesale Corporation

CVS Health Corporation

Deere & Company

Dell Technologies Inc.

Delta Air Lines, Inc.

Dollar General Corporation

Dow Inc.

Elevance Health, Inc.

Eli Lily and Company

Exxon Mobil Corporation

FedEx Corporation

Ford Motor Company

General Dynamics Corporation

General Electric Company

General Motors Company

HCA Healthcare, Inc.

Honeywell International Inc.

HP Inc.

Humana Inc.

Intel Corporation

International Business Machines Corporation

Johnson & Johnson

JPMorgan Chase & Co.

Lockheed Martin Corporation

Lowe’s Companies, Inc.

Marathon Petroleum Corporation

McKesson Corporation

Merck & Co., Inc.

Meta Platforms, Inc.

MetLife, Inc.

Microsoft Corporation

Molina Healthcare, Inc.

Morgan Stanley

Netflix, Inc,

NIKE, Inc.

Northrop Grumman Corporation

NVIDIA Corporation

Oracle Corporation

PepsiCo, Inc.

Pfizer Inc.

Philip Morris International Inc.

Phillips 66

Prudential Financial, Inc.

QUALCOMM Incorporated

RTX Corporation

Salesforce, Inc.

Sysco Corporation

Target Corporation

Tesla, Inc.

The Allstate Corporation

The Boeing Company

The Cigna Group

The Coca-Cola Company

The Goldman Sachs Group, Inc.

The Home Depot, Inc.

The Kroger Co.

The Procter & Gamble Company

The Progressive Corporation

The TJX Companies, Inc.

The Travelers Companies, Inc.

The Walt Disney Company

Thermo Fisher Scientific Inc.

T-Mobile US, Inc.

Tyson Foods, Inc.

Uber Technologies, Inc.

United Airlines Holdings, Inc.

United Parcel Service, Inc.

UnitedHealth Group Incorporated

Valero Energy Corporation

Verizon Communications Inc.

Visa Inc.

Walmart Inc.

Wells Fargo & Company

ADM Proxy Statement 2026 | 61

COMPENSATION DISCUSSION AND ANALYSIS — Benefits

Benefits

In addition to the direct elements of pay described above, ADM offers benefits to our NEOs to provide for basic health, welfare, and income security needs and to ensure that our compensation packages are competitive. With few exceptions, such as supplemental benefits provided to employees whose benefits under broad-based plans are limited under applicable tax laws, our policy is to offer the same benefits to all U.S. salaried employees as are offered to the NEOs.

Retirement Program	Eligibility	Description

401(k) and ESOP	All salaried employees

Qualified defined contribution plan where employees may defer up to 75% of eligible pay, or up to $23,500 for 2025. The Company provides a 1% non-elective employer contribution and a match of 4% on the first 6% contributed by an employee. The employee contribution can be made pre-tax (401(k)) or after-tax (Roth 401(k)). Employees also may defer traditional after-tax contributions into the plan for a total $70,000 savings opportunity including all contribution types (pre-tax, Roth, and after tax) plus any ADM matching and 1% non-elective contributions. Employees who are 50 years of age or older can elect to make additional contributions of up to $7,500 for 2025.

ADM Retirement Plan	All salaried employees

All eligible employees participate in a qualified cash balance pension formula where the benefit is based on an accrual of benefit at a stated percentage of the participant’s base compensation each year. Prior to January 1, 2022, employees who had 5 or more years of service as of January 1, 2009 accrued benefits under a traditional defined benefit formula (and not the cash balance pension formula) where the benefit was based on number of years of service and final average earnings. (Final average earnings is the average of monthly compensation over a 60 consecutive month period within the employee’s last 180-month period of employment prior to January 1, 2022, that produced the highest average.)

Deferred Compensation Plan	Employees with salaries above $175,000

Eligible participants may defer up to 75% of their annual base salary and up to 100% of their annual cash incentive until designated future dates. Earning credits are added to the deferred compensation account balances based upon hypothetical investment elections available under these plans and chosen by the participant. These hypothetical investment options correspond with the investment options (other than Company common stock) available under the 401(k) and ESOP.

Supplemental Retirement Plan	Employees whose retirement benefit is limited by applicable IRS limits

Non-qualified deferred compensation plan that ensures participants in the Retirement Plan receive the same retirement benefit they would have received if not for certain limitations under applicable tax law.

Healthcare and Other Benefits. NEOs receive the same healthcare benefits as other employees, except that we provide executive physicals and related services to our senior executives who serve on the Executive Council. We provide a benefits package for employees (including NEOs) and their eligible dependents, portions of which may be paid for by the employee. Benefits include life, accidental death and dismemberment, health (including prescription drug), dental, vision, and disability insurance; dependent and healthcare reimbursement accounts; tuition reimbursement; paid time off; holidays; and a matching gifts program for charitable contributions.

Perquisites. Consistent with our pay-for-performance philosophy, we limit executive perquisites. Any NEO who receives a perquisite is individually responsible for any associated taxes.

The Committee allows our Board Chair and CEO to have access to Company-chartered aircraft for personal use for security and efficiency reasons.

See the footnotes to the Summary Compensation Table for a description of other perquisites provided to the NEOs.

62 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — Compensation Policies and Governance

Compensation Policies and Governance
EXECUTIVE STOCK OWNERSHIP
The Board of Directors believes it is important for each member of senior management to maintain a significant ownership position in shares of ADM’s common stock to further align their interests with the interests of our stockholders. Accordingly, we require each member of senior management to own shares of common stock with a value at least equal to a specified multiple of his or her annual base salary. Shares that count toward the ownership levels include shares owned outright, shares owned by immediate family members or a related trust if previously owned by the executive, shares held through the 401(k) plan, and unvested time-based RSUs. Stock options, whether exercisable or not, and unvested PSUs do not count toward determining whether the ownership level is met. Executives may not sell any Company securities until the applicable guideline is met. As shown below, each of our NEOs who is a current employee exceeds the applicable ownership guideline, some by a significant margin.

Executive	Ownership Guideline as a Multiple of Salary	Actual Ownership as of March 13, 2026

J. R. Luciano	10.0x	100.6x

M. Patolawala	4.0x	11.0x

G. A. Morris	4.0x	28.7x

C. M. Cuddy	4.0x	30.0x

I. Pinner	4.0X	9.0x
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
No stock options were granted in 2025. With respect to the grant of RSUs and PSUs, the Committee approves all annual equity awards to NEOs at a meeting during the first quarter of each fiscal year, and awards are granted promptly thereafter. In addition to annual awards, NEOs may receive awards when they join the Company or change their job status, including promotions. The Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
CLAWBACK POLICY AND PROVISIONS
We maintain a Compensation Recovery Policy (the “Clawback Policy”) in accordance with the listing standards of the New York Stock Exchange. The Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by our covered current and former executive officers, including our NEOs, during the applicable lookback period beginning
October 2, 2023.
The Clawback Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy provides that promptly following such an accounting restatement, the Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by New York Stock Exchange listing standards.
We also include forfeiture and clawback provisions in the Company’s long-term incentive award agreements (which includes all equity awards, including time-based equity awards) that provide us with the ability to recover this compensation for a broad range of reasons. Specifically, the agreements provide for the recoupment or forfeiture of equity incentive awards made to NEOs and certain other members of senior management if the individual is terminated for cause (which includes engaging in a broad range of prohibited conduct), and, beginning with awards granted in 2024, if the individual engages in any such prohibited conduct, even if his or her employment is not terminated. In addition, our equity award agreements incorporate non-competition,
non-solicitation
and confidentiality restrictions. Any violation of these provisions could be cause for the awards to be forfeited or the Company to initiate a clawback proceeding post-vesting. Our approach to recoupment of long-term incentive compensation reflects the Company’s commitment to protecting stockholder value.

ADM Proxy Statement 2026 | 63

COMPENSATION DISCUSSION AND ANALYSIS — Compensation Policies and Governance

PROHIBITION ON HEDGING AND PLEDGING
Pursuant to our Insider Trading Policy, employees and directors may not engage in short selling, speculative trading, or hedging transactions involving the Company’s stock (including writing or trading in options, warrants, puts and calls, prepaid variable forward contracts, or equity swaps or collars), or enter into other transactions that are designed to hedge or offset decreases in the price of the Company’s securities. In addition, directors and those officers and employees who have been notified by the Company’s Legal Department that they are subject to the requirements of Section 16 of the Exchange Act are prohibited from pledging Company securities as collateral, and any other employee wishing to enter into such an arrangement must first consult with, and comply with the directions of, the Legal Department.
SECTION 162(m) OF THE INTERNAL REVENUE CODE EFFECTS ON THE COMPANY
Section 162(m) of the Internal Revenue Code generally disallows a company from taking a federal income tax deduction for compensation paid in excess of $1 million to “covered employees” as defined under Section 162(m). As a general matter, while the Committee is mindful of the benefit to the Company of the full deductibility of compensation, it believes that it should maintain flexibility in compensating the Company’s executive officers in a manner appropriate to attract, motivate and retain executive talent and to promote our corporate objectives.
EVALUATION OF RISK IN OUR COMPENSATION PROGRAMS
On an ongoing basis, the Committee, with input from management, assesses potential risks associated with compensation decisions and discusses them with our Board of Directors if warranted. To date, we have not identified any incentive compensation features that encourage inappropriate risk-taking. To ensure we are considering all possibilities objectively, we engage an outside consultant every other year to review the Company’s programs and independently assess the risk in them.
In 2025, the Company engaged Meridian to assist the Committee in evaluating the risk in our compensation programs. As part of its independent assessment, Meridian reviewed all of the Company’s incentive compensation programs and determined that none encourage inappropriate risk-taking or the manipulation of earnings. The detailed findings of this review were discussed with management and presented to the Committee in November 2025.

64 | ADM Proxy Statement 2026

COMPENSATION DISCUSSION AND ANALYSIS — Employment Agreements, Severance, and Change in Control Benefits

Employment Agreements, Severance, and Change in Control Benefits

NO EMPLOYMENT CONTRACTS

None of our NEOs has an employment contract or separation agreement. Consistent with our approach of rewarding performance, employment is not guaranteed, and either ADM or any NEO may terminate the employment relationship at any time.

ADM maintains a severance program that serves as a guideline for severance benefits that may be provided to various levels of employees, including the NEOs, upon termination of their employment without cause, but the program does not give anyone a contractual right to receive any severance benefits. The Committee generally requires a terminated employee to enter into a non-competition and/or non-solicitation agreement in exchange for receiving severance.

From time to time, the Company may enter into individual arrangements when an executive officer is hired that may provide for certain compensation or benefits for specified periods or specific separation provisions. For example, the Company’s offer letter with Mr. Patolawala dated July 3, 2024, provided for different treatment of certain RSUs upon certain terminations of employment, which RSUs have since fully vested. The Company may also enter into individual arrangements upon the departure of an executive officer.

CHANGE IN CONTROL PROVISIONS

Upon a change in control of the Company, NEOs may receive certain protections related to their LTI awards (as described below), and other compensation detailed in the sections titled “Pension Benefits,” “Nonqualified Deferred Compensation,” and “Termination of Employment and Change in Control Arrangements.” NEOs are not eligible to receive any other cash severance, continued health and welfare benefits, tax gross ups, or other change in control benefits.

Our incentive compensation plans provide non-employee directors and all employees, including executive officers, certain change in control protections for their LTI awards. If a change in control occurs with respect to the Company and equity awards are not assumed or replaced, the RSUs held by executive officers generally will vest immediately, and the number of PSUs that will vest immediately will be equal to the greater of the target number of PSUs and the number of PSUs earned based on actual performance during the truncated performance period. The same accelerated vesting provisions will apply if an award is assumed or replaced, but the executive officer’s employment is terminated without cause or with good reason within 24 months of the change in control (referred to as “double-trigger” vesting). We adopted double-trigger accelerated vesting to provide our executives with some assurance that they will not be disadvantaged with respect to their equity awards in the event of a change in control of the Company. This assurance increases the value of these awards to the executives (which in turn enhances retention) and makes it easier for our executives to focus on the potential benefits of a change in control for our stockholders without conflicting concerns about their own financial situations.

Compensation and Succession Committee Report

The Compensation and Succession Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Succession Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

K. R. Westbrook, Chair

T. Colbert

J. C. Collins, Jr.

D.R. McAtee II

L. Z. Schlitz

Compensation and Succession Committee Interlocks and Insider Participation

None of the members of the Compensation and Succession Committee is or has been an employee of the Company or any of the Company’s subsidiaries. There are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the Company’s executive officers.

ADM Proxy Statement 2026 | 65

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation for the fiscal years noted of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

J. R. LUCIANO Chair of the Board, President and Chief Executive Officer	2025	1,492,500	—	17,700,055	2,826,795	114,406	1,753,222	23,886,978
	2024	1,492,500	—	17,700,074	1,199,970	37,857	1,139,493	21,569,894
	2023	1,482,918	—	17,919,686	3,609,611	117,551	1,284,902	24,414,668

M. PATOLAWALA(6) Executive Vice President and Chief Financial Officer	2025	1,425,000	—	6,950,068	1,821,791	41,866	796,643	11,035,368
	2024	593,750	1,400,000	16,950,064	524,222	14,835	474,172	19,957,043

G. A. MORRIS Senior Vice President and President, Ag Services and Oilseeds	2025	735,504	—	3,300,033	586,194	220,416	360,651	5,202,798
	2024	731,920	—	3,300,077	258,896	—	250,553	4,541,446
	2023	714,000	—	3,239,765	863,405	214,426	241,841	5,273,437

C. M. CUDDY Senior Vice President and President, Carbohydrate Solutions and President, North America	2025	770,838	—	3,275,030	757,600	173,002	347,107	5,323,577
	2024	693,840	—	3,100,060	351,400	—	242,295	4,387,595
	2023	660,834	—	3,138,499	801,733	171,259	237,598	5,009,923

I. PINNER(7) Senior Vice President and President, Nutrition, and Chief Sales and Marketing Officer	2025	700,008	—	3,000,039	557,900	82,498	325,989	4,666,434
	2024	701,803	—	3,000,081	352,800	—	197,714	4,252,398

(1)

The amount reported in this column for Mr. Patolawala in 2024 represents a one-time make-whole bonus, intended to replace the prorated 2024 annual cash incentive that he forfeited from his prior employer to join the Company, which amount was paid in early 2025.

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EXECUTIVE COMPENSATION — Summary Compensation Table

(2)

Stock awards in 2025 consisted of RSU awards and PSU awards. The amounts reported in this column represent the aggregate grant date fair value of the RSU awards for fiscal years 2025, 2024, and 2023 and of the target level of the PSU awards for fiscal years 2025, 2024 and 2023. The grant date fair value of the 2025 RSUs and the grant date fair value of the 2025 PSUs if target performance and maximum performance is achieved are as follows:

		PSUs
Name	RSUs	Target	Maximum

J. R. Luciano	$7,080,022	$10,620,033	$21,240,066

M. Patolawala	$2,780,036	$4,170,032	$8,340,064

G. A. Morris	$1,320,013	$1,980,020	$3,960,040

C. M. Cuddy	$1,310,003	$1,965,027	$3,930,054

I. Pinner	$1,200,025	$1,800,014	$3,600,028

(3)

The amounts reported in this column represent amounts earned under our annual incentive plan during each of the respective fiscal periods shown. In each case, the amounts were paid after the close of the applicable fiscal period.

(4)

The amounts reported in this column for 2025 represent the aggregate change in actuarial present value of each named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans from December 31, 2024 to December 31, 2025, using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age (65) specified in the plans. No NEO received above market or preferential earnings on deferred compensation. To derive the change in pension value for financial reporting purposes, the assumptions used to value pension liabilities on December 31, 2025 were an interest rate of 5.61% for the ADM Retirement Plan, an interest rate of 5.27% for the ADM Supplemental Retirement Plan, and mortality was determined using the PRI-2012 mortality table, with a white collar adjustment, projected generationally using Scale MP-2021. The assumptions used to value pension liabilities on December 31, 2024 were an interest rate of 5.69% for the ADM Retirement Plan, an interest rate of 5.51% for the ADM Supplemental Retirement Plan, and mortality was determined using the PRI-2012 mortality table, with a white collar adjustment, projected generationally using Scale MP-2021.

(5)

The amounts reported in this column for 2025 include costs for use of company-leased aircraft and spousal travel, relocation expenses, value of company-provided life insurance, imputed value of company-provided life insurance, the value of health insurance company-paid premiums, costs for executive healthcare services, dividend equivalents paid on unvested RSUs, accrued dividends for unvested PSUs, company contributions under the 401(k) and ESOP, and charitable gifts pursuant to the Company’s matching charitable gift program. Personal financial planning services were available to our executive officers in 2025, but because such services are provided by the provider of other services to the Company, and such provider does not charge any additional amounts for the individual financial planning services to our executive officers, there is no incremental cost to the Company for such services. Specific perquisites and other items applicable to each NEO listed are identified below by an “X”. Where a perquisite was equal to or exceeded $10,000 for an individual, the dollar amount is given.

Name	Personal Aircraft Use and Spousal Travel ($)	Relocation Expenses	Imputed Value of Life Insurance	Health Insurance Company Paid Premiums & Company- Provided Life Insurance Premiums ($)	Executive Healthcare Services	Dividend Equivalents Paid on Unvested RSUs and Accrued on Unvested PSUs ($)	Matching Charitable Gifts	401(k) Company Contributions ($)

J. R. Luciano	53,793	—	X	20,571	X	1,646,739	—	17,500

M. Patolawala	—	X	X	25,446	X	739,475	X	17,500

G. A. Morris	—	—	X	24,825	X	306,638	X	17,500

C. M. Cuddy	—	—	X	18,112	X	297,603	X	17,500

I. Pinner	—	—	X	28,971	X	265,626	X	17,500

Aggregate incremental cost to our Company of perquisites and personal benefits is determined as follows. In the case of payment of expenses related to items such as executive healthcare services, incremental cost is determined by the amounts paid to third-party providers. In the case of personal use of company-leased aircraft, incremental cost is based solely on variable costs under the agreements with the lessor of the aircraft, and does not include fixed or other costs.

(6)	Mr. Patolawala joined the Company as Executive Vice President and Chief Financial Officer on August 1, 2024.

(7)	Mr. Pinner was not an NEO in 2023.

ADM Proxy Statement 2026 | 67

EXECUTIVE COMPENSATION — Grants of Plan-Based Awards During Fiscal Year 2025

Grants of Plan-based Awards During Fiscal Year 2025

The following table summarizes the grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2025.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

J. R. LUCIANO

Annual Cash Incentive Plan Award			746,250	2,985,000	5,970,000

Performance Share Unit Award	2/13/25	2/7/25				—	232,335	464,670		10,620,033

Restricted Stock Unit Award	2/13/25	2/7/25							154,890	7,080,022

M. PATOLAWALA

Annual Cash Incentive Plan Award			480,938	1,923,750	3,847,500

Performance Share Unit Award	2/13/25	2/5/25				—	91,228	182,456		4,170,032

Restricted Stock Unit Award	2/13/25	2/5/25							60,819	2,780,036

G. A. MORRIS

Annual Cash Incentive Plan Award			183,875	735,500	1,471,000

Performance Share Unit Award	2/13/25	2/5/25				—	43,317	86,634		1,980,020

Restricted Stock Unit Award	2/13/25	2/5/25							28,878	1,320,013

C. M. CUDDY

Annual Cash Incentive Plan Award			200,000	800,000	1,600,000

Performance Share Unit Award	2/13/25	2/5/25				—	42,989	85,978		1,965,027

Restricted Stock Unit Award	2/13/25	2/5/25							28,659	1,310,003

I. PINNER

Annual Cash Incentive Plan Award			175,000	700,000	1,400,000

Performance Share Unit Award	2/13/25	2/5/25				—	39,379	78,758		1,800,014

Restricted Stock Unit Award	2/13/25	2/5/25							26,253	1,200,025

(1)

The grant date fair value is generally the amount the Company would expense in its financial statements over the award’s service period under FASB ASC Topic 718. With respect to the PSUs, the value represents the probable outcome of the performance condition using target payout levels. See footnote (2) to the Summary Compensation Table for additional detail.

68 | ADM Proxy Statement 2026

EXECUTIVE COMPENSATION — Grants of Plan-Based Awards During Fiscal Year 2025

All of the equity awards in the table above were granted under our 2020 Incentive Compensation Plan. The awards shown in the columns designated “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” were made pursuant to our annual cash incentive plan. The amounts actually paid with respect to these awards are reflected in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. See “Compensation Discussion and Analysis—2025 Executive Compensation Decisions—2025 Annual Cash Incentives” for more information about our annual cash incentive plan.

The PSU awards shown in the columns designated “Estimated Future Payouts Under Equity Incentive Plan Awards” in the table above vest in three years if the Company achieves certain performance goals over a three-year performance period (2025-2027). The 2025 PSU metrics are: (i) the degree to which the Company achieves specified average adjusted ROIC goals over the 2025-2027 performance period (50% weighting), and (ii) the degree to which the Company achieves specified cumulative adjusted EPS goals over the 2025-2027 performance period (50% weighting). During the performance period, dividend equivalents will be accrued and settled in cash at the end of the three-year performance period on the basis of the number of PSUs actually earned. Dividend equivalents on PSUs are paid at the same rate as dividends to our stockholders generally.

All of the awards shown in the “All Other Stock Awards” column in the table above are RSU awards and vest in thirds on each of the first three anniversaries of the date of grant. Under the terms of the RSU award agreements, the recipient of the award may receive cash dividend equivalents on RSUs prior to their vesting date, but may not transfer or pledge the units in any manner prior to vesting. Dividend equivalents on RSUs are paid at the same rate as dividends to our stockholders generally.

The 2025 RSU and PSU awards are subject to double-trigger accelerated vesting and payout upon a change in control only if the award recipient’s employment is terminated without cause or if the award recipient resigns for good reason, in each case, within 24 months after the change in control, or if the surviving entity in the change in control transaction refuses to continue, assume, or replace the awards. In such instance the 2025 RSU awards will vest in full immediately, and the number of 2025 PSU awards that vest will be equal to the greater of the target number of PSUs and the number of PSUs earned based on actual performance during the truncated performance period. Upon the death of an award recipient, vesting of the RSU awards will accelerate in full, and the PSU awards will vest at target. If an award recipient’s employment ends as a result of disability or retirement, the RSU and PSU awards will continue to vest in accordance with the original vesting schedule. If an award recipient’s employment ends for any other reason, unvested RSU and PSU awards will be forfeited. With respect to the 2025 RSU and PSU awards, if the Company determines that an award recipient has engaged in any act that constitutes cause, even if his or her employment is not terminated, or if the recipient breaches a non-competition, non-solicitation or confidentiality restriction, the recipient’s unvested units will be forfeited, and any shares issued in settlement of units that have already vested must be returned to us or the recipient must pay us the amount of the shares’ fair market value as of the date they were issued.

The impact of a termination of employment or change in control of our Company on RSU and PSU awards held by our named executive officers is quantified in the “Termination of Employment and Change in Control Arrangements” section below.

ADM Proxy Statement 2026 | 69

EXECUTIVE COMPENSATION — Outstanding Equity Awards at Fiscal Year 2025 Year-End

Outstanding Equity Awards at Fiscal Year 2025 Year-End

The following table summarizes information regarding unexercised stock options, unvested RSUs, and unearned PSUs for the named executive officers as of December 31, 2025.

		OPTION AWARDS				STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

J. R. LUCIANO	2/11/16	581,099	—	33.18	2/11/26
						260,093	14,952,747	405,554	23,315,299

M. PATOLAWALA	—	—	—	—	—	173,828	9,993,372	160,177	9,208,576

G.A. MORRIS	—	—	—	—	—	48,539	2,790,507	76,094	4,374,644

C. M. CUDDY	—	—	—	—	—	47,283	2,718,300	73,779	4,241,555

I. PINNER	—	—	—	—	—	42,966	2,470,115	69,176	3,976,928

(1)	Stock option awards vest at a rate of 20% of the subject shares per year on each of the first five anniversaries of the grant date.

(2)	The RSUs reported in this column vest on the dates and in the amounts set forth below.

Name	2/1/26	2/9/26	2/13/26	3/18/26	3/20/26	8/1/26	2/13/27	3/18/27	3/20/27	8/1/27	2/13/28

J. R. Luciano	—	28,987	52,663	—	38,108	—	51,114	—	38,108	—	51,113

M. Patolawala	82,672	—	20,679	—	—	15,169	20,070	—	—	15,168	20,070

G. A. Morris	—	5,240	9,819	7,211	—	—	9,530	7,210	—	—	9,529

C. M. Cuddy	—	5,077	9,745	6,774	—	—	9,457	6,773	—	—	9,457

I. Pinner	—	3,603	8,927	6,555	—	—	8,663	6,555	—	—	8,663

70 | ADM Proxy Statement 2026

EXECUTIVE COMPENSATION — Option Exercises and Stock Vested During Fiscal Year 2025

(3)	Based on the closing market price of a share of our common stock on the New York Stock Exchange on December 31, 2025, the last trading day of 2025, which was $57.49.

(4)

The awards reported in this column represent 2024 PSU and 2025 PSU awards that each will vest following the end of the three-year performance period. The number of PSUs that the executive officer will receive is dependent upon the achievement of certain financial metrics approved by the Compensation and Succession Committee measuring Adjusted ROIC, Adjusted EPS and a two-goal modifier in the case of the 2024 PSU awards. The amount of PSUs shown is the target number of units that could be earned and paid out in shares.

This table does not include the 2023 PSU awards that were earned for the 2023-2025 performance period, because those earned PSUs were not subject to an additional service-based vesting period and instead vested upon the Compensation and Succession Committee’s determination of the number of PSUs earned. The earned 2023 PSUs are reported in the “Option Exercises and Stock Vested During Fiscal Year 2025” table. The PSUs reported in this column have the following performance periods in the following amounts.

	Performance Share Units
Name	Performance Period 1/1/24 to 12/31/26	Performance Period 1/1/25 to 12/31/27

J. R. Luciano	173,219	232,335

M. Patolawala	68,949	91,228

G. A. Morris	32,777	43,317

C. M. Cuddy	30,790	42,989

I. Pinner	29,797	39,379

Option Exercises and Stock Vested During Fiscal Year 2025

The following table summarizes information regarding RSU and PSU awards to the named executive officers that vested during the fiscal year ended December 31, 2025. None of the named executive officers exercised any stock options during the fiscal year ended December 31, 2025.

	STOCK AWARDS
Name	Number of Shares Acquired On Vesting (#)(1)	Value Realized on Vesting ($)(2)

J. R. LUCIANO	241,832	12,795,310

M. PATOLAWALA	98,301	5,204,007

G. A. MORRIS	44,148	2,341,094

C. M. CUDDY	43,071	2,281,283

I. PINNER	30,150	1,603,945

(1)

Reflects vesting during 2025 of the 2022 RSUs, one-third of the 2023 RSUs, one-third of the 2024 RSUs, and the number of 2023 PSUs that were earned for the 2023-2025 performance period and vested upon the Compensation and Succession Committee’s determination of the number of PSUs earned.

(2)

Represents the market value of the shares issued in settlement of the vested 2022 RSUs, 2023 RSUs, 2024 RSUs and 2023 PSUs on the date the awards vested, calculated using the closing sale price reported on the NYSE on the trading date immediately prior to the vesting date, before shares were withheld for taxes.

ADM Proxy Statement 2026 | 71

EXECUTIVE COMPENSATION — Pension Benefits

Pension Benefits

The following table summarizes information regarding the participation of each of the named executive officers in our defined benefit retirement plans as of the pension plan measurement date for the fiscal year ended December 31, 2025. There were no payments to any of the named executive officers under such plans during the fiscal year ended December 31, 2025.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)

J. R. LUCIANO	ADM Retirement Plan	14	177,767
	ADM Supplemental Retirement Plan	14	622,436

M. PATOLAWALA	ADM Retirement Plan	1	18,404
	ADM Supplemental Retirement Plan	1	38,297

G. A. MORRIS	ADM Retirement Plan	30	806,342
	ADM Supplemental Retirement Plan	30	1,372,795

C. M. CUDDY	ADM Retirement Plan	27	639,162
	ADM Supplemental Retirement Plan	27	983,073

I. PINNER	ADM Retirement Plan	26	253,117
	ADM Supplemental Retirement Plan	26	397,091

(1)

The number of years of credited service was calculated as of the pension plan measurement date used for financial statement reporting purposes, which was December 31, 2025. For each of the named executive officers, the number of years of credited service is equal to the number of actual years of service with our Company.

(2)

The assumptions used to value pension liabilities as of December 31, 2025 were an interest rate of 5.61% for the ADM Retirement Plan and 5.27% for the ADM Supplemental Retirement Plan and mortality was determined under the PRI-2012 mortality table, with a white collar adjustment, projected generationally using scale MP-2021. Messrs. Morris, Cuddy, and Pinner had previously participated in the final average pay formula under the ADM Retirement Plan and the ADM Supplemental Retirement Plan, while Messrs. Luciano and Patolawala had always participated in the cash balance formula under those plans. Effective 1/1/2022, all participants now earn benefits under the cash balance formula in those plans. The amounts reported for each of the named executive officers are the present value of their respective projected normal retirement benefit under the Retirement and Supplemental Plans at December 31, 2025. The amounts reported are calculated by projecting the balance in the accounts forward to age 65 by applying a 4.64% interest rate, converting to a single-life annuity as of age 65, and then discounting back to December 31, 2025 using the assumptions specified above. The total account balance for Mr. Luciano at December 31, 2025 under the Retirement and Supplemental Plans was $800,203. This is the amount that would have been distributable if such individual had terminated employment on that date.

Qualified Retirement Plan

We sponsor the ADM Retirement Plan (the “Retirement Plan”), which is a qualified defined benefit plan under Section 401(a) of the Internal Revenue Code. The Retirement Plan covers eligible salaried employees of our Company and its participating affiliates.

Effective January 1, 2009, the Retirement Plan was amended to provide benefits determined under a cash balance formula. The cash balance formula initially applied to any participant entering or re-entering the plan on or after January 1, 2009 and to any participant who had less than five years of service prior to January 1, 2009. For a participant with an accrued benefit and less than five years of service prior to January 1, 2009, an account was established on January 1, 2009 with an opening balance equal to the present value of his or her accrued benefit determined under the Retirement Plan’s prior final average pay formula. From January 1, 2009 through December 31, 2021, the accrued benefits of all other participants to whom the cash balance formula did not apply continued to be determined under the traditional final average pay formula.

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EXECUTIVE COMPENSATION — Qualified Retirement Plan

In December 2017, the Retirement Plan was amended to freeze the traditional final average pay formula benefit accruals as of December 31, 2021 for all active final average pay formula participants in the Retirement Plan on that date. Final average pay accrued benefits are calculated as if the participant terminated employment on the earlier of their actual termination date or December 31, 2021. The final average pay benefit was not converted to a cash balance benefit but remains subject to the final average pay benefit rules. As of January 1, 2022, all Retirement Plan participants accrue future benefits under the cash balance formula, based on their age and total years of service.

Messrs. Luciano and Patolawala participate only in the cash balance formula, while Messrs. Morris, Cuddy, and Pinner participate in the cash balance formula and have a frozen final average pay formula benefit as well.

Cash Balance Formula: Under the cash balance formula, a participant has an individual hypothetical account established under the Retirement Plan. Pay and interest credits are credited on an annual basis to the participant’s account. Pay credits are equal to a percentage of the participant’s earnings for the year based on the sum of the participant’s age and years of service at the end of the year under the schedule below.

AGE + SERVICE	PAY

Less than 40	2.00%

at least 40 but less than 50	2.25%

at least 50 but less than 60	2.50%

at least 60 but less than 70	3.00%

at least 70 but less than 80	3.50%

80 or more	4.00%

Interest credits are made at the end of the year and are calculated on the balance of the participant’s account as of the first day of the plan year, using an interest rate based upon the yield on 30-year Treasury bonds, subject to a minimum annual interest rate of 1.95%. The participant’s pension benefit will be the amount of the balance in the participant’s account at the time that the pension becomes payable under the Retirement Plan. The pension payable to a participant whose accrued benefit under the final average pay formula was converted to the cash balance formula at January 1, 2009, if paid in annuity form, will be increased to reflect any additional benefit which the participant would have received in that form under the traditional formula, but only with respect to the benefit accrued by the participant prior to January 1, 2009. A participant under the cash balance formula becomes vested in a benefit under the Retirement Plan after three years of service. There are no special early retirement benefits under the cash balance formula.

Final Average Pay Formula: For any participant who accrued a benefit under the final average pay formula prior to January 1, 2022, the formula calculated a life annuity payable at a normal retirement age of 65 based upon a participant’s highest average earnings over 60 consecutive months during the last 15 years of employment (or the last 15 years prior to December 31, 2021, for those employed on that date). The final average pay formula provides a benefit of 36.0% of a participant’s final average earnings, plus 16.5% of the participant’s final average earnings in excess of Social Security “covered compensation.” This benefit accrues ratably over 30 years of service. A participant accrues an additional benefit of 0.5% of final average earnings for years of service in excess of 30. Early retirement is available at age 55 with 10 years of service. Final average pay formula normal retirement age benefits were frozen as of the earlier of a participant’s termination of employment or December 31, 2021, and will not increase in the future. The life annuity payable at early retirement is subsidized relative to the normal retirement benefit. The payment amount in life annuity form is 97% of the full benefit amount at age 64, and 50% at age 55, with adjustments between those two ages. All participants with the final average pay formula benefit are vested in their final average pay formula benefits under the Retirement Plan, based on five years of service.

Earnings for purposes of the cash balance and the final average pay formulas generally include amounts reflected as pay on Form W-2, increased by 401(k) Plan pre-tax deferrals and elective “cafeteria plan” contributions, and decreased by bonuses, expense allowances/ reimbursements, severance pay, income from stock option and restricted stock awards or cash payments in lieu thereof, merchandise or service discounts, amounts paid in a form other than cash, and other fringe benefits. Annual earnings are limited as required under Section 401(a)(17) of the Internal Revenue Code.

When a participant is eligible for a pension, the participant has a choice of a life annuity, a joint and 50% survivor annuity, a joint and 75% survivor annuity, or a joint and 100% survivor annuity. Each joint and survivor annuity form is the actuarial equivalent (as defined under the Retirement Plan) of the life annuity payable at the same age. Individuals with a cash balance formula benefit may also elect their cash balance formula benefit be paid in a lump-sum payment.

ADM Proxy Statement 2026 | 73

EXECUTIVE COMPENSATION — Supplemental Retirement Plan

Supplemental Retirement Plan

We also sponsor the ADM Supplemental Retirement Plan (the “Supplemental Plan”), which is a nonqualified deferred compensation plan under Section 409A of the Internal Revenue Code. The Supplemental Plan covers participants in the Retirement Plan whose benefit under such plan is limited by the benefit limits of Section 415 or the compensation limit of Section 401(a)(17) of the Internal Revenue Code. The Supplemental Plan also covers any employee whose Retirement Plan benefit is reduced by participation in the ADM Deferred Compensation Plan. Participation by those employees who otherwise qualify for coverage is at the discretion of the Board, the Compensation and Succession Committee or, in the case of employees other than executive officers, the Chief Executive Officer. The Supplemental Plan provides the additional benefit that would have been provided under the Retirement Plan but for the limits of Section 415 or 401(a)(17) of the Internal Revenue Code, and but for the fact that elective contributions made by the participant under the ADM Deferred Compensation Plan are not included in the compensation base for the Retirement Plan. A participant is not vested in a benefit under the Supplemental Plan unless and until the participant is vested in a benefit under the Retirement Plan, which requires three years of service for a cash balance formula participant and five years of service for a final average pay formula participant for vesting. A separate payment form election is required with respect to the Supplemental Plan benefit from among the same options available under the Retirement Plan, subject to the limitations of Section 409A of the Internal Revenue Code.

Nonqualified Deferred Compensation

The following table summarizes information with respect to the participation of the named executive officers in the ADM Deferred Compensation Plan for Selected Management Employees II, which is a non-qualified deferred compensation plan, for the fiscal year ended December 31, 2025.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at 12/31/25 ($)

J. R. LUCIANO	—	—	—	—

M. PATOLAWALA	—	—	—	—

G. A. MORRIS	—	—	—	—

C. M. CUDDY	—	—	—	—

I. PINNER	—	680,971	—	6,105,902	(1)

(1)	The aggregate balance at December 31, 2025 includes a deduction of $1,302 that was made in 2025 to correct a prior year error.

We sponsor two nonqualified deferred compensation plans—the ADM Deferred Compensation Plan for Selected Management Employees I and II (referred to as “Deferred Comp Plan I” and “Deferred Comp Plan II”, respectively). Deferred Comp Plan I was frozen as to new participants and new deferrals effective January 1, 2005, and is maintained as a separate “grandfathered” plan under Section 409A of the Internal Revenue Code. Deferred Comp Plan II is structured to comply with Section 409A. Deferred Comp Plan II covers salaried employees of our Company and its affiliates whose annualized base salary is $175,000 or more. Participation by those employees who otherwise qualify for coverage is at the discretion of the Board, the Compensation and Succession Committee or, in the case of employees other than executive officers, the Chief Executive Officer.

A participant in Deferred Comp Plan II can defer up to 75% of his or her base salary and up to 100% of his or her bonus. Earnings credits are added based upon hypothetical investment elections made by participants. A participant can elect each year when to be paid the base salary or bonus amounts deferred for that year, by electing to be paid upon a specified future date prior to separation from service or following retirement, in the form of a lump sum or in installments over a period of two to twenty years. If a participant separates from service prior to the elected payment date (or prior to qualifying for retirement), the payment will be made in a lump sum after separation from service, subject to the six month “specified employee” payment delay required by Section 409A. Withdrawals are allowed upon a showing of “hardship” by the participant in accordance with Section 409A. Small account balances of $10,000 or less are paid in a lump sum only.

Deferred Comp Plan II provides for “make-whole” company credits to the extent that a participant’s election to defer under the Deferred Comp Plan II causes a loss of company contributions under the 401(k) and ESOP. No “make-whole” company credits were made on behalf of the named executive officers for fiscal year 2023.

A participant with an account balance remaining under Deferred Comp Plan I continues to receive earnings credits on such account based upon hypothetical investment elections made by the participant. A participant can establish up to two “scheduled distribution accounts” that are payable upon dates specified by the participant in either a lump sum or installments over a period of two to four years. A participant also

74 | ADM Proxy Statement 2026

EXECUTIVE COMPENSATION — Nonqualified Deferred Compensation

can take unscheduled withdrawals of up to 25% of the balance of his or her accounts, subject to a withdrawal penalty of 10% of the withdrawn amount. Only one such unscheduled withdrawal is allowed in any year. Withdrawals also are allowed upon a showing of “hardship” by the participant. A participant’s account under Deferred Comp Plan I is paid following termination of employment. Payment following termination of employment is in a lump sum, except that a participant can elect to have installments paid over a period of two to 20 years if termination of employment occurs after retirement eligibility or due to disability.

Deferred Comp Plan I balances are fully vested. A participant becomes vested in his or her company credits to Deferred Comp Plan II after two years of service. Unpaid amounts at death are paid to designated beneficiaries.

The hypothetical investment options available under Deferred Comp Plans I and II are determined by the Company and correspond with the investment options (other than our Company’s common stock) that are made available to participants in the qualified 401(k) and ESOP. These investment options are listed below, and the plan earnings credited to each participant’s account in these plans correspond to the earnings performance of the investment selected. Participants in the Deferred Comp Plans I and II may reallocate the amount of new deferrals and existing account balances among these investment options at any time. We do not set assets aside for the benefit of plan participants, but the Deferred Comp Plans I and II provide for full funding of all benefits upon a change in control or potential change in control, as defined in the plans.

In fiscal year 2025, the investment options available under Deferred Comp Plans I and II and their respective notional rates of return were as follows:

Deemed Investment Option	Fiscal Year 2025 Cumulative Return (1/1/25 to 12/31/25)

State Street U.S. Bond Index Securities Lending Series Fund Class X	7.21%

State Street S&P 500® Index Securities Lending Series Fund Class X	17.86%

T. Rowe Price Large-Cap Growth Trust E	17.71%

Dodge & Cox Stock Fund Class X	13.73%

State Street U.S. Extended Market Index Securities Lending Series Fund Class X	11.36%

MFS International Equity Fund Class 7E	23.37%

State Street Global All Cap Equity Ex-U.S. Index Securities Lending Series Fund Class X	32.69%

ADM 401(K) Plans Stable Value Fund	2.68%

State Street Target Retirement 2025 Securities Lending Series Fund Class XI	13.67%

State Street Target Retirement 2030 Securities Lending Series Fund Class XI	16.23%

State Street Target Retirement 2035 Securities Lending Series Fund Class XI	18.19%

State Street Target Retirement 2040 Securities Lending Series Fund Class XI	19.39%

State Street Target Retirement 2045 Securities Lending Series Fund Class XI	20.28%

State Street Target Retirement 2050 Securities Lending Series Fund Class XI	21.04%

State Street Target Retirement 2055 Securities Lending Series Fund Class XI	21.43%

State Street Target Retirement 2060 Securities Lending Series Fund Class XI	21.43%

State Street Target Retirement 2065 Securities Lending Series Fund Class XI	21.37%

State Street Target Retirement 2070 Securities Lending Series Fund Class XI	21.36%

State Street Target Retirement Securities Lending Series Fund Class XI	11.72%

ADM Proxy Statement 2026 | 75

EXECUTIVE COMPENSATION — Termination of Employment and Change in Control Arrangements

Termination of Employment and Change in Control Arrangements

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment or a change in control of our Company. See the tabular disclosure and narrative description under the “Pension Benefits” and “Nonqualified Deferred Compensation” sections above for detail regarding payments that would result from a termination of employment or change in control of our Company under our pension and nonqualified deferred compensation plans.

Under the terms of our stock option agreements, vesting and exercisability accelerate upon the death of the recipient or change in control of our Company, and continue in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for reasons other than death, disability, retirement, or cause, a recipient forfeits any interest in the unvested portion of any option but retains the right to exercise the previously vested portion of any option for a period of three months. In addition, if an award recipient’s employment is terminated for cause, or if the recipient breaches a non-competition or confidentiality restriction or participates in an activity deemed by us to be detrimental to our Company, the recipient’s right to exercise any unexercised options will terminate, the recipient’s right to receive option shares will terminate, and any shares already issued upon exercise of the option must be returned to us in exchange for the lesser of the shares’ then-current fair market value or the price paid for the shares, or the recipient must pay us cash in the amount of the gain realized by the recipient from the exercise of the option.

Under the terms of the outstanding RSU award agreements, vesting accelerates in connection with a change in control of the Company only if the executive’s employment is terminated without cause or if the executive resigns for good reason, in each case, within 24 months after the change in control, or if the surviving entity in the change in control transaction refuses to continue, assume, or replace the awards. In addition, under the RSU award agreements, vesting accelerates upon death and continues in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for other reasons, the unvested portion of each award is forfeited, other than the one-time make-whole RSUs granted to Mr. Patolawala, which fully vested subsequent to December 31, 2025. In addition, if an executive’s employment is terminated for cause in the case of the 2023 RSUs, or the Company determines the executive has engaged in any act that would constitute cause in the case of the 2024 and 2025 RSUs, or if the executive breaches a non-competition, non-solicitation or confidentiality restriction in the case of any of the RSUs, the executive’s unvested awards will be forfeited, and any award shares that have already been issued in settlement must be returned to us or the executive must pay us the amount of the shares’ fair market value as of the date the award vested.

Under the terms of the award agreements for the 2023 PSUs, the 2024 PSUs and the 2025 PSUs, vesting accelerates upon the death of the executive, and the target number of units would vest. Further, vesting of PSU awards accelerates in connection with a change in control of our Company only if the executive’s employment is terminated without cause or if the executive resigns for good reason, in each case, within 24 months after the change in control, or if the surviving entity in the change in control transaction refuses to continue, assume, or replace the awards. In such cases, the number of PSUs that vest will be equal to the greater of the target number of units or the number of PSUs earned based on actual performance during the truncated performance period. If employment ends as a result of disability or retirement, vesting will continue in accordance with the original vesting schedule. If employment ends for other reasons, the unvested portion of each award is forfeited. In addition, if an executive’s employment is terminated for cause in the case of the 2023 PSUs, or the Company determines the executive has engaged in any act that would constitute cause in the case of the 2024 and 2025 PSUs, or if the executive breaches a non-competition, non-solicitation or confidentiality restriction in the case of any of the PSUs, the executive’s unvested awards will be forfeited, and any award shares that have already been issued in settlement must be returned to us or the executive must pay us the amount of the shares’ fair market value as of the date the award vested.

The amount of compensation payable to each named executive officer in various termination and change in control scenarios is listed in the table below. These payments and benefits are provided under the terms of agreements involving equity compensation awards. Unless otherwise indicated, the amounts listed are calculated based on the assumption that the named executive officer’s employment was terminated or that a change in control occurred on December 31, 2025. None of the named executive officers held any nonvested stock options as of such date.

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EXECUTIVE COMPENSATION — Termination of Employment and Change in Control Arrangements

Name		Voluntary Termination ($)	Involuntary Termination without Cause ($)	Termination for Cause ($)	Death ($)(1)	Disability ($)	Change in Control ($)(3)	Change in Control (Non- Assumption of Awards or Involuntary Termination Without Cause or Termination for Good Reason) ($)(4)	Retirement ($)

J. R. Luciano	Vesting of nonvested RSU awards	(6)	(6)	—	14,952,747	(2)	—	14,952,747	(6)

	Vesting of nonvested PSU awards	(6)	(6)	—	28,019,419	(2)	—	28,019,419	(6)

M. Patolawala	Vesting of nonvested RSU awards	4,752,813	4,752,813	—	9,993,372	(2)	—	9,993,372	(5)

	Vesting of nonvested PSU awards	—	—	—	9,208,576	(2)	—	9,208,576	(5)

G. A. Morris	Vesting of nonvested RSU awards	—	—	—	2,790,507	(2)	—	2,790,507	(5)

	Vesting of nonvested PSU awards	—	—	—	5,225,151	(2)	—	5,225,151	(5)

C. M. Cuddy	Vesting of nonvested RSU awards	—	—	—	2,718,300	(2)	—	2,718,300	(5)

	Vesting of nonvested PSU awards	—	—	—	5,065,444	(2)	—	5,065,444	(5)

I. Pinner	Vesting of nonvested RSU awards	—	—	—	2,470,115	(2)	—	2,470,115	(5)

	Vesting of nonvested PSU awards	—	—	—	4,561,659	(2)	—	4,561,659	(5)

(1)

Pursuant to the terms of the RSU awards issued under the 2020 Incentive Compensation Plan, vesting and exercisability of these equity awards are accelerated in full upon death. The amount shown with respect to RSU awards was calculated by multiplying the number of units as to which accelerated vesting and settlement occurs by $57.49, the closing sale price of a share of our common stock on the NYSE on December 31, 2025, the last trading day of 2025.

Due to the fact that the performance period for the 2023 PSUs ended on December 31, 2025, the amounts in this column related to the 2023 PSUs consist of the number of 2023 PSUs that actually were earned and vested for the applicable named executive officer, multiplied by $57.49, the closing sale price of a share of our common stock on the NYSE on December 31, 2025. The PSUs granted in 2024 and 2025 provide that vesting of those awards will accelerate upon death in an amount equal to the target number of PSUs. Therefore, the amount shown in this column with respect to the 2024 and 2025 PSU awards is the target number of such awards, in each case multiplied by $57.49, the closing sale price of a share of our common stock on the NYSE on December 31, 2025.

(2)

Pursuant to the terms of the award agreements issued under the 2020 Incentive Compensation Plan, vesting of these equity awards generally continues on the same schedule after termination of employment due to disability.

(3)

All outstanding RSUs and PSUs are subject to a double-trigger vesting and payout mechanism upon a change in control, meaning that only if (i) within 24 months after the change in control, the named executive officer’s employment is terminated without cause or he or she resigns for good reason or (ii) the surviving entity in the change of control does not continue, assume, or replace the awards, the RSU awards will accelerate in full and the PSU awards will accelerate as described in footnote (4) below. Therefore, this column excludes all outstanding RSUs and PSUs.

(4)

All outstanding RSUs and PSUs are subject to a double-trigger vesting and payout mechanism upon a change in control, meaning that only if (i) within 24 months after the change in control, the named executive officer’s employment is terminated without cause or he or she resigns for good reason or (ii) the surviving entity in the change of control does not continue, assume, or replace the awards, the RSU awards will accelerate in full and the number of 2023, 2024 and 2025 PSU awards that vest will be equal to the greater of the target number of units or the number of PSUs earned based on actual performance during the truncated performance period. This column includes (i) all unvested RSU awards, and (ii) a portion of the unvested PSU awards (calculated in the manner set forth in footnote (1)). The amounts shown with respect to the awards was calculated by multiplying the number of units as to which accelerated vesting and settlement occurs by $57.49, the closing sale price of a share of our common stock on the NYSE on December 31, 2025.

(5)

Because this named executive officer is not yet eligible for retirement under the terms of the ADM Retirement Plan, no current termination of employment would be considered “retirement” under any of the applicable equity-based compensation plans.

(6)

Because this named executive officer is eligible for retirement, pursuant to the terms of the RSU award and PSU award agreements issued under the 2020 Incentive Compensation Plan, vesting of these equity awards generally continues on the same schedule after retirement, voluntary termination or involuntary termination without cause.

ADM Proxy Statement 2026 | 77

EXECUTIVE COMPENSATION — CEO Pay Ratio

CEO Pay Ratio

For our fiscal year 2025 pay ratio analysis, we identified a new median employee because we last identified a median employee for pay ratio analysis purposes over three years ago. Therefore, we completed a review of our global employee population as detailed below to determine a new median employee.

Our median employee’s annual total compensation for fiscal year 2025 was $85,460. The annual total compensation of our Board Chair and CEO for fiscal year 2025 was $23,886,978. The ratio between the Board Chair and CEO’s annual total compensation to the annual total compensation of our median employee is 280:1.

We determined our median employee for fiscal year 2025 by using a consistently applied compensation measure of total cash compensation paid to our global employee population (including full-time, part-time, temporary, and seasonal employees) other than our Board Chair and CEO, as of December 31, 2025, with 43% of these individuals located in the United States. We define “total cash compensation” as base salary for salaried colleagues, base hourly compensation and overtime for hourly permanent employees, actual compensation for seasonal or temporary colleagues, sales commission (if applicable), and any annual cash incentive compensation for the year ended on December 31, 2025. For purposes of the pay ratio, their compensation is converted to U.S. dollars using the exchange rate as of December 31, 2025 to determine the median employee.

With respect to our median employee, we identified and calculated the elements of the employee’s annual total compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and also included $18,328 as the estimated value of the median employee’s 2025 employer-paid health care and basic life insurance premiums. With respect to the annual total compensation of our Board Chair and CEO, we used the amount reported in the Summary Compensation Table and also included $20,571 as the estimated value of our Board Chair and CEO’s 2025 employer-paid health care and basic life insurance premiums.

SUPPLEMENTAL PAY RATIO

Our global footprint drives the median pay level at ADM. Approximately 57% of our workforce is employed outside the United States. We aim to provide competitive pay and benefits for each employee’s role in every business segment and geography. To be consistent with our compensation philosophy, all global colleagues are paid based upon their local market as reviewed on an annual basis to ensure they are paid competitively. We believe this information is useful to put the SEC-required pay ratio provided above into context.

In addition, as in prior years, we are also providing a supplemental pay ratio that includes our domestic employees only. We identified the median employee for purposes of the 2025 supplemental pay ratio analysis using the same methodology as the 2025 required pay ratio analysis. Applying this methodology to our employees located in the United States only (other than our Board Chair and CEO), we determined that our median employee in fiscal year 2025 had annual total compensation in the amount of $108,469.

As a result, the fiscal year 2025 ratio of the total annual compensation of our Board Chair and CEO to the total annual compensation of our median employee in the United States, each as calculated above to include 2025 employer-paid health care and basic life insurance premiums, is 220:1. This supplemental pay ratio is not a substitute for the required CEO pay ratio, but we believe it is helpful in fully evaluating the ratio of our Board Chair and CEO’s annual total compensation to that of our median employee.

78 | ADM Proxy Statement 2026

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

Pay Versus Performance
PAY VERSUS PERFORMANCE TABLE
The following table sets forth compensation information of our CEO (the “PEO”) and other NEOs (the
“Non-PEO
NEOs”), on an average basis, along with total shareholder return, net income, and ROIC performance results for our fiscal years 2025, 2024, 2023, 2022, and 2021. For additional information regarding the Company’s pay-for-performance
philosophy and compensation objectives, including emphasizing multiple performance factors tied to stockholder value creation over short- and long-term time horizons, refer to the Compensation Discussion and Analysis (“CD&A”).

Fiscal Year	Summary Compensation Table (SCT) Total For PEO (1) ($)	Compensation Actually Paid (CAP) to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)	Company Selected Measure: Adjusted ROIC (4)
					Total Shareholder Return (TSR) (3) ($)	Peer Group TSR (3) ($)

2025	23,886,978	10,686,678	6,557,045	4,485,883	131.07	214.08	1,078,000,000	6.3%

2024	21,569,894	(13,224,711)	6,292,328	2,346,088	110.83	178.19	1,800,000,000	8.3%

2023	24,414,668	(271,382)	5,497,139	2,081,427	152.93	136.08	3,483,000,000	12.2%

2022	24,749,178	65,662,660	5,891,112	14,567,967	192.14	102.37	4,340,000,000	13.6%

2021	23,508,841	60,063,855	6,078,204	15,161,710	137.31	129.36	2,709,000,000	10.0%

(1)
For each of 2025, 2024, 2023, 2022, and 2021 our PEO was Juan Luciano. For 2021, the
Non-PEO
NEOs were Ray Young, Vincent Macciocchi, Gregory Morris, and Joseph Taets. For 2022, the
Non-PEO
NEOs included the same NEOs as in 2021, as well as Vikram Luthar and Christopher Cuddy. For 2023, the
Non-PEO
NEOs were Vikram Luthar, Regina Jones, Gregory Morris, Christopher Cuddy and Vincent Macciocchi. For 2024, the
Non-PEO
NEOs were Monish Patolawala, Ismael Roig, Greg Morris, Christopher Cuddy, Ian Pinner and Vikram Luthar. For 2025, the
Non-PEO
NEOs were Monish Patolawala, Greg Morris, Christopher Cuddy, and Ian Pinner.

(2)
The dollar amounts reported represent the Compensation Actually Paid (“CAP”) to Mr. Luciano and the
Non-PEO
NEOs in accordance with, and using the adjustments set forth in, Item 402(v) of Regulation
S-K.
The following adjustments related to pension plans and equity awards were made to their total compensation each year as reported in the SCT to determine the CAP:

Reconciliation of PEO Summary Compensation Table Total to Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments ($)	Dividends Paid or Accrued on Unvested Shares and Stock Options ($)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Pension Benefit Adjustments ($)	Compensation Actually Paid ($)

2025	23,886,978	(17,700,055)	2,918,444	1,646,739	(114,406)	48,978	10,686,678

2024	21,569,894	(17,700,074)	(18,189,770)	1,084,138	(37,857)	48,958	(13,224,711)

2023	24,414,668	(17,919,686)	(7,597,412)	902,498	(117,551)	46,100	(271,382)

2022	24,749,178	(17,727,259)	57,902,844	689,008	—	48,889	65,662,660

2021	23,508,841	(15,939,571)	51,787,958	718,567	(59,843)	47,903	60,063,855

ADM Proxy Statement 2026 | 79

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

Reconciliation of Non-PEO NEOs Summary Compensation Table Total to Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments ($)	Dividends Paid or Accrued on Unvested Shares and Stock Options ($)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Pension Benefit Adjustments ($)	Compensation Actually Paid ($)

2025	6,557,045	(4,131,293)	1,764,290	402,335	(129,446)	22,952	4,485,883

2024	6,292,328	(4,758,392)	625,835	170,347	(2,473)	18,443	2,346,088

2023	5,497,139	(3,746,208)	288,332	132,976	(107,675)	16,864	2,081,427

2022	5,891,112	(3,657,711)	12,165,647	143,963	—	24,956	14,567,967

2021	6,078,204	(3,533,337)	12,401,366	184,138	(14,810)	46,149	15,161,710

(3)
Our peer group for the calculation of TSR is the S&P 100, which is the industry index used to show our performance in our CD&A. TSR, in the case of both the Company and our peer group, reflects the cumulative return on $100 as if invested on December 31, 2020, including reinvestment of any dividends, and is rounded to the nearest tenth.

(4)
Our Company selected measure, which we believe represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the NEOs for 2025 to company performance, is Adjusted ROIC. Adjusted ROIC is one of the metrics under the 2025 PSUs. PSUs make up for over 40% of our NEOs annual target total compensation for 2025. Adjusted ROIC (return on invested capital, adjusted to exclude the impact of certain items) is a non-GAAP
financial measure. Annex A to this proxy statement provides a more detailed definition of this term, a reconciliation to the most directly comparable GAAP financial measure, and related disclosures about the use of this non-GAAP
financial measure.

In order to calculate CAP, the following amounts were excluded from or added to the SCT total compensation:

Reconciliation of the Pension and Equity Award Adjustments for the PEO’s Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Pension & Equity amounts reported in SCT ($)	Pension value attributable to covered years’ service and any change in pension value attributable to plan amendments made in covered year ($)	Dividends paid or accrued on unvested shares and stock options ($)	Change in fair value related to equity awards a,b ($)	CAP ($)

2025	23,886,978	(17,814,461)	48,978	1,646,739	2,918,444	10,686,678

2024	21,569,894	(17,737,931)	48,958	1,084,138	(18,189,770)	(13,224,711)

2023	24,414,668	(18,037,237)	46,100	902,498	(7,597,412)	(271,382)

2022	24,749,178	(17,727,259)	48,889	689,008	57,902,844	65,662,660

2021	23,508,841	(15,999,414)	47,903	718,567	51,787,958	60,063,855

80 | ADM Proxy Statement 2026

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

Reconciliation of the Pension and Equity Award Adjustments for the Average of Non-PEO NEOs’ Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Pension & Equity amounts reported in SCT ($)	Pension value attributable to covered years’ service and any change in pension value attributable to plan amendments made in covered year ($)	Dividends paid or accrued on unvested shares and stock options ($)	Change in fair value related to equity awards a,b ($)	CAP ($)

2025	6,557,045	(4,260,738)	22,952	402,335	1,764,290	4,485,883

2024	6,292,328	(4,760,865)	18,443	170,347	625,835	2,346,088

2023	5,497,139	(3,853,883)	16,864	132,976	288,332	2,081,427

2022	5,891,112	(3,657,711)	24,956	143,963	12,165,647	14,567,967

2021	6,078,204	(3,548,148)	46,149	184,138	12,401,366	15,161,710

(a)	With respect to performance-based equity awards, change in fair value is based on the probable outcome of the related performance metrics.

(b)	The amounts deducted or added are as follows to determine the equity award adjustments for year-over-year change in fair value:
PEO

Fiscal Year	Fair Value at Covered Year- End of Equity Awards Granted in Covered Year	Change in Fair Value at End of Covered Year from End of Prior Year of Awards Granted in Prior Years that are Unvested at End of Covered Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in Prior Years that Vested in the Covered Year	Fair Value at End of the Prior Year of Prior Year Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Value of Dividends or other Earnings Paid or Accrued on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2025	12,131,837	(6,220,602)	—	(2,992,791)	—	—	2,918,444

2024	9,133,097	(22,628,216)	—	(4,694,651)	—	—	(18,189,770)

2023	23,167,914	(25,124,590)	—	(5,640,736)	—	—	(7,597,412)

2022	29,050,156	24,982,970	—	3,869,718	—	—	57,902,844

2021	29,297,900	19,489,626	—	3,000,433	—	—	51,787,958

ADM Proxy Statement 2026 | 81

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

Average
Non-PEO
NEOs

Fiscal Year	Fair Value at Covered Year- End of Equity Awards Granted in Covered Year	Change in Fair Value at End of Covered Year from End of Prior Year of Awards Granted in Prior Years that are Unvested at End of Covered Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in Prior Years that Vested in the Covered Year	Fair Value at End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Value of Dividends or other Earnings Paid or Accrued on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2025	2,831,641	(2,147,980)	—	1,080,628	—	—	1,764,290

2024	3,060,568	(2,161,287)	—	(273,446)	—	—	625,835

2023	4,605,203	(3,418,100)	—	(898,772)	—	—	288,332

2022	6,009,503	5,340,024	—	816,121	—	—	12,165,647

2021	6,494,489	5,193,596	—	713,281	—	—	12,401,366
FINANCIAL PERFORMANCE MEASURES
The three financial performance measures listed below represent the most important measures used to link compensation actually paid to the NEOs for 2025 to Company performance, as further described in the CD&A.

•	Adjusted ROIC

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)

•	Adjusted earnings per share (EPS)

82 | ADM Proxy Statement 2026

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

RELATIONSHIP BETWEEN COMPENSATION PAID AND PERFORMANCE
The below charts show the relationship between Compensation Actually Paid to our PEO and the average of the other NEOs (as shown in the above Pay versus Performance Table), and the following: net income, Company TSR, peer group TSR, and Adjusted ROIC.
Compensation Actually Paid versus Net Income

Net Income
CAP
Net Income
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
($10,000,000)
($20,000,000)
$5,000,000,000
$4,500,000,000
$4,000,000,000
$3,500,000,000
$3,000,000,000
$2,500,000,000
$2,000,000,000
$1,500,000,000
$1,000,000,000
$500,000,000
$0
2021
2022
2023
2024
2025
PEO CAP
NON-PEO NEO CAP
Net Income

Compensation Actually Paid versus Company TSR and Peer Group TSR*

CAP
TSR and Peer Group TSR
TSR
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
($10,000,000)
($20,000,000)
$240
$220
$200
$180
$160
$140
$120
$100
2021
2022
2023
2024
2025
PEO CAP
NON-PEO NEO CAP
Peer Group TSR
Company TSR

*	TSR valuations are based upon a fixed value initial investment of $100 as of December 31, 2020 for determination of both peer group and Company TSR from 2021 through 2025.

ADM Proxy Statement 2026 | 83

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

Compensation Actually Paid versus Adjusted ROIC*

Adjusted ROIC
CAP
ROIC
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
($10,000,000)
($20,000,000)
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2021
2022
2023
2024
2025
PEO CAP
NON-PEO NEO CAP
Adjusted ROIC

*	Adjusted ROIC is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

84 | ADM Proxy Statement 2026

Executive Stock Ownership

Executive Officer Stock Ownership

The following table shows the number of shares of our common stock beneficially owned as of March 13, 2026, directly or indirectly, by each of the named executive officers.

Executive	Common Stock Beneficially Owned(1)		Percent of Class

J. R. LUCIANO	1,920,559	(2)	*

M. PATOLAWALA	114,496		*

G. A. MORRIS	255,590	(3)	*

C. M. CUDDY	284,861	(4)	*

I. PINNER	48,953	(5)	*

*	Less than 1% of outstanding shares

(1)	Does not include the following number of unvested RSUs since none vest within 60 days of March 13, 2026:

Unvested RSUs

J. R. Luciano	246,810

M. Patolawala	110,477

G. A. Morris	45,262

C. M. Cuddy	48,709

I. Pinner	41,723

(2)	Includes 1,492,789 shares held in trust, 238 shares held by a family-owned limited liability company, and 38,108 unvested RSUs that vest within 60 days of March 13, 2026.

(3)	Includes 730 shares held in the 401(k) and ESOP, and 7,211 unvested RSUs that vest within 60 days of March 13, 2026.

(4)	Includes 2,518 shares held in the 401(k) and ESOP, and 6,774 unvested RSUs that vest within 60 days of March 13, 2026.

(5)	Includes 6,555 unvested RSUs that vest within 60 days of March 13, 2026.

Common stock beneficially owned as of March 13, 2026, by all directors, director nominees, and current executive officers (as of March 13, 2026) as a group, numbering 20 persons, is 3,108,428 shares representing 0.6% of the outstanding shares, of which 323,298 shares represent stock units allocated under our Stock Unit Plan for Nonemployee Directors, 3,248 shares are held in the 401(k) and ESOP, and no shares are subject to pledge.

ADM Proxy Statement 2026 | 85

Equity Compensation Plan Information; Related Transactions

Equity Compensation Plan Information at December 31, 2025

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights*	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)

Equity Compensation Plans Approved by Security Holders	5,993,392(1)	$52.52(2)	7,544,728(3)

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	5,993,392(1)	$52.52(2)	7,544,728(3)

(1)

Consists of 3,336,846 shares to be issued upon vest of outstanding RSUs, 2,062,081 shares to be issued upon vest of outstanding PSUs, and 594,465 shares to be issued upon exercise of outstanding options pursuant to the Company’s 2020 Incentive Compensation Plan and the Company’s 2009 Incentive Compensation Plan all as of December 31, 2025.

(2)	Weighted-average exercise price for outstanding stock options.

(3)

Consists of shares available for issuance pursuant to the Company’s 2020 Incentive Compensation Plan, as of December 31, 2025. Benefits which may be granted under the 2020 Incentive Compensation Plan are options, stock appreciation rights, restricted stock and restricted stock units, performance shares, performance units and cash-based awards.

*	Based on target share amounts for PSUs. Number of PSUs issued would be 4,397,276 under the maximum payout conditions.

As of March 13, 2026, our Company does not have any equity compensation plans that have not been approved by our stockholders.

86 | ADM Proxy Statement 2026

EQUITY COMPENSATION PLAN INFORMATION; RELATED TRANSACTIONS — Review and Approval of Certain Relationships and Related Transactions

Review and Approval of Certain Relationships and Related Transactions

Various policies and procedures of our Company, including our Related Party Transaction Approval Policy, our Code of Conduct, our bylaws, the charter of the Nominating and Corporate Governance Committee, and annual questionnaires completed by all of our directors and executive officers, require the directors and executive officers to disclose and otherwise identify to the Company the transactions, arrangements, or relationships that could be viewed as constituting potential or actual conflicts of interest or otherwise require disclosure under applicable SEC rules as “related person transactions” between our Company or its subsidiaries and related persons. For these purposes, a related person is a director, executive officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members.

Although the Company’s processes vary with the particular transaction or relationship, in accordance with our Related Party Transaction Approval Policy and our Code of Conduct, directors, executive officers, and other Company employees are directed to inform appropriate personnel regarding any such potential transaction or relationship. To the extent a related person is involved in the relationship or has a material interest in the transaction, the Audit Committee will review the transaction or relationship, considering various factors as set forth in our Related Party Transaction Approval Policy. The Audit Committee will approve or ratify the transaction or relationship only if it determines that it is not inconsistent with the best interests of the Company and its stockholders, that it is beneficial to the Company, and that the terms are fair to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended December 31, 2025, Brent Cuddy, the brother of Christopher Cuddy, one of our named executive officers, was employed by our Company as a vice president and earned total compensation of approximately $418,000 in fiscal 2025. The compensation for Mr. Cuddy’s brother is appropriate for his role and aligned to that of his peers’ compensation in accordance with the Company’s compensation philosophy and practices for those of equivalent experience and responsibilities. Such relationship was considered by the Audit Committee and found to be fair and in the best interests of our Company.

Additionally, during the fiscal year ended December 31, 2025, ADM purchased approximately $531,000 of grain from Flatland Farms, of which Christopher Cuddy is the sole proprietor. Such related transaction was considered by the Audit Committee and found to be fair and in the best interests of our Company.

ADM Proxy Statement 2026 | 87

Proposal No. 3

Proposal No. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Ernst & Young LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Audit Committee no less than annually reviews Ernst & Young LLP’s independence and performance in connection with the Audit Committee’s determination of whether to retain Ernst & Young or engage another firm as our independent registered public accounting firm to assure continuing auditor independence. In the course of these reviews, the Audit Committee considers, among other things:

•

Ernst & Young’s historical and recent audit performance, including input from our Audit Committee and employees with substantial contact with Ernst & Young throughout the year about Ernst & Young’s quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by Ernst & Young and its audit team;

•	An analysis of Ernst & Young’s known legal risks and significant proceedings;

•	External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on Ernst & Young and its peer firms;

•	The appropriateness of Ernst & Young’s fees, on both an absolute basis and as compared to its peer firms; and

•	Ernst & Young’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices, and internal control over financial reporting.

Ernst & Young LLP, or its predecessor firms, has served as our independent registered public accounting firm for more than 95 years. The Audit Committee believes that Ernst & Young’s deep institutional knowledge of our global operations and businesses, accounting policies and practices, and internal controls results in higher quality audit work and greater operational efficiencies. In conjunction with the required rotation of Ernst & Young’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of Ernst & Young’s new lead engagement partner.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young to our stockholders as a matter of good corporate practice. The members of the Audit Committee, and the Board of Directors, believe that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of our Company and its stockholders. Representatives of Ernst & Young will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

88 | ADM Proxy Statement 2026

PROPOSAL NO. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

FEES PAID TO INDEPENDENT AUDITORS

The following table shows the aggregate fees paid to Ernst & Young LLP by us for the services it rendered during the fiscal years ended December 31, 2025, and December 31, 2024.

Description of Fees	2025	2024

Audit Fees(1)	$20,429,000	$19,854,000

Audit-Related Fees(2)	$1,845,000	$3,729,000

Tax Fees(3)	$2,088,000	$1,986,000

All Other Fees(4)	$—	$43,000

Total	$24,362,000	$25,612,000

(1)

Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements, audit of the effectiveness of our Company’s internal control over financial reporting, and certain statutory audits.

(2)	Includes fees for accounting and reporting assistance, due diligence for mergers and acquisitions, and audit-related work in connection with employee benefit plans of our Company.

(3)	Includes fees related to tax planning advice and tax compliance.

(4)	Includes fees for advisory services related to strategic transactions or divestitures.

AUDIT COMMITTEE PRE-APPROVAL POLICIES

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. This policy provides that audit services engagement terms and fees, and any changes in such terms or fees, are subject to the specific pre-approval of the Audit Committee. The policy further provides that all other audit services, audit-related services, tax services, and permitted non-audit services are subject to pre-approval by the Audit Committee. All of the services Ernst & Young LLP performed for us during fiscal years 2025 and 2024 were pre-approved by the Audit Committee.

ADM Proxy Statement 2026 | 89

Report of the Audit Committee

Report of the Audit Committee

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders relating to the Company’s (i) financial statements and the financial reporting process, (ii) preparation of the financial reports and other financial information provided by the Company to any governmental or regulatory body, (iii) systems of internal accounting and financial controls, (iv) internal audit function, (v) tax function, (vi) annual independent audit of the Company’s financial statements, (vii) major risk exposures, (viii) legal compliance and ethics programs as established by management and the Board, (ix) related-party transactions, and (x) performance of the compliance function.

The Audit Committee assures that the corporate information gathering, analysis, and reporting systems developed by management represent a good faith attempt to provide senior management and the Board of Directors with information regarding material acts, events, and conditions within the Company. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor. The Audit Committee ensures that the Company establishes, resources, and maintains a professional internal auditing function and that there are no unjustified restrictions or limitations imposed on such function. The Audit Committee reviews the effectiveness of the internal audit function and reviews and approves the actions relating to the General Auditor, including performance appraisals and related base and incentive compensation. The Audit Committee is comprised of six independent directors, all of whom are financially literate and one of whom (M.S. Burke, the Chair) has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”).

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management, including a discussion of the quality—not just the acceptability—of the accounting principles, the reasonableness of significant judgments, the development and selection of the critical accounting estimates, and the clarity of disclosures in the financial statements. Also, the Audit Committee discussed with management education regarding compliance with the policies and procedures of the Company as well as federal and state laws.

The Audit Committee reviewed and discussed with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the effectiveness of the Company’s internal control over financial reporting, and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including their judgment as to the quality—not just the acceptability—of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the auditor’s independence from management and the Company. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy and considered the compatibility of non-audit services with the independent auditor’s independence. The Audit Committee recommended to the Board of Directors (and the Board of Directors approved) a hiring policy related to current and former employees of the independent auditor.

The Audit Committee discussed the Company’s major risk exposures, the steps management has taken to monitor and control such exposures, and guidelines and policies to govern the Company’s risk assessment and risk management processes.

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function, and the Company’s independent auditor. The Audit Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the accounting and financial controls, and the overall quality of the Company’s financial reporting. The Audit Committee met individually with members of management in executive session. The Audit Committee held 11 meetings during fiscal year 2025.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance, tenure, and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ global capabilities, and the auditors’ technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has appointed Ernst & Young LLP as independent auditor for the fiscal year ending December 31, 2026. The members of the Audit Committee and the Board believe that, due to Ernst & Young LLP’s knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the

90 | ADM Proxy Statement 2026

REPORT OF THE AUDIT COMMITTEE — Report of the Audit Committee

Company and its stockholders to continue retention of Ernst & Young LLP to serve as the Company’s independent auditor. Although the Audit Committee has the sole authority to appoint the independent auditors, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

M. S. Burke, Chair

J. C. Collins, Jr.

E. M. M. de Brabander

S. F. Harrison

P. J. Moore

D. A. Sandler

ADM Proxy Statement 2026 | 91

PROPOSAL NO. 4

Proposal No. 4 — Approval of an Amendment to the 2020 Incentive Compensation Plan

INTRODUCTION

The Archer-Daniels-Midland 2020 Incentive Compensation Plan (the “2020 Plan”) became effective on May 7, 2020, when our stockholders approved the 2020 Plan. On February 6, 2026, our Board approved an amendment to the 2020 Plan to increase the number of shares available under the plan by an additional 9,000,000 shares (the “Amendment”), subject to approval by our stockholders at the Annual Meeting.

As of March 3, 2026, the 2020 Plan had 5,631,072 shares remaining available for issuance. Additional shares are being requested by the Amendment so that the Company will have sufficient shares to meet our anticipated needs to grant equity awards to incentivize and retain employees in future years. If the Amendment is not approved by our stockholders, the 2020 Plan will continue in effect under its original terms and we will remain subject to its existing share reserve.

We are seeking stockholder approval of the Amendment in order to satisfy the stockholder approval requirements of (i) the New York Stock Exchange and (ii) Section 422 of the Internal Revenue Code (“Code”).

FACTORS CONSIDERED IN SETTING SIZE OF REQUESTED SHARE AMOUNT

The 2020 Plan authorizes 16,200,000 shares for awards, together with those shares of common stock remaining available for future grants under the Archer-Daniels-Midland Company Amended and Restated 2009 Incentive Compensation Plan (the “2009 Plan”) on the date the 2020 Plan was approved by stockholders, which was 3,182,137 shares. In addition, awards outstanding under the 2009 Plan as of the date the 2020 Plan became effective continue to be subject to the terms of the 2009 Plan, but if those awards subsequently expire, are forfeited, cancelled, or returned to the Company for failure to satisfy vesting requirements, are settled for cash or otherwise terminate without payment being made thereunder, the shares subject to those awards will become available for awards under the 2020 Plan.

As of March 3, 2026, there were 481,877,676 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on the New York Stock Exchange on that date was $67.99.

As of March 3, 2026, there were 5,631,072 shares of our common stock remaining available for awards under the 2020 Plan. The Company anticipates that such number of shares will not be sufficient to grant annual equity awards in 2028 in amounts determined to be appropriate by the Compensation and Succession Committee. If this proposal is approved by stockholders, a total of 14,631,072 shares (representing an additional 9,000,000 shares) will be available for future awards under the 2020 Plan, plus any shares subject to awards under the 2009 Plan that are forfeited as described above. In setting the proposed number of additional shares to reserved and issuable under the Amendment, the Compensation and Succession Committee and our Board considered a number of factors as described below.

Long-term equity-based incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term shareholder value creation, aligning executives’ interests with the interests of stockholders, providing additional incentives, and serving to attract and retain the best available people for positions of responsibility with the Company. Our ability to continue to promote our long-term business success and provide competitive levels of equity-based compensation is considered to be of utmost importance to our business. The Board believes that it is in the best interests of our shareholders to increase the number of shares available under the 2020 Plan to ensure sufficient shares for continued equity-based compensation.

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The table below shows, as of March 3, 2026, the shares subject to outstanding awards and shares remaining available for future grants under the 2020 Plan. The table below also shows the number of shares that will be available for future grants under the 2020 Plan, following approval of the amendment to the 2020 Plan by our stockholders.

	As of March 3, 2026		After Approval of Amendment*
	Shares Subject to Outstanding Awards**	Shares Available For Future Awards***	Shares Subject to Outstanding Awards	Shares Available for Future Awards

2020 Plan	5,603,561	5,631,072	5,603,561	14,631,072

*

The amounts in these columns assume no changes in the number of shares subject to outstanding awards or in the number of shares available for future awards under the current share reserve beween March 3, 2026 and approval of the Amendment.

**

Includes nonvested RSU and PSU awards. Assumes PSU awards will vest and pay out based on target performance levels being achieved. We did not have any stock options or stock appreciation rights outstanding as of March 3, 2026.

***

Represents the total number of shares remaining available for future grants under the 2020 Plan, reflecting PSU awards at target payout. The 2020 Plan was our only active equity compensation plan as of March 3, 2026.

Our equity plan dilution rate (or overhang) as of March 3, 2026 was 2.33% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the 2020 Plan, by (2) the total number of shares of common stock outstanding). As of March 3, 2026, the shares remaining available for grant under the 2020 Plan and the shares subject to outstanding awards represented 1.17% and 1.16% of our current overhang, respectively. If shareholders approve the Amendment, the issuance of 9,000,000 additional shares under the 2020 Plan would increase our total potential dilution rate by 1.87% to 4.20%. We believe that the expected dilution that will result from the Amendment is reasonable for a company of our size in our industry.

Our three-year average “burn rate” was 0.50% for fiscal years 2023 through 2025. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percent of our basic weighted average common shares outstanding for that year. We believe our historical burn rate is reasonable for a company of our size in our industry.

Each year, the Compensation and Succession Committee reviews our overall compensation strategy and determines allocations of cash and equity compensation in light of our pay-for-performance philosophy. We believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with stockholder interests. We are also committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution. If the Amendment is not approved by stockholders and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation, and we would be at a severe disadvantage if we could not use equity awards covering a meaningful number of shares to recruit and retain key talent in this competitive market.

We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. Certain provisions in the 2020 Plan are designed to protect our stockholders’ interests and to reflect corporate governance best practices, as described in further detail below.

Generally, we expect to continue making equity awards consistent with our practices over the past five years, and to maintain a market-competitive burn rate. We expect that shares of common stock available for future awards if the Amendment is approved would be sufficient for equity award grants for approximately seven years, which the Compensation and Succession Committee believes is aligned with best practices and provides the Company with a reasonable buffer in case of extraordinary circumstances (e.g., stock price volatility, changes in hiring, acquisitions, etc.).

In setting the number of additional shares to be available for issuance under the proposal, we considered our estimated competitive usage needs going forward for existing employees and potential new hires for approximately the next seven years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2020 Plan could last for a shorter or longer time.

Expectations regarding future share usage under the 2020 Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2020 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Compensation and Succession Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

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KEY COMPENSATION PRACTICES

The 2020 Plan has a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•	No evergreen. Does not have an evergreen or similar provision providing for an automatic replenishment of shares available for grant;

•	Annual limits. Contains annual limits on equity awards granted to any (i) individual participant and (ii) non-employee director;

•	Minimum vesting. Subjects awards to a minimum one-year vesting period, subject to certain limited exceptions;

•

No repricing of stock options or SARs. Prohibits the repricing of stock options or SARs, including any cancellation for cash or other property or the grant of a full value award at a time when the exercise price of the stock option or SAR is greater than the current fair market value of a share of our common stock, unless such action is approved by stockholders;

•

No liberal share recycling. Prohibits adding back to the share reserve any shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds, and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise;

•

No discounted option or SAR grants. Requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards”);

•

No liberal definition of “change in control.” No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control may be imminent;

•

“Double trigger” acceleration of equity awards upon a change in control. Provides for vesting awards based on both (1) the occurrence of a business combination and (2) an involuntary termination of service without cause within 24 months after the business combination (other than in the event awards are not continued, assumed, or replaced, in which case they will accelerate upon the change in control);

•	No excise tax gross-up benefits. No gross-up payments to offset any excise tax expenses are provided for; and

•

Limits on dividends and dividend equivalents. Prohibits the payment of dividends and dividend equivalents on stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on other awards must be subject to the same vesting and performance conditions as the underlying shares or share equivalents.

SUMMARY OF THE 2020 PLAN

The major features of the 2020 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2020 Plan as proposed to be amended, with the amendments marked, which is attached to this Proxy Statement as Annex B.

Specifically, the Amendment would revise Section 4.1 of the 2020 Plan to (i) increase the number of shares that may be the subject of awards and issued under the 2020 Plan by 9,000,000 shares; and (ii) correct two cross-references to other sections, as marked as set forth in Annex B to this Proxy Statement.

Administration

The Compensation and Succession Committee administers the 2020 Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount, and other terms and conditions of each award, consistent with the provisions of the 2020 Plan. In addition, the Compensation and Succession Committee can specify whether, and under what circumstances, awards to be received under the 2020 Plan may be deferred. Subject to the provisions of the 2020 Plan, the Compensation and Succession Committee may amend or waive the terms and conditions, or accelerate the vesting and/or exercisability of an outstanding award. The Compensation and Succession Committee also has discretionary authority to interpret the 2020 Plan and any award or award agreement, adopt sub-plans or special provisions applicable to awards, reconcile any inconsistency, correct any defect or supply an omission in the 2020 Plan or any award agreement, make all factual determinations under the plan, and make all other determinations necessary or advisable for plan administration. The Compensation and Succession Committee may delegate its authority under the 2020 Plan to members of the Board or executive officers of the Company as it relates to awards to persons not subject to Section 16 of the Exchange Act.

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Eligible Participants

Any employee, officer, non-employee director, or permitted consultant, who is selected by the Compensation and Succession Committee, is eligible to receive an award under the 2020 Plan. As of March 3, 2026, approximately 40,800 full-time employees, including eight officers, and 12 non-employee directors were eligible to be selected by the Compensation and Succession Committee to receive awards under the 2020 Plan.

Shares Available For Awards

As of March 3, 2026, 5,631,072 shares of our common stock remained available for awards under the 2020 Plan. The proposed amendment would increase the number of shares available for issuance under the 2020 Plan by an additional 9,000,000 shares.

In the event of certain equity restructurings, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend, that causes a change in the per share value of the shares of common stock underlying outstanding equity awards, the Compensation and Succession Committee will make equitable adjustments with respect to the 2020 Plan and awards thereunder as it may deem appropriate, including adjustments to the aggregate number of shares that may be issued under the 2020 Plan, individual award limits and the number and kind of shares or other securities subject to outstanding awards and, if applicable, the option price or base price of outstanding awards. Similarly, in the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization, or any partial or complete liquidation of the Company, the Compensation and Succession Committee may, in its sole discretion, make appropriate and equitable adjustments to prevent dilution or enlargement of benefits or potential benefits intended to be provided under the 2020 Plan.

If any shares of our common stock subject to any award under the 2020 Plan, or to an award under the 2009 Plan that was outstanding on the date our stockholders approved the 2020 Plan, that expires, is forfeited or cancelled, or is settled or paid in cash will, to the extent of such expiration, forfeiture, cancellation, or cash settlement, become available again for future awards under the 2020 Plan. Each share that again becomes available for awards in such manner shall increase the share reserve by one share. However, shares tendered or withheld in payment of the purchase price of a stock option, shares tendered or withheld to satisfy a tax withholding obligation, shares repurchased with proceeds received by the Company from exercise of a stock option, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right may not be used again under the 2020 Plan.

Awards granted under the 2020 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by the Company or any of our subsidiaries will not reduce the number of shares of common stock authorized for issuance under the 2020 Plan. Additionally, if a company acquired by the Company or any of our subsidiaries has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2020 Plan and will not reduce the shares authorized for issuance under the 2020 Plan, but only if the shares are used for awards made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

Types of Awards

The 2020 Plan permits the granting of:

•	Stock options (incentive stock options, non-qualified stock options);

•	Stock appreciation rights (“SARs”);

•	Restricted stock;

•	Stock units;

•	Cash-based awards; and

•	Other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2020 Plan or any other compensation plan. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. Determinations of fair market value under the 2020 Plan will be made by reference to the closing price of our common stock on the NYSE on the trading date immediately prior to the date in question. The term of awards of the stock-based portion of the plan will not be longer than ten years.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period (not to exceed ten years), all as determined by the Compensation and Succession Committee. The option exercise price may be payable either in cash or its equivalent, by tendering, either by actual delivery of shares or by attestation, previously acquired shares having an aggregate fair market value at the time of exercise equal to the total option price, or a combination of the foregoing. The Compensation and Succession Committee also may permit participants to elect cashless exercise to satisfy the exercise price or through any other means which the Compensation and Succession Committee determines to be consistent with the plan’s purpose and

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applicable law. Under the 2020 Plan, the Compensation and Succession Committee may adopt a rule to provide for the automatic exercise of a vested and exercisable non-qualified stock option that remains unexercised immediately prior to the close of business on the expiration date of the option, subject to the terms and conditions provided under the 2020 Plan and by the Compensation and Succession Committee. We have not granted stock options in recent years.

Stock Appreciation Rights. The value of a SAR granted to a participant is determined by the appreciation in the number of shares of common stock of the Company subject to the award during its term, subject to any limitations upon the amount or percentage of total appreciation that the Compensation and Succession Committee may determine at the time the award is granted. The participant receives all or a portion of the amount by which the fair market value on the date the award is exercised of the number of shares as to which the award is exercised, exceeds a base price for that number of shares as specified by the Compensation and Succession Committee at the time the award is granted. The base price per share of a SAR must be at least 100% of the fair market value of a share of common stock of the Company on the date the SAR is granted, except in the case of substitute awards. A SAR may be granted in connection with a previously or contemporaneously granted option, or independent of any option. A SAR may be paid in cash, shares of common stock of the Company or a combination of cash and shares as determined by the Compensation and Succession Committee. No SAR may be exercised more than ten years after its date of grant.

Restricted Stock / Stock Units. The Compensation and Succession Committee may grant participants shares of common stock of the Company that are subject to such transfer and other restrictions as the Compensation and Succession Committee may determine, along with a risk of forfeiture or repurchase. The Compensation and Succession Committee may also grant participants stock units, each of which provides a participant the right to receive a share of common stock of the Company after satisfaction of a vesting period, and which are also subject to restrictions and a risk of forfeiture. Awards of restricted stock generally provide the participant with dividends and Compensation and Succession voting rights prior to vesting, but the dividends may be made subject to such restrictions and risk of forfeiture as the Committee may determine. Awards of stock units may provide the participant with dividend equivalents prior to vesting, at the discretion of the Compensation and Succession Committee. The terms and conditions of restricted stock and stock unit awards are determined by the Compensation and Succession Committee.

Cash-Based Awards. A cash-based award shall be considered a performance-based award and its payment is contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash-based awards may be granted to any participant in such dollar-denominated amounts and upon such terms and at such times as shall be determined by the Compensation and Succession Committee, consistent with the terms and conditions of the 2020 Plan.

Other Stock-Based Awards. Other awards of our common stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, our common stock also may be granted under the 2020 Plan. The Compensation and Succession Committee has the discretion to determine the terms and conditions of these other stock-based awards so long as they are consistent with the vesting requirements and other provisions of the 2020 Plan.

Performance Awards. The Compensation and Succession Committee may grant any of the foregoing types of awards subject to performance-based vesting conditions and other restrictions. In connection with any performance-based award, the Compensation and Succession Committee will select the applicable performance measures and specify the performance goals based on those performance measures for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a participant if the performance goals are satisfied, and determine the degree to which the vesting, exercisability, lapse of restrictions and/or settlement in cash or shares of such award has been earned, including the degree to which applicable performance goals have been satisfied.

The Compensation and Succession Committee may, in its discretion, adjust any amount otherwise determined to be payable in connection with an award. The Compensation and Succession Committee shall also have the authority to provide, in an award agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance measures upon the occurrence of certain events.

Performance measures include: earnings per share; net income (before or after taxes); return on assets, net assets, equity, investment or capital; cash flow, cash flow per share, and cash flow return on investments, which equals net cash flows divided by owners equity; earnings before or after any one or more of taxes, interest, depreciation, and amortization; gross revenues; share price (including, but not limited to, growth measures and total stockholder return), or any other financial, operational, or strategic measure approved by the Compensation and Succession Committee. Any performance goal based on one of the foregoing performance measures utilized may be expressed in absolute amounts, on a per share basis, relative to one or more of the other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices, or other external measures, and may relate to one or any combination of corporate, group, unit, division, subsidiary, or individual performance. In specifying any financial performance goals applicable to any performance period, the Committee may provide that one or more adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, such as excluding the impact of specified unusual or nonrecurring events such as acquisitions, divestitures, restructuring activities, asset write-downs, litigation judgments or settlements, or changes in tax laws or accounting principles.

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Terms and Conditions

Minimum Vesting. The 2020 Plan provides that except as otherwise provided in an award agreement, service-based awards shall be subject to a vesting period of not less than one year from the applicable grant date, and performance-based awards shall be subject to a performance period of not less than one year. These minimum vesting and performance periods will not apply in connection with: (i) a change of control, (ii) a termination of employment or other service due to death, disability, or retirement, (iii) a substitute award that does not reduce the vesting period of the award being replaced, (iv) an award made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised, and settled awards involving an aggregate number of shares not in excess of 5% of the 2020 Plan’s share reserve. For purposes of awards to our non-employee directors, a vesting period will be deemed to be one year if runs from the date of one of our annual stockholder meetings to the date of the next annual stockholder meeting.

Dividends and Dividend Equivalents. The 2020 Plan prohibits the payment of dividends or dividend equivalents on stock options and SARs. It also provides that with respect to any dividends or distributions payable with respect to shares of our common stock that are subject to the unvested portion of a restricted stock grant during the period of restriction may be either made currently, credited to an account for the participant, or deemed to have been reinvested in additional shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. The Compensation and Succession Committee may apply any restrictions on a participant’s receipt of the dividends from such underlying award as it deems appropriate. In its discretion, the Compensation and Succession Committee may provide in an award agreement for a stock unit award or other stock-based award that a participant will be entitled to receive dividend equivalent payments based on dividends actually declared and paid on outstanding shares, units, or other share equivalents subject to the underlying award agreement, which payments may be either made currently, credited to an account for the participant, or deemed to have been reinvested in additional shares, units, or other share equivalents which shall thereafter be deemed to be part of and subject to the underlying award, including the same vesting and performance conditions. Dividend equivalent amounts credited to an account for a participant may be settled in cash or shares or a combination of both, as determined by the Compensation and Succession Committee, and may be made subject to the same vesting and performance conditions as the underlying award.

Limitations on Awards. The 2020 Plan also sets forth the following limitations on the amount of awards that may be granted to any one participant (other than a non-employee director) under the 2020 Plan during any calendar year:

•	4,000,000 shares subject to stock options and SARs;

•	1,000,000 shares subject to full value awards, such as awards of restricted stock, stock units, and/or other-stock based awards; and

•	$10,000,000 maximum aggregate payout (determined as of the end of the applicable performance period) with respect to cash-based awards.

The Company’s non-employee directors are subject to a separate aggregate grant date fair value limit of $500,000 of all equity-based awards during any calendar year (excluding any awards granted at the election of the director in lieu of all or any portion of retainers or fees otherwise payable to him or her in cash).

Duration, Termination, and Amendment. The 2020 Plan shall remain in effect, subject to the right of the Board to amend or terminate the 2020 Plan at any time, until all shares subject to it shall have been distributed according to the plan’s provisions, provided that in no event may an incentive stock option be granted under the 2020 Plan more than ten years after the effective date of the 2020 Plan.

The Board may at any time and from time to time, modify, amend, suspend, or terminate the 2020 Plan in whole or in part, at any time but no such modification, amendment, suspension, or termination of the Amendment 2020 Plan shall materially impair the rights of a participant with respect to a previously granted award without the consent of the participant, except such a modification or amendment made to comply with applicable law or stock exchange rules. Stockholder approval is also required for any action that would, absent such approval, violate the rules and regulations of the NYSE or any other securities exchange applicable to the company.

The Compensation and Succession Committee may unilaterally amend or modify the terms of any award agreement previously granted, except that no such amendment or modification shall (i) materially impair the rights of a participant with respect to a previously granted award without the consent of the participant, except such a modification or amendment made to comply with applicable law or stock exchange rules or (ii) decrease the option price or base price thereof, or be cancelled in exchange for cash, a new option or SAR with a lower option price or base price, or other awards, or otherwise be subject to any action that would be treated for accounting purposes as a “repricing” of such option or SAR, unless such action is approved by the Company’s stockholders.

Forfeiture and Clawback. The Compensation and Succession Committee may specify in an award agreement that a participant’s rights, payments, and benefits under the award will be subject to reduction, cancellation, forfeiture, or recovery by the Company upon the occurrence of certain other specified events, which may include termination of service for cause; breach of noncompetition or confidentiality provisions that apply to the participant; or other conduct by the participant that is detrimental to the Company. Awards also may be made subject to forfeiture or recovery by the Company pursuant to any compensation recovery policy adopted by the Board or the Compensation and Succession Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any award agreement may be unilaterally amended by the Compensation and Succession Committee to comply with any such compensation recovery policy.

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Change of Control. In the event of a change of control that constitutes a business combination, if an award is not continued, assumed, or replaced by the successor corporation and unless otherwise provided in an award agreement, the award will vest in full and the participant will have the right to exercise such outstanding option and SAR, all restrictions on such restricted stock, stock units, and other stock-based awards will lapse, and, with respect to any performance-based awards, all performance goals or other vesting criteria will be deemed achieved at the greater of one hundred percent (100%) of target levels and the actual level of performance (if determinable) and all other terms and conditions met. In addition, if an option or SAR is not assumed or substituted in the event of a change of control, the Compensation and Succession Committee will notify the participant in writing or electronically that such option or SAR will be exercisable for a period of time determined by the Compensation and Succession Committee in its sole discretion, and the option or SAR will terminate upon the expiration of such period.

In the event of a change of control that constitutes a business combination, if an award is continued, assumed, or replaced by the successor corporation and unless otherwise provided in an award agreement during the 24 month period following a change of control the participant (i) is terminated without cause by the Company (or any successor entity) or (ii) if permitted under an award agreement, resigns with good reason, then the participant will fully vest in and have the right to exercise such outstanding replacement awards that are options and SARs, all restrictions on any replacement awards that are restricted stock, stock units, and other stock-based awards will lapse, and, with respect to performance-based vesting awards, all performance goals or other vesting criteria will be deemed achieved at the greater of one hundred percent (100%) of target levels and the actual level of performance (if determinable) and all other terms and conditions met.

In the event of a change of control, the Compensation and Succession Committee shall determine whether and to what extent a participant’s outstanding cash-based awards will be subject to accelerated vesting. Unless otherwise provided by the Compensation and Succession Committee in an award agreement or otherwise, if we experience a change of control due to the stockholder approval of a plan to liquidate or dissolve the Company, all outstanding awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action.

A “change of control” under the 2020 Plan generally refers to the acquisition by a person or group of beneficial ownership of 30% or more of the combined voting power of our voting securities, our continuing directors ceasing to constitute a majority of our Board, or the consummation of a business combination (unless immediately following such business combination all or substantially all of our previous holders of voting securities beneficially own more than 60% of the combined voting power of the resulting entity in substantially the same proportions and no individual owns more than 30% of the combined voting power of the resulting entity), or our shareholders approve a definitive agreement or plan to liquidate or dissolve the Company.

Prohibition on Repricing Awards

No option or SAR may be amended to reduce its exercise price, no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price, and no award may be cancelled in exchange for cash or other property or the grant of a full value award at a time when the exercise price of the award is greater than the current fair market value of a share of our common stock without stockholder approval, except in connection with a stock dividend or other distribution, including a stock split, merger, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2020 Plan.

Transferability of Awards

Unless otherwise provided by the Compensation and Succession Committee, awards under the 2020 Plan may only be transferred by will or by the laws of descent and distribution.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising an SAR, the fair market value on the exercise date of any shares of our common stock received is taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

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Awards Other than Options and SARs. As to other awards granted under the 2020 Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (i) the amount of cash received or, as applicable, (ii) the excess of (A) the fair market value of the shares received (determined as of the date of receipt) over (B) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Section 162(m) Limit. Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers (i.e., a “covered employee”). Changes made by the American Rescue Plan Act of 2021 expanded the reach of the section 162(m) deduction limitation, with the changes generally effective after 2026, to include the next five highest compensated employees for each taxable year, regardless of whether they are officers of the company. These additional highly compensated employees may change from year to year.

Parachute Payment Limitations. The 2020 Plan also provides that if any payments or benefits provided to a participant under the 2020 Plan or any other of our compensation programs or arrangements in connection with a change of control would constitute “parachute payments” within the meaning of Section 280G of the Code, and would otherwise result in the imposition of an excise tax under Section 4999 of the Code, then the amount of such payments and benefits will either (i) be reduced to the extent necessary to avoid characterization as parachute payments and the imposition of the excise tax, or (ii) be paid in full and remain subject to the imposition of the excise tax, whichever results in the participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.

Share Withholding to Satisfy Tax Obligation. Under the 2020 Plan, the Compensation and Succession Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation and Succession Committee and upon such terms and conditions as it may impose, to elect to have the Company withhold shares having a fair market value equal to the required withholdings (up to the maximum individual statutory tax rates in the applicable jurisdictions) to satisfy federal and state income tax obligations.

Plan Benefits

The amount, type and timing of awards granted under the 2020 Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the 2020 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

For illustrative purposes only, the following table sets forth the number of shares or units subject to awards received by the individuals and groups listed below under the 2020 Plan during 2025, and the grant date fair value of such awards:

Name	Number of Shares or Units Subject to Awards (#)	Dollar Value ($)

J. R. Luciano	387,225	17,700,055

M. Patolawala	152,047	6,950,068

G.A. Morris	72,195	3,300,033

C.M. Cuddy	71,648	3,275,030

I. Pinner	65,632	3,000,039

All current executive officers as a group	968,663	44,320,452

All employees, other than executive officers, as a group	1,972,395	90,460,529

The Board of Directors recommends a vote FOR the approval of the amendment to the 2020 Incentive Compensation Plan. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

ADM Proxy Statement 2026 | 99

PROPOSAL NO. 5

Proposal No. 5 — Stockholder Proposal Regarding Issuance of a Report on Pesticide Use Data Reporting in Regenerative Agriculture Program Disclosures

We expect the following proposal to be presented by a stockholder at the Annual Meeting. In accordance with SEC rules, the stockholder proposal is presented below as submitted by As You Sow, 11461 San Pablo Ave. Suite 400, El Cerrito, CA 94530, on behalf of the stockholder and proponent, John Chevedden, the owner of 100 shares of the Company’s common stock.

STOCKHOLDER PROPOSAL

WHEREAS: Industrial agriculture applies over one billion pounds of synthetic pesticides annually to farms, directly threatening the resilience and yield stability of agricultural supply chains.1 Pesticides decrease soil fertility by killing soil microorganisms vital for nutrient, water, and soil retention. Soil degradation and erosion reduce food security, imposing an estimated loss of $8 billion annually to global GDP.2 These losses become more material as climate change increases the frequency, and impact to global food suppliers, of droughts, floods, storms, and heatwaves.

Agricultural pesticides can also cause long-term health impacts to farm workers and fenceline communities, including asthma, cancer, and birth defects, while also resulting in the acute poisoning of 25 million farm workers annually.3 Further, use of pesticides directly harms biodiversity, including pollinators critical to 35% of crop production, and contributes to air and water pollution.4

In contrast, regenerative agriculture is a farming system that reduces mass use of synthetic pesticides and fertilizers, and includes reduced tillage, crop rotation, cover cropping, and natural pest management. These practices, used together, preserve soil health and retain topsoil, while reducing impacts to humans and the environment.5

The Rodale Institute reports that regenerative agriculture can sequester more carbon annually than is emitted.6 Failure to address pesticide dependency, however, diminishes regenerative farming’s potential to sequester carbon and deliver measurable climate and financial returns.7

While ADM’s Corporate Sustainability report states an intent to expand its regenerative agriculture program to achieve Scope 3 reduction goals, it does not identify pesticide reduction as an essential component for achieving its goal, nor does it report pesticide reduction data to disclose progress in achieving all regenerative outcomes. This represents an important blind spot for the Company and investors and raises the potential for claims of greenwashing.

Other major food companies, including Lamb Weston, Conagra, and McCain Foods, publicly measure and report pesticide reduction within their regenerative agriculture programs to demonstrate progress and accountability.8

As a major global food supplier, ADM’s inadequate reporting creates a chain reaction across the agricultural and food manufacturing sectors. Other multinational corporations rely on ADM’s disclosures to evaluate their own supply chain impacts and sustainability performance. Consequently, ADM’s failure to measure and report pesticide reduction not only undermines the credibility of its own regenerative agriculture claims but also risks misleading the broader marketplace and compromising the accuracy of other companies’ disclosures.

In a competitive marketplace that increasingly demands clean food, greenhouse gas reduction, and reduced human and environmental harm, measuring and disclosing pesticide use as part of a successful regenerative agriculture program can reduce risk for shareholders and our Company, while minimizing harm to stakeholders and ecosystems.

100 | ADM Proxy Statement 2026

PROPOSAL NO. 5 — Stockholder Proposal Regarding Issuance of a Report on Pesticide Use Data Reporting in Regenerative Agriculture Program Disclosures

RESOLVED: Shareholders request that ADM issue a report, at reasonable expense and omitting proprietary information, disclosing if and how the Company can incorporate pesticide use data reporting in its regenerative agriculture program disclosures.

[1]

https://ehjournal.biomedcentral.com/articles/10.1186/s12940-019-0488-0; https://www.ncbi.nlm.nih.gov/pmc/articles/PMC2984095/#:~:text=Heavy%20treatment%20of%20soil%20with,fungi%2C%20th en%20the%20soil%20degrades

[2]	https://www.sciencedirect.com/science/article/pii/S0264837718319343
[3]	https://pmc.ncbi.nlm.nih.gov/articles/PMC2946087/
[4]	https://newsarchive.berkeley.edu/news/media/releases/2006/10/25_pollinator.shtml
[5]	https://regenerationinternational.org/why-regenerative-agriculture/
[6]	https://rodaleinstitute.org/wp-content/uploads/rodale-white-paper.pdf
[7]

https://pmc.ncbi.nlm.nih.gov/articles/PMC2984095; https://www.csuchico.edu/regenerativeagriculture/blog/soil-microbes-carbon-sequestration.shtml; https://soilhealthinstitute.org/news-events/nationwide-study-on-30-u-s-farms-shows-positive-economic-impact-of-soil-health-management-systems/

[8]	https://www.lambweston.com/content/dam/lamb-weston/website/en-us/pdf/sustainability/LambWeston_2023_ESG.pdf, p.43;
https://www.conagrabrands.com/citizenship-reports/conagra-brands-citizenship-report-2023, p.21;
https://www.mccain.com/media/4594/mccain_regenag_framework_2024.pdf

RECOMMENDATION OF THE BOARD OF DIRECTORS AGAINST THE STOCKHOLDER PROPOSAL

The Board has carefully considered the above proposal, believes the proposal is not in the best interests of ADM and its stockholders for the reasons set forth below, and recommends that stockholders vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS AGAINST THE PROPOSAL

The Board has carefully considered the above proposal and believes it is unnecessary, as ADM currently provides meaningful, publicly available disclosures regarding its regenerative agriculture programs and initiatives, including those related to responsible pesticide use. The Board believes that imposing pesticide use data tracking requirements of the type requested in the proposal on the Company and farmers would be costly and could undermine ADM’s progress in expanding enrollment in our regenerative agriculture programs. For these reasons, and those stated below, the Board believes the proposal is not in the best interests of ADM and its stockholders and recommends that stockholders vote against the proposal.

ADM engages with farmers around the world to implement sustainable and regenerative agriculture practices, including to address concerns about pesticide use, and provides extensive disclosures on our regenerative agriculture and responsible pesticide use initiatives. Given our publicly available reports and our sustainable agriculture initiatives and goals, we believe the reporting called for in the proposal is neither necessary nor a good use of Company resources.

Although ADM does not own farms and generally cannot mandate practices, we strive to work with farmers across our diverse global supply chains to support sustainable practices that substitute natural controls for some agrochemicals, foster ecosystem balance, and mitigate crop losses. ADM has implemented robust regenerative agriculture programs across the globe that are aimed at protecting and improving soil health, biodiversity, climate and water resources while supporting market opportunities and increased value for farmers. Within these programs, the responsible management of agricultural inputs, including pesticides, is incorporated as one of several principles of land management guiding ADM’s approach to regenerative agriculture.

In addition, ADM engages with farmers around the world on implementing sustainable and regenerative agricultural practices, including Integrated Pest Management (“IPM”) principles, cover crops, and companion crops. IPM is designed to reduce risks to health and the environment through the design and implementation of a plan to prevent and manage pest damage by the most economical means with the least possible hazard to people, property, and the environment. Cover crops and companion crops can help protect crops from pests by supporting improvements in soil health and increasing beneficial predatory insects.

With respect to the use of pesticides, ADM sources commodities from several programs with components that specifically impact pesticide usage, such as regenerative agriculture, ADM Responsible Soy, International Sustainability and Carbon Certification (ISCC), Roundtable on Sustainable Palm Oil (RSPO), and Round Table on Responsible Soy (RTRS) programs.

ADM has implemented programs and initiatives aimed at furthering its focus on the responsible management of pesticide usage, one of the land management principles that guide our approach to regenerative agriculture. One of ADM’s regenerative outcomes programs in North America incentivizes farmers to responsibly manage inputs relative to carbon intensity score. It takes the certification structure from the ISCC and adds education and financial incentive components to encourage farmers to work toward lower carbon intensity. One of the program’s reduction focus categories addresses pesticide use relative to final production.

ADM Proxy Statement 2026 | 101

PROPOSAL NO. 5 — Stockholder Proposal Regarding Issuance of a Report on Pesticide Use Data Reporting in Regenerative Agriculture Program Disclosures

ADM’s regenerative agriculture initiatives are implemented globally, with emphasis on locally relevant topics. For example, in India, ADM’s regenerative agriculture program works with trusted value-chain partners to promote sustainable integrated pest management and plant protection practices, as well as health and safety during pesticide application. In the US, many regenerative agriculture acres are also ISCC certified, which includes a focus on reductions in nitrogen, phosphorus, and potassium fertilizers, lime, pesticides, and fuel/energy. In Argentina, regenerative acres have achieved gold rating using the Farm Sustainability Assessment from Sustainable Agriculture Initiative (SAI-FSA), which supports Good Agricultural Practices, including responsible pesticide management.

To promote transparency and accountability, ADM publicly releases both a Corporate Sustainability Report and a Regenerative Agriculture Report, each of which is available on ADM’s website. These reports provide detailed disclosures on ADM’s regenerative agriculture programs, including descriptions of program initiatives, progress updates, and goals related to regenerative agriculture outcomes and responsible pesticide management.

The Board believes that the reporting called for in the proposal is neither necessary nor a good use of Company resources given ADM’s demonstrated leadership in responsible sourcing, robust farmer engagement, and existing company disclosures in the field of regenerative agriculture and responsible pesticide management.

Incorporating pesticide use data reporting of the type requested in the proposal into ADM’s regenerative agriculture program disclosures would introduce complexity to our established sustainability reporting framework without providing actionable insight or changes in Scope 3 GHG calculation methodology while shifting focus and priorities away from critical practice adoption.

ADM is committed to efforts to educate, influence, and provide incentives to farmers to farm sustainably and adopt regenerative agriculture practices. ADM has demonstrated success with this approach and has exceeded its 2024 global target for acres enrolled in regenerative agriculture programs. ADM’s regenerative agriculture programs have demonstrated success by focusing on providing farmers with the right tools, expertise and incentives. ADM’s approach to regenerative agriculture is built on partnership, education, financial support, and technical innovation, offering farmers a range of options that meet their varied needs and empower them in the ways that work best for their individual situations. This approach has contributed to strong enrollment outcomes across ADM’s regenerative agriculture programs. In 2024, ADM partnered with more than 28,000 growers and enrolled more than 5 million acres in our regenerative agriculture programs globally, surpassing ADM’s 2024 goal and achieving our 2025 goal a year early.

The inclusion of pesticide use data reporting into ADM’s sustainability reporting framework would require significant time and resources while offering limited practical value to the public. Varying intensities of available pesticides means that a volumetric application indicator would not be an actionable metric with usage varying year to year due to crop rotations, outbreaks, type of fertilizer used. These variations would not be influenced by the suggested data reporting and any increases or decreases could be misinterpreted. We believe that focusing a disproportionate amount of time and resources on an effort to quantify the usage of pesticides on thousands of farms globally and incorporate such data into our existing regenerative agriculture program disclosures would detract from our ability to achieve our sustainability goals as a whole.

ADM has a Scope 3 reduction target that is supported by our regenerative agriculture program, but it is not wholly dependent upon it for achievement. The Company uses internationally recognized frameworks to calculate its Scope 3 footprint as well as industry-specific models to estimate soil carbon removals. Carbon emissions calculators include pesticide usage based on default information, while soil carbon removal models do not incorporate pesticide usage due to lagging peer-reviewed science on the impact of usage. Additional calculation standards are under development, and ADM continues to participate in working groups on the topic and prepare for any changes that may be required. The pesticide data reporting that has been requested would not fit into the currently employed third-party models, resulting in a difficult and expensive data collection activity without actionable purpose. To mitigate the risk of potential greenwashing, ADM follows international greenhouse gas reporting protocols, uses industry or government created models for soil carbon removals, and conducts soil carbon sampling to validate results.

We believe that ADM should have the flexibility to further develop our policies and practices in a manner that the Company considers to be the most effective and efficient. We have conducted and published a materiality assessment in accordance with the Global Reporting Initiative methodology to monitor and ensure strategic focus of our initiatives; the materiality assessment has not identified pesticide usage as a material issue with respect to the Company. We believe that our existing robust public disclosures about our regenerative agriculture programs and responsible approaches to pesticide management together address the concerns raised in the proposal. Accordingly, the Board of Directors believes the proposal is not in the best interests of ADM and its stockholders, and recommends that stockholders vote AGAINST this stockholder proposal. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL REGARDING ISSUANCE OF A REPORT ON PESTICIDE USE DATA REPORTING IN REGENERATIVE AGRICULTURE PROGRAM DISCLOSURES. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THE STOCKHOLDER PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

102 | ADM Proxy Statement 2026

General Information About the Annual Meeting and Voting

Commonly Asked Questions and Answers about the Annual Meeting

Why did I receive this proxy statement?

The Board of Directors asks that you vote by proxy in advance of the annual stockholders’ meeting. This proxy statement describes the proposals on which you, as a stockholder of the Company, are being asked to vote. It gives you information on the proposals, as well as other information, so that you can make an informed decision. You are invited to attend the annual meeting to vote on the proposals, but you do not need to attend in order to vote. The meeting will be completely virtual and will be held at the time and web address mentioned in the Notice of Annual Meeting included in these materials.

Why did I receive a Notice of Internet Availability?

We are using the “notice and access” method of providing proxy materials to stockholders via the internet. We will mail to our stockholders (other than those described below) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the 2025 Annual Report on Form 10-K and how to vote electronically via the internet. This notice will also contain instructions on how to request a paper copy of the proxy materials. Stockholders holding shares through the ADM 401(k) and Employee Stock Ownership Plan for Salaried Employees (the “401(k) and ESOP”) and those stockholders who previously have opted out of participation in notice and access procedures will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email. We are first providing our stockholders with notice and access to, or first mailing or emailing, this proxy statement and a proxy form around March 26, 2026.

Who is entitled to vote at the Annual Meeting?

Our common stockholders of record at the close of business on March 13, 2026, are the only holders entitled to notice of the annual meeting and to vote at the meeting. At the close of business on March 13, 2026, we had 481,895,100 outstanding shares of common stock, each share being entitled to one vote on each of the director nominees and on each of the other matters to be voted on at the meeting.

How do I vote my shares and what can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may vote your shares electronically during the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/ADM2026, or you may vote by proxy prior to the annual meeting (1) via the internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card, (2) if you received printed proxy materials, by calling the toll free number found on the proxy card, or (3) if you received printed proxy materials, by filling out the proxy card and returning it in the envelope provided. If you are a beneficial owner of shares held in street name, you must obtain a “legal proxy” from the organization that is the record holder of your shares in order to vote your shares electronically during the annual meeting. You may vote by proxy prior to the annual meeting by following the instructions you receive from the organization that is the record holder of your shares.

If you properly submit a proxy, your shares will be voted at the meeting. You may revoke your proxy at any time prior to voting by:

(1)	delivering written notice of revocation to our Corporate Secretary;

(2)	delivering to our Corporate Secretary a new proxy form bearing a date later than your previous proxy; or

(3)	attending the annual meeting online and voting again (attendance at the meeting will not, by itself, revoke a proxy).

Is my vote confidential?

We have a policy of keeping confidential all proxies, ballots, and voting tabulations that identify individual stockholders. Such documents are available for examination only by the inspectors of election; Hickory Point Bank and Trust, fsb our transfer agent; and certain employees associated with processing proxy cards and tabulating the vote. We will not disclose any stockholder’s vote except in a contested proxy solicitation or as may be necessary to meet legal requirements.

ADM Proxy Statement 2026 | 103

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — Commonly Asked Questions and Answers about the Annual Meeting

What is the quorum required for the annual meeting?

The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote at the annual meeting will constitute a quorum to conduct business at the annual meeting.

What are the voting requirements for the various proposals?

Under our bylaws, stockholders elect our directors by a majority vote in an uncontested election (one in which the number of nominees is the same as the number of directors to be elected at the meeting) and by a plurality vote in a contested election (one in which the number of nominees exceeds the number of directors to be elected at the meeting). Because this year’s election is an uncontested election, each director nominee receiving a majority of votes cast (where the number of shares voted “for” a director nominee exceeds the number of shares voted “against” that nominee) will be elected. Approval of each other proposal presented in the proxy statement requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present, in person or by proxy, at the meeting and entitled to vote on that matter.

What are the effects of abstentions and broker non-votes on voting?

A vote to “abstain” on the election of directors will have no effect on the outcome of that proposal. A vote to “abstain” on each other proposal presented in this proxy statement will have the effect of a vote against those proposals.

If you hold shares in street name, your broker, bank, or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank, or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 1, 2, 4, and 5 are “non-discretionary” items. If you do not instruct your broker, bank, or other nominee how to vote with respect to those proposals, it may not vote for those proposals, and your shares will be counted as broker “non-votes.” Proposal 3 is considered to be a discretionary item, and your broker, bank, or other nominee will be able to vote on this proposal even if it does not receive instructions from you. Broker non-votes will not have any effect on the result of the vote on any of the proposals.

What are the Company’s costs associated with this proxy solicitation?

We pay the costs of soliciting proxies from our stockholders. We have retained Georgeson LLC to help us solicit proxies. We will pay Georgeson LLC a base shareholder meeting services fee of approximately $15,000 plus reasonable project management fees and expenses for its services. Our employees or employees of Georgeson LLC may also solicit proxies in person or by telephone, mail, or the internet at a cost which we expect will be nominal. We will reimburse brokerage firms and other securities custodians for their reasonable fees and expenses in forwarding proxy materials to their principals.

Who can attend the Annual Meeting?

Our stockholders and advisors to our Company are the only people entitled to attend the annual meeting.

Why is the Annual Meeting being held virtually?

The annual meeting this year will be a completely virtual meeting of stockholders, held at www.virtualshareholdermeeting.com/ADM2026. Hosting a virtual meeting provides expanded access, improved communication, and cost savings for our stockholders and us and enables participation from any location around the world.

How can stockholders submit questions to management in advance of, or during, the Annual Meeting?

Stockholders may submit questions during the annual meeting at www.virtualshareholdermeeting.com/ADM2026, and subject to the meeting rules of conduct, management will respond to appropriate questions following adjournment of the formal business of the annual meeting and after any management remarks. If you have questions during the meeting, you may type them in the dialog box at any point during the meeting until the floor is closed to questions. Stockholders may also submit appropriate questions in advance of the annual meeting at www.proxyvote.com. If we do not have time to answer all appropriate questions that have been submitted, we expect to post any additional questions and our answers on our Investor Relations website promptly following the meeting and retain them for one week after posting. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.

104 | ADM Proxy Statement 2026

Submission of Stockholder Proposals and Other Matters

Deadline for Submission of Stockholder Proposals

Proposals of stockholders, including nominations for director, intended to be presented at the 2027 annual meeting and desired to be included in our proxy statement for that meeting must be received by the Company’s Corporate Secretary, addressed to ADM, Attn: Secretary, 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, no later than November 26, 2026, and, in the case of nominations for director, no earlier than October 27, 2026, in order to be included in such proxy statement. These stockholders, proposals and nominations must also meet all the relevant requirements of our bylaws in order to be included in our proxy statement.

Notice of a stockholder proposal intended to be presented at the next annual meeting, but not included in our proxy statement for that meeting, must be delivered to the Secretary at the above address between January 7, 2027 and February 6, 2027 (or, if the next annual meeting is called for a date that is not within 30 days before or after the anniversary date of our 2026 annual meeting, such notice must be delivered by the close of business on the tenth day following the earlier of the date on which notice of the date of such annual meeting is given or public disclosure of the date of such annual meeting is made). The notice must set forth the information required by our bylaws.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the next annual meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2027.

Stockholders with the Same Address

Individual stockholders sharing an address with one or more other stockholders may elect to “household” the mailing of the proxy statement and our annual report. This means that only one annual report and proxy statement will be sent to that address unless one or more stockholders at that address specifically elect to receive separate mailings. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not affect dividend check mailings. We will promptly send a separate annual report and proxy statement to a stockholder at a shared address on request. Stockholders with a shared address may also request us to send separate annual reports and proxy statements in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to householding should be made in writing and addressed to Investor Relations, ADM, 4666 Faries Parkway, Decatur, Illinois 62526-5666, by email to InvestorRelations@adm.com, or by calling our Investor Relations at 217-451-4647. If you are a stockholder whose shares are held by a bank, broker, or other nominee, you can request information about householding from your bank, broker, or other nominee.

Receiving Future Proxy Materials Electronically

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail. Taking this step will save the Company the cost of producing and mailing these documents. You can:

•	follow the instructions provided on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials; or

•	go to www.proxyvote.com and follow the instructions provided

If you choose to receive future proxy statements and annual reports over the Internet, you will receive an email message next year containing the Internet address to access future proxy statements and annual reports. This email will include instructions for voting over the Internet. If you have not elected electronic delivery, you will receive either printed materials in the mail or a notice indicating that the proxy solicitation materials are available at www.proxyvote.com.

ADM Proxy Statement 2026 | 105

SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER MATTERS — Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. Based on our review of Forms 3, 4, and 5 that we have received from, or have filed on behalf of, our directors and executive officers, and on written representations from those persons that they were not required to file a Form 5, we believe that, during the fiscal year ended December 31, 2025, our directors and executive officers complied with all Section 16(a) filing requirements, other than with respect to a Form 4 filed one day late by each of Jennifer Weber and Ian Pinner on February 10, 2025, in each case, reporting PSUs that were earned as certified by the Compensation and Succession Committee on February 5, 2025 due to an administrative error by the Company.

Principal Holders of Voting Securities

Based upon filings with the SEC, we believe that the following stockholders are beneficial owners of more than 5% of our outstanding common stock shares. The percentage of beneficial ownership is based on 481,895,100 shares of common stock outstanding as of March 13, 2026.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	61,652,597	(1)	12.79%

State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza, Bloomington, IL 61710	50,286,278	(2)	10.44%

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	45,312,186	(3)	9.40%

State Street Corporation One Congress Street, Suite 1, Boston, MA 02114	33,506,142	(4)	6.95%

Wellington Management Group LLP and related entities 280 Congress Street, Boston, MA 02110	24,944,185	(5)	5.18%

(1)

Based on a Schedule 13G/A filed with the SEC on November 12, 2024, The Vanguard Group has sole dispositive power with respect to 59,323,497 shares, shared voting power with respect to 653,980 shares, and shared dispositive power with respect to 2,329,100 shares.

(2)

Based on a Schedule 13G/A filed with the SEC on May 9, 2024, State Farm Mutual Automobile Insurance Company and related entities have sole voting and dispositive power with respect to 46,796,552 shares and shared voting and dispositive power with respect to 3,489,726 shares.

(3)	Based on a Schedule 13G/A filed with the SEC on January 25, 2024, BlackRock, Inc. has sole voting power with respect to 40,654,339 shares and sole dispositive power with respect to 45,312,186 shares.

(4)

Based on a Schedule 13G filed with the SEC on February 4, 2025, State Street Corporation has shared voting power with respect to 24,979,088 shares and shared dispositive power with respect to 33,502,281 shares.

(5)

Based a Schedule 13G filed with the SEC on May 12, 2025, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. According to its Schedule 13G, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each have shared voting power with respect to 24,914,334 shares and shared dispositive power with respect to 24,944,136 shares. Wellington Management Company LLP has shared voting power with respect to 24,873,832 shares and shared dispositive power with respect to 24,902,284 shares.

106 | ADM Proxy Statement 2026

SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER MATTERS — Other Matters

Other Matters

It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this proxy statement will be brought up for action at the meeting, but in the event that other business does properly come before the meeting calling for a stockholders’ vote, the named proxies will vote thereon according to their best judgment in the interest of our Company.

By Order of the Board of Directors

ARCHER-DANIELS-MIDLAND COMPANY

Regina B. Jones, Corporate Secretary

March 26, 2026

ADM Proxy Statement 2026 | 107

Annex A

Definition and Reconciliation of Non-GAAP Measures

The Company uses certain “Non-GAAP” financial measures as defined by the Securities and Exchange Commission. These are measures of performance not defined by accounting principles generally accepted in the United States (GAAP), and should be considered in addition to, not in lieu of, GAAP reported measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the reconciliation tables below.

Adjusted net earnings and Adjusted earnings per share (EPS). Adjusted net earnings reflects ADM’s reported net earnings (loss) after removal of the effect on net earnings (loss) of specified items as more fully described in the reconciliation tables below. Adjusted EPS reflects ADM’s diluted EPS after removal of the effect on EPS as reported of specified items as more fully described in the reconciliation tables below. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Total segment operating profit. Total segment operating profit is ADM’s consolidated earnings (loss) before income taxes adjusted for Other Business, Corporate, and specified items as more fully described in the reconciliation tables below. Management believes that total segment operating profit is a useful measure of ADM’s performance because it provides investors information about ADM’s reportable segment performance excluding Other Business, Corporate overhead costs as well as specified items. Total segment operating profit is not a measure of consolidated operating results under GAAP and should not be considered an alternative to earnings before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under GAAP.

Adjusted Return on Invested Capital (ROIC). Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense on borrowings and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding redeemable and non-redeemable non-controlling interests) and interest-bearing liabilities (which totals invested capital), adjusted for specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (loss) before interest on borrowings, taxes, depreciation and amortization. Adjusted EBITDA is defined as earnings (loss) before interest on borrowings, taxes, depreciation, and amortization, adjusted for specified items. The Company calculates Adjusted EBITDA by removing the impact of specified items and adding back the amounts of income tax expense, interest expense on borrowings, and depreciation and amortization to net earnings (loss). Management believes that EBITDA and Adjusted EBITDA are useful measures of the Company’s performance because they provide investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are not intended to replace or be an alternative to net earnings, the most directly comparable GAAP financial measure.

Adjusted free cash flow is defined as net cash provided by operating activities adjusted for capital expenditures and changes in restricted cash. Management believes that adjusted free cash flow is a useful measure of the amount of cash provided by operating activities after taking into consideration cash outflows that support operations and maintaining of fixed assets. Adjusted free cash flow is a non-GAAP financial measure and is not intended to replace or be an alternative to cash flows from operating activities, the most directly comparable GAAP financial measure.

Cash flows from operations before working capital is defined as net cash provided by operating activities adjusted for changes in operating assets and liabilities as presented in the Company’s consolidated statement of cash flows. Management believes that cash flows from operations before working capital is a useful measure of the Company’s cash generation. Cash flows from operations before working capital is a non-GAAP financial measure and is not intended to replace or be an alternative to cash from operating activities, the most directly comparable GAAP financial measure.

ADM Proxy Statement 2026 | A-1

ANNEX A — Definition and Reconciliation of Non-GAAP Measures

RECONCILIATION OF ADJUSTED EPS

	Twelve Months Ended Dec 31

	2025	2024	2023

Diluted EPS	$2.23	$3.65	$6.43

Adjustments:

(Gains) on sales of assets and businesses	(0.06)	(0.02)	(0.03)

Impairment, exit, restructuring charges, and settlement contingencies	1.60	1.04	0.57

ADM’s share of equity method investment non-recurring (gains) and charges, net	(0.18)	—	—

(Gain) on contract termination	(0.11)	—	—

Gain on debt conversion option	—	—	(0.01)

Acquisition-related expenses	—	0.01	0.01

Tax adjustments	(0.05)	0.06	0.01

Adjusted EPS	$3.43	$4.74	$6.98

RECONCILIATION OF TOTAL SEGMENT OPERATING PROFIT

	Twelve Months Ended Dec 31

(IN MILLIONS)	2025	2024

Earnings Before Income Taxes	$1,255	$2,255

Other Business (earnings) loss	(298)	(247)

Corporate	2,049	1,721

Specified items:

(Gains) on sales of assets and businesses	(39)	(10)

Impairment, exit, restructuring charges, and settlement contingencies	435	490

ADM’s share of equity method investment non-recurring (gains) and charges, net	(91)	—

(Gain) on contract termination	(69)	—

Total Segment Operating Profit	$3,242	$4,209

A-2 | ADM Proxy Statement 2026

ANNEX A — Definition and Reconciliation of Non-GAAP Measures

ADJUSTED ROIC CALCULATION AND RECONCILIATION (YEARS ENDED DECEMBER 31) ($ in millions):

2025—Adjusted ROIC Earnings $1,999 ÷ Adjusted Invested Capital $31,791 = 6.3%

2024—Adjusted ROIC Earnings $2,714 ÷ Adjusted Invested Capital $32,711 = 8.3%

2023—Adjusted ROIC Earnings $4,118 ÷ Adjusted Invested Capital $33,843 = 12.2%

2022—Adjusted ROIC Earnings $4,732 ÷ Adjusted Invested Capital $34,756 = 13.6%

2021—Adjusted ROIC Earnings $3,158 ÷ Adjusted Invested Capital $31,634 = 10.0%

Average Adjusted ROIC over Three-Year Performance Period (2023-2025) for 2023 PSUs: 12.2% (2023 Adjusted ROIC) + 8.3% (2024 Adjusted ROIC) + 6.3% (2025 Adjusted ROIC) = 26.8% ÷ 3 = 8.9%

(IN MILLIONS)	Years Ended December 31
	2025	2024	2023	2022	2021

Net earnings attributable to ADM	$1,078	$1,800	$3,483	$4,340	$2,709

Adjustments:

Interest expense(1)	446	506	430	396	265

Tax on interest	(107)	(125)	(103)	(95)	(65)

Total ROIC Earnings	1,417	2,186	3,810	4,641	2,909

Other adjustments, net of tax	582	533	308	90	246

Total Adjusted ROIC Earnings	$1,999	$2,714	$4,118	$4,732	$3,158

ADJUSTED INVESTED CAPITAL (IN MILLIONS)	Years Ended December 31
	2025	2024	2023	2022	2021

Equity(2)	$22,444	$22,377	$24,790	$24,099	$21,717

+ Interest-bearing liabilities(3)	9,201	10,201	8,976	10,634	9,856

Total Invested Capital	31,645	32,578	33,766	34,733	31,573

+ Other adjustments, net of tax	146	133	77	23	61

Total Adjusted Invested Capital	$31,791	$32,711	$33,843	$34,756	$31,634

(1)	Represents interest expense on borrowings and therefore excludes ADM Investor Services related interest expense.

(2)	Excludes non-controlling interests.

(3)	Includes short-term debt, long term debt and finance lease obligations.

ADM Proxy Statement 2026 | A-3

ANNEX A — Definition and Reconciliation of Non-GAAP Measures

RECONCILIATION OF ADJUSTED EBITDA

(IN MILLIONS)	Twelve Months Ended Dec 31
	2025	2024	2023

Net earnings attributable to ADM	$1,078	$1,800	$3,483

Net (loss) earnings attributable to noncontrolling interests	(5)	(21)	(17)

Income tax expense	182	476	828

Interest expense(1)	446	506	430

Depreciation and amortization(2)	1,161	1,141	1,059

EBITDA	$2,862	$3,902	$5,783

Adjustments:

(Gains) losses on sales of assets and businesses	(39)	(11)	(17)

Impairment, exit, restructuring charges, and settlement contingencies	931	513	367

ADM’s share of equity method investment non-recurring (gains) and charges, net	(91)	—	—

(Gain) on contract termination	(69)	—	—

Railroad maintenance expense	63	64	67

Acquisition-related expenses	—	7	7

Adjusted EBITDA	$3,657	$4,476	$6,207

(1)	Represents interest expense on borrowings and therefore excludes ADM Investor Services related interest expense

(2)	Excludes $20 million of accelerated depreciation recorded within restructuring charges as a specified item for the year ended December 31, 2025.

RECONCILIATION OF ADJUSTED FREE CASH FLOW

(IN MILLIONS)	Years Ended December 31
	2025	2024	2023

Net Cash Provided by Operating Activities	$5,452	$2,790	$4,460

Capital Expenditures	(1,248)	(1,563)	(1,494)

Change in restricted cash	(1,177)	709	1,974

Adjusted Free Cash Flow	$3,027	$1,936	$4,940

RECONCILIATION OF CASH FLOWS FROM OPERATIONS BEFORE WORKING CAPITAL

	Years Ended December 31

(IN MILLIONS)	2025	2024	2023	2022	2021

Net Cash Provided by Operating Activities	$5,452	$2,790	$4,460	$3,478	$6,595

Changes in working capital	(2,763)	492	267	1,532	(2,654)

Cash from Operations Before Working Capital	$2,689	$3,282	$4,727	$5,010	$3,941

A-4 | ADM Proxy Statement 2026

Annex B

2020 Incentive Compensation Plan

ARCHER-DANIELS-MIDLAND COMPANY

2020 INCENTIVE COMPENSATION PLAN

(As Proposed to be Amended May 7, 2026)

Article 1. Establishment, Objectives, and Duration

1.1. Establishment of the Plan. Archer-Daniels-Midland Company, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Archer-Daniels-Midland Company 2020 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of various forms of equity- and cash-based Awards. The Plan shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i) (the “Effective Date”), and shall remain in effect as provided in Section 1.3 hereof. No Awards shall be made under the Plan prior to the Effective Date. If the Company’s shareholders fail to approve the Plan by May 31, 2021, the Plan will be of no further force or effect.

1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s Stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been distributed according to the Plan’s provisions. However, in no event may an ISO be granted under the Plan more than ten years after the Effective Date.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1. “Affiliate” means any entity that is a Subsidiary or a parent corporation, as defined in Code Section 424(e), of the Company, or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.

2.2. “Award” means a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, a Cash-Based Award or an Other Stock-Based Award.

2.3. “Award Agreement” means a written or electronic agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.4. “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6. “Cash-Based Award” means an Award granted to a Participant, as described in Article 11 herein.

2.7. “Cause” has the meaning specified in a Participant’s employment agreement or Award Agreement with the Company or an Affiliate, or, in the case the Participant is not employed pursuant to an employment agreement or is party to an Award Agreement or employment agreement that does not define the term, “Cause” shall mean any of the following acts by the Participant: (i) embezzlement or misappropriation of corporate funds, (ii) any acts resulting in a conviction for, or plea of guilty or nolo contendere to, a charge of commission of a felony, (iii) misconduct resulting in injury to the Company or any Affiliate, (iv) activities harmful to the reputation of the Company or any Affiliate, (v) a violation of Company or Affiliate operating guidelines or policies, (vi) willful refusal to perform, or substantial disregard of, the duties properly assigned to the Participant, or (vi) a violation of any contractual, statutory or common law duty of loyalty to the Company or any Affiliate.

ADM Proxy Statement 2026 | B-1

ANNEX B — 2020 Incentive Compensation Plan

2.8. “Change of Control” means what the term (or a term of like import) is expressly defined to mean in a then-effective employment or other written agreement between the Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, means either:

(a) A Person other than the Company or a Subsidiary of the Company acquires Beneficial Ownership, directly or indirectly, of thirty-percent (30%) or more of either (i) the then outstanding shares of Company common stock, or (ii) the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided that the following will not constitute a Change of Control under this subsection (a):

(i) Any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege with respect to outstanding convertible or exchangeable securities unless such convertible or exchangeable securities were acquired directly from the Company);

(ii) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;

(iii) Any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the persons who were the Beneficial Owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the outstanding Company common stock and Voting Securities, as the case may be;

(b) Approval by the stockholders of the Company of the complete dissolution or liquidation of the Company;

(c) The consummation of (i) a reorganization, merger or consolidation of the Company (other than a merger or consolidation with a subsidiary of the Company), (ii) a statutory exchange of outstanding Voting Securities of the Company, or (iii) a sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions) (any transaction referred to in clauses (i) through (iii) a “Business Combination”), unless immediately following such Business Combination all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding Company common stock and Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the surviving or acquiring entity (or its parent corporation) resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Company common stock and Voting Securities, as the case may be; or

(d) A majority of the members of the Board of Directors of the Company are not Continuing Directors, with the term “Continuing Directors” meaning (i) the members of the Board as of the Effective Date, and (ii) any individual who becomes a member of the Board after such date whose election, or nomination for election by the stockholders of the Company, was approved by the vote of at least two-thirds of the then Continuing Directors, but excluding any individual whose initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board.

provided, however, that for purposes of Awards hereunder that are subject to the provisions of Code Section 409A, no Change of Control shall be deemed to have occurred upon an event described in (a), (b), (c) or (d) that would have the effect of changing the time or form of payment of such Award, unless such event would also constitute a “change in control” under Code Section 409A (regarding change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation) and related guidance thereunder.

2.9. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.10. “Committee” means the Compensation Committee of the Board of Directors, which shall consist of two or more directors all of whom are intended to satisfy the requirements for a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “independent director” under the rules of the New York Stock Exchange (or any other national securities exchange which is the principal exchange on which the Shares may then be traded).

2.11. “Company” means Archer-Daniels-Midland Company, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

2.12. “Consultant” means a consultant or adviser engaged to provide services to the Company or any Affiliate (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) who is a natural person.

2.13. “Date of Grant” shall mean the date on which an Award under the Plan is approved by the Committee or such later effective date for such Award as the Committee may specify.

B-2 | ADM Proxy Statement 2026

ANNEX B — 2020 Incentive Compensation Plan

2.14. “Disability” shall have the meaning set forth in the Award Agreement, or if no definition is specified in the Award Agreement, it shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan; provided that, if no such plan exists and no definition is specified in the Award Agreement, it shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.15. “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.16. “Eligible Individual” means any person who is an Employee, a Non-Employee Director or a Consultant.

2.17. “Employee” means any person who is an employee of the Company or any Affiliate; provided, however, that with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Affiliate for purposes of Treasury Regulation Section 1.421-1(h).

2.18. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19. “Fair Market Value” on any date shall be determined on the basis of the closing sale price of a Share on the trading date immediately prior to such date on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.20. “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

2.21. “Full Value Award” means any Award other than an Option, a Stock Appreciation Right or a Cash-Based Award.

2.22. “Good Reason” shall have the meaning specified in a Participant’s employment agreement with the Company; provided if the Participant is not a party to an employment agreement that contains such definition, then a termination for “Good Reason” shall occur upon the a Participant’s resignation from employment with the Company as a result of one or more of the following reasons: (i) the Company materially reduces the amount of a Participant’s base salary or cash bonus opportunity (it being understood that the Committee shall have discretion to set the Company’s and his/her personal performance targets to which the cash bonus will be tied), (ii) a material diminution in the Participant’s authority, duties or responsibilities, or (iii) the Company changes the Participant’s place of work (other than in connection with a return to his/her home country upon the termination of a work assignment in a different country) to a location more than fifty (50) miles from the Participant’s present place of work; provided, however, that the occurrence of any such condition shall not constitute Good Reason unless (A) the Participant provides written notice to the Company of the existence of such condition not later than 60 days after he/she knows or reasonably should know of the existence of such condition, (B) the Company fails to remedy such condition within 30 days after receipt of such notice and (C) the Participant resigns due to the existence of such condition within 60 days after the expiration of the remedial period described in clause (B) hereof.

2.23. “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.24. “Non-Employee Director” means a member of the Board who is not an Employee.

2.25. “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 7 herein and which is not intended to meet the requirements of Code Section 422.

2.26. “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 7 herein.

2.27. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28. “Other Stock-Based Award” means an Award described in Article 11 of the Plan.

2.29. “Participant” means an Employee, Non-Employee Director or Consultant who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.30. “Performance Measure” means. earnings per share; net income (before or after taxes); return on assets, net assets, equity, investment or capital; cash flow, cash flow per share and cash flow return on investments, which equals net cash flows divided by owners equity; earnings before or after any one or more of taxes, interest, depreciation and amortization; gross revenues; share price (including, but not limited to, growth measures and total stockholder return) or any other financial, operational or strategic measure approved by the Committee. Any performance goal based on one of the foregoing performance measures utilized may be expressed in absolute amounts, on a per share basis, relative to one or more of the other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of corporate, group, unit, division, Subsidiary or individual performance. In specifying any financial performance goals applicable to any performance period, the Committee may provide that one or more adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, such as excluding the impact of specified unusual or nonrecurring events such as acquisitions, divestitures, restructuring activities, asset write-downs, litigation judgments or settlements or changes in tax laws or accounting principles.

ADM Proxy Statement 2026 | B-3

ANNEX B — 2020 Incentive Compensation Plan

2.31. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way and the Shares are subject to a risk of forfeiture, as provided in Article 9 herein.

2.32. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.33. “Prior Plan” means each of the Archer-Daniels-Midland Company Amended and Restated 2009 Incentive Compensation Plan and the Archer-Daniels-Midland Company Amended and Restated 2002 Incentive Plan.

2.34. “Restricted Stock” means Shares granted to a Participant pursuant to Article 9 herein that are subject to certain restrictions and the risk of forfeiture or repurchase.

2.35. “Retirement” means what the term is expressly defined to mean in an applicable Award Agreement or, in the absence of such a definition, means any termination of employment at or after age sixty-five (65), or at or after age fifty-five (55) with ten (10) or more years of continuous service as defined under the ADM Retirement Plan.

2.36. “Shares” means the shares of common stock of the Company, without par value.

2.37. “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Article 8 herein.

2.38. “Stock Unit” or “Unit” means the right granted to a Participant pursuant to Article 10 to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

2.39. “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest; provided, however, that with respect to ISOs, the term “Subsidiary” shall include only an entity that qualifies under Code Section 424(f) as a “subsidiary corporation” with respect to the Company.

2.40. “Substitute Award” means an Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.41. “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 8 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (with a similar cancellation of the Tandem SAR when a Share is purchased under the Option). Except for the medium of payment, the terms of a Tandem SAR shall be identical in all material respects to the terms of the related Option.

Article 3. Administration

3.1. Committee Members. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by and serve at the pleasure of the Board. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2. Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to

(a) determine the Eligible Individuals to whom, and the time or times at which, Awards may be granted, the number of Shares, Units or other rights subject to each Award, the Option Price or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, any Performance Measures and performance goals applicable to and the other conditions of an Award, the duration of the Award, and all other terms of an Award;

(b) cancel or suspend an Award, accelerate the vesting or extend the exercise period of an Award, or otherwise amend the terms and conditions of any outstanding Award, subject to the requirements of Section 16.2;

(c) grant Substitute Awards under the Plan; and

(d) require or permit the deferral of the settlement of an Award, and establish the terms and conditions of any such deferral.

The Committee shall also have discretionary authority to interpret the Plan and any Award or Award Agreement, adopt sub-plans or special provisions applicable to Awards, reconcile any inconsistency, correct any defect or supply an omission in the Plan or any Award Agreement, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3. Action by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present or the act approved in writing by a majority of all

B-4 | ADM Proxy Statement 2026

ANNEX B — 2020 Incentive Compensation Plan

the members of the Committee shall be the act of the Committee. To the extent consistent with applicable law and stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable. In the performance of their duties under this Plan, the Committee members shall be entitled to rely upon information and advice furnished by the Company’s officers, employees, accountants or counsel, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan.

3.4 Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Sections ~~4.1(a) and 4.4~~ 4.2 and 4.7 herein, the number of Shares that may be the subject of awards and issued to Participants under the Plan shall be Sixteen Million Two Hundred Thousand Shares (16,200,000), plus any Shares of Stock remaining available for future grants under the Prior Plan on the Effective Date of this Plan, plus Nine Million (9,000,000). The Shares to be delivered under the Plan will be made available from authorized but unissued Shares or issued Shares that are held in the Company’s treasury. Shares that are subject to Awards shall be counted against the share reserve as one Share for every one Share granted. Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

4.2. Effect of Forfeitures and Other Actions. Any Shares subject to an Award under this Plan, or to an award granted under a Prior Plan that is outstanding on the Effective Date, that expires, is forfeited, cancelled, or returned to the Company for failure to satisfy vesting requirements, is settled for cash or otherwise terminates without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, again be available for grant under the Plan. The following Shares will, however, continue to be charged against the foregoing maximum Share limitations and will not again become available for grant: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option under this Plan or a Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award under this Plan or a Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or a Prior Plan, and (iv) Shares subject to a SAR issued under this Plan or a Prior Plan that are not issued in connection with the stock settlement of the SAR upon its exercise.

4.3. Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4.1(a) shall increase the total number of Shares available for grant under Section 4.1 by one Share.

4.4. Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be charged against the foregoing maximum Share limitations; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

4.5. Individual Award Limitations. Subject to adjustments as provided in Section 4.7 herein, the following rules shall apply to grants of Awards under the Plan to Participant other than non-Employee Directors:

(a) Stock Options and SARs: The maximum aggregate number of Shares subject to Option and/or Stock Appreciation Right Awards granted during any calendar year to any one Participant shall not exceed 4,000,000 Shares.

(b) Full Value Award Compensation Limit. The maximum number of Shares that may be the subject of Full Value Awards that are granted to any Participant during any calendar year shall not exceed 1,000,000 Shares.

(c) Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards granted in any one calendar year to any one Participant shall be Ten Million Dollars ($10,000,000).

4.6. Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all equity-based Awards granted during any calendar year to any Non-Employee Director (excluding any such Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) with respect to such individual’s service as a Non-Employee Director shall not exceed $500,000.

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4.7. Adjustments in Shares.

(a) Equity Restructurings. In the event of any equity restructuring, the Committee shall make such equitable adjustments with respect to the Plan and Awards thereunder as the Committee may deem appropriate to reflect the occurrence of such equity restructuring, including adjustments to (i) the aggregate number of Shares or other securities that may be issued under the Plan (ii) the Award limits set forth in this Article 4, and (iii) the number and kind of Shares or other securities subject to outstanding Awards and, if applicable, the Option Price or base price of outstanding Awards.

An “equity restructuring” for this purpose means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that causes a change in the per share value of the Shares underlying outstanding Awards.

(b) Other Events. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings, and subject to Article 20, the Committee may, in its sole discretion, make such equitable adjustments described in Section 4.7(a) as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of benefits.

Any adjustment made pursuant to this Section 4.7 shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award. Notwithstanding the foregoing, no adjustment made pursuant to this Section 4.7 shall be authorized to the extent that it would cause an Award to be subject to adverse tax consequences under Code Section 409A.

Article 5. Eligibility and Participation

5.1. Eligibility. Eligible Individuals who may participate in this Plan include all Employees, Non-Employee Directors and Consultants. References in this Plan to “employed,” “employment” and similar terms (other than “Employee” or “employee”) shall be deemed to include, as the context requires, the providing of services in the capacity of a Non-Employee Director or Consultant. For purposes of the Plan, a Participant’s employment shall be deemed to have terminated either upon an actual cessation of providing services or when the entity to which the Participant provides services ceases to be an Affiliate. Except as otherwise provided in this Plan or any Award Agreement, employment shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Eligible Individual capacity; or (iii) any change in status so long as the person remains in the service of the Company or any Affiliate in any Eligible Individual capacity.

5.2. Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. General Terms of Awards

6.1. Award Agreements. Each Award will be evidenced by an Award Agreement setting forth the terms, conditions and restrictions, as determined by the Committee, which will apply to such Award, and not inconsistent with the terms and conditions of this Plan.

6.2. Minimum Vesting. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6.2, the applicable vesting conditions and any applicable performance period. Except as provided in this Section 6.2, Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date (during which no portion of the award may be scheduled to vest), and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The minimum vesting periods specified above shall not apply: (i) to Awards in payment of or exchange for other compensation already earned and payable; (ii) to termination of employment due to death, Disability or Retirement; (iii) upon a Change of Control; (iv) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (v) to outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares available for Awards under Section 4.1. For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company’s stockholders to the date of the next annual meeting of the Company’s stockholders.

6.3. Transferability. Except as provided in this Section 6.3, (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6.3 shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that

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Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

6.4 Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more performance goals to be attained based on one or more Performance Measures, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee will select the applicable Performance Measure(s) and specify the performance goal(s) based on those Performance Measures for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and determine the degree to which the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned, including the degree to which applicable performance goals and other applicable terms and conditions have been satisfied. The Committee may, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the performance goals to be otherwise payable in connection with an Award. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance measures upon the occurrence of certain events, which may include (i) a Change of Control, an equity restructuring (as described in Section 4.7), acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.

6.5 Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award during the Period of Restriction may be either paid currently to the Participant, credited to an account for the Participant, or deemed to have been reinvested in additional Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. The Committee may apply any restrictions on the Participant’s receipt of the dividends from such underlying Award that the Committee deems appropriate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalent payments, based on dividends actually declared and paid on outstanding Shares, Units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares, Units or other Share equivalents which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee, and may be made subject to the same vesting and performance conditions as the underlying Award.

Article 7. Options

7.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.

7.2. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, except in the case of Substitute Awards.

7.3. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than one day prior to the tenth (10th) anniversary date of its grant.

7.4. Exercise of Options. Options granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

7.5. Payment. Options granted under this Article 7 shall be exercised by the delivery of a written or electronic notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering, either by actual delivery of Shares or by attestation, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b). The Committee also may allow payment of the Option Price in the form of an authorization to the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price for the total number of Shares as to which the Option is being exercised, an irrevocable authorization to a third party with which the Participant has a brokerage or similar relationship to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Option Price to the Company, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

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ANNEX B — 2020 Incentive Compensation Plan

7.6. Additional Rules for Incentive Stock Options.

(a) No more than Sixteen Million Two Hundred Thousand Shares (16,200,000), plus any Shares of Stock remaining available for future grants under the Prior Plan on the Effective Date of this Plan may be the subject of ISO Awards. ISO Awards may be granted only to Employees.

(b) No ISO shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of the Grant) of the stock with respect to which ISOs granted to that Participant are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or its Affiliates, would exceed the maximum amount permitted under Code Section 422(d). This limitation shall be applied by taking Options into account in the order in which granted.

(c) If Shares acquired by exercise of an ISO are disposed of within two years following the Date of Grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(d) Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such ISO to qualify as an “incentive stock option” under Code Section 422. Such terms shall include, if applicable, limitations on ISOs granted to ten-percent owners of the Company. An Award Agreement for an ISO may provide that such Option shall be treated as a NQSO to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.

7.7. Termination of Employment. Except as otherwise provided by the Committee in an applicable Award Agreement, a Participant shall have the right to exercise the vested portion of an Option only while such Participant is employed, or within three months after such Participant ceases to be employed; provided, however, that in the event the employment of the Participant is terminated on account of the Participant’s death, the Participant’s personal representatives, heirs or legatees shall have the right to exercise the vested portion of any Option held by the Participant at the time of his or her death for one year following the date of death.

7.8. Automatic Exercise of Non-Qualified Stock Options. The Committee may, by Plan rule adopted in accordance with Section 3.2, provide that to the extent any portion of a vested and exercisable Non-Qualified Stock Option remains unexercised immediately prior to the close of business on the expiration date of the Option (either the originally scheduled expiration date or such earlier date on which the Option would otherwise expire pursuant to the Plan or the applicable Agreement in connection with a termination of employment other than due to termination for cause) (an “Automatic Exercise Date”), the entire vested and exercisable portion of such Option will be exercised on the Automatic Exercise Date without any further action by the Participant to whom the Option was granted (or the person or persons to whom the Option may have been transferred in accordance with Section 6.3 of the Plan and any applicable Agreement), but only if (i) the Fair Market Value of a Share on the Automatic Exercise Date is at least 3% greater than the per share Option Price of the Option, and (ii) no Option exercise suspension permitted or required under the Plan and applicable Agreements is then in effect. The aggregate Option Price for any Option exercise under this Section 7.8 and any related withholding taxes will be paid by the Company retaining from the total number of Shares as to which the Option is being exercised a number of Shares having an aggregate Fair Market Value as of the Automatic Exercise Date equal to the amount of such aggregate Option Price plus the applicable withholding taxes. The Committee shall have the authority to limit or modify the applicability of this provision to Participants who are subject to Section 21.5 of the Plan. Nothing in this Section 7.8 shall prelude the Committee from unilaterally modifying or repealing any such Plan rule at any time, and any such modification or repeal may be applicable to all Option Awards then outstanding as well as to Option Awards granted thereafter, as specified by the Committee.

Article 8. Stock Appreciation Rights

8.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The base price of a Freestanding SAR shall equal the Fair Market Value of a Share on the Date of Grant of the SAR, except in the case of Substitute Awards. The base price of Tandem SARs shall equal the Option Price of the related Option.

8.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

8.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

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8.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the base price, the term of the SAR, and such other provisions as the Committee shall determine.

8.5. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

8.6. Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the base price; by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

8.7. Termination of Employment. Except as otherwise provided by the Committee in an applicable Award Agreement, a Participant shall have the right to exercise the vested portion of a SAR only while such Participant is employed, or within three months after such Participant’s employment ceases; provided, however, that in the event the employment of the Participant is terminated on account of the Participant’s death, the Participant’s personal representatives, heirs or legatees shall have the right to exercise the vested portion of any SAR held by the Participant at the time of his or her death for one year following the date of death.

Article 9. Restricted Stock

9.1. Grants. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

9.2. Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of restriction, the number of Shares of Restricted Stock, and such other provisions as the Committee shall determine. The end of any Period of Restriction may be conditioned upon the satisfaction of such conditions as are specified by the Committee in its sole discretion and set forth in the applicable Award Agreement.

9.3. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the continued employment of the Participant, the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. Until such time as all conditions and/or restrictions applicable to Shares of Restricted Stock have been satisfied and the Shares vest at the end of the applicable Period of Restriction, they shall be evidenced by a certificate deposited with the Company or its designee, or by a book-entry notation on the records of the Company’s transfer agent. Except as otherwise provided in this Article 9, Shares of Restricted Stock covered by a Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

9.4. Voting Rights. Participants holding Shares of Restricted Stock granted hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction.

9.5. Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Shares of Restricted Stock following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6. Section 83(b) Election. If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article 10. Stock Units

10.1. Grants. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Units to Participants in such amounts as the Committee shall determine.

10.2. Award Agreement. Each Stock Unit grant shall be evidenced by an Award Agreement that shall specify the number of Stock Units, the vesting conditions and such other provisions as the Committee shall determine.

10.3. Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6.2. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than service or employment must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

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10.4. Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

10.5. Termination of Employment. Each Stock Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of the Stock Units following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Other Awards

11.1 Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon and/or payable in Shares and evidenced by an Award Agreement. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.

11.2 Cash-Based Awards. A Cash-Based Award shall be considered a performance-based Award, the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Based Awards may be granted to any Participant in such dollar-denominated amounts and upon such terms and at such times as shall be determined by the Committee. Following the completion of the applicable performance period and the vesting of a Cash-Based Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement.

Article 12. Forfeiture Conditions; Compensation Recovery

The Committee may provide in an Award Agreement for conditions of forfeiture of a Participant’s rights with respect to such Award in the event of: (i) the termination of employment of the Participant for “cause” (as defined in an Award Agreement), (ii) the Participant’s breach of such restrictive covenants (e.g., non-competition and confidentiality restrictions) as may apply to the Participant, or (iii) the Participant’s having engaged in an activity that is detrimental to the Company (including, without limitation, criminal activity or accepting employment with a competitor of the Company). Such conditions of forfeiture may include, in the discretion of the Committee, (a) suspension or cancellation of the Participant’s right to exercise an Option or SAR (whether or not then otherwise exercisable), (b) suspension or cancellation of the Participant’s pending right to receive an issuance of Shares or cash payment in settlement of any Award, (c) the forfeiture of any Shares of Restricted Stock held by the Participant or (d) following the issuance of Shares or payment of cash upon exercise, vesting or payment of an Award, either (1) cancellation of the Shares so issued (and repayment to the Participant of the full purchase price, if any, paid for such shares) or (2) requiring the Participant to pay to the Company in cash an amount equal to the gain realized by the Participant from such Award (measured by the value (on the date of receipt) of any property and/or amount of cash received by the Participant under the Award, to the extent in excess of any amount paid by the Participant). The Company may deduct from any amounts the Company may owe a Participant from time to time any amounts the Participant may owe the Company under this Article 12 and any related Award Agreements. Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Article 13. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14. Deferrals

The Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the settlement of any other forms of Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals in a manner consistent with Code Section 409A and the regulations thereunder.

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Article 15. Rights of Employees

15.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

15.2. Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3. Stockholders. Except as otherwise provided in Section 9.4, a Participant shall have no rights as a stockholder with respect to any Shares covered by an Award until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

Article 16. Amendment, Modification, and Termination

16.1. Amendment, Modification, and Termination of Plan. The Board may at any time and from time to time, modify, amend, suspend or terminate the Plan in whole or in part, but no such modification, amendment, suspension or termination of the Plan shall materially impair the rights of a Participant with respect to a previously granted Award without the consent of the Participant, except such a modification or amendment made to comply with applicable law or stock exchange rules. In addition, no modification or amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable laws or regulations or by the rules of the principal securities exchange on which the Shares are then listed.

16.2. Amendment of Awards. The Committee may unilaterally amend the terms of any Award Agreement previously granted, except that (i) no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules; and (ii) in no event may an Option or SAR be amended or modified, other than as provided in Section 4.7, to decrease the Option Price or base price thereof, or be cancelled in exchange for cash, a new Option or SAR with a lower Option Price or base price, or other Awards, or otherwise be subject to any action that would be treated for accounting purposes as a “repricing” of such Option or SAR, unless such action is approved by the Company’s stockholders.

16.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.7 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that it would cause an Award to be subject to adverse tax consequences under Code Section 409A; and provided further that the Committee’s discretion shall be limited by the provisions of Section 4.7 pertaining to equitable adjustments in connection with equity restructurings.

16.4. Compliance with Code Section 409A.

(a) Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

(b) Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

Article 17. Withholding

17.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the required withholdings (up to the maximum individual statutory tax rates in the applicable jurisdictions). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ADM Proxy Statement 2026 | B-11

ANNEX B — 2020 Incentive Compensation Plan

Article 18. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under or in connection with the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

Article 20. Change of Control

20.1 Business Combination. Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event a Change of Control that is a Business Combination occurs as described in paragraph (c) of Section 2.8 of the Plan.

(a) Continuation, Assumption or Replacement. The Committee may arrange for the surviving or successor entity (or its parent entity) to continue, assume or replace Awards outstanding as of the date of the Business Combination, with such Awards or replacements therefor to remain outstanding for their respective terms. For purposes of this Section 20.1(a), an Award shall be considered assumed or replaced if, in connection with the Business Combination and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent entity) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Business Combination, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Business Combination and is subject to substantially similar terms and conditions as the Award. To the extent vesting of any Award continued, assumed or replaced as provided in this Section 20.1(a), is subject to satisfaction of specified performance goals, those goals shall be deemed to have been achieved at the greater of target level of performance or the actual level of performance (if determinable) as of the date of the Business Combination for purposes of satisfying the performance-based vesting condition and determining the intrinsic value of the Award, but the Award will continue to be subject to any continuing service-based vesting requirements.

(b) Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Business Combination, then (i) all outstanding Option and SAR Awards shall become fully exercisable for such period of time prior to the effective time of the Business Combination as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Business Combination, and (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Business Combination (which in the case of a performance-based Award, shall be deemed to equal the greater of the amount that would be vested upon satisfaction of the target level of performance or the actual level of performance (if determinable) under the Award). The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants, and any exercise of such accelerated Awards shall be effective only immediately before, and shall be conditioned upon, the consummation of the Business Combination.

(c) Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Business Combination, then the Committee may terminate some or all of such outstanding Awards, in whole or in part, at or immediately prior to the effective time of the Business Combination in exchange for payments to the holders as provided in this Section 20.1(c).

The Committee will not be required to treat all Awards similarly for purposes of this Section 20.1(c). The payment for any Award or portion thereof terminated shall be in an amount equal to the excess, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Business Combination for the number of Shares subject to the Award or portion thereof being terminated (which in the case of a performance-based Award would be the number based on the greater of the deemed target level performance or deemed actual level of performance (if determinable), over (ii) the aggregate exercise price (if any) for the Shares subject to such Award or portion thereof being terminated. If there is no excess, such Award may be terminated without payment to the affected Participant. Payment of any amount under this Section 20.1(c) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Business Combination, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award or portion

B-12 | ADM Proxy Statement 2026

ANNEX B — 2020 Incentive Compensation Plan

thereof being terminated, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Business Combination, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(d) Termination After A Business Combination. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 20.1(a), and if within 24 months after the Business Combination a Participant experiences an involuntary termination of employment for reasons other than Cause, or, if so provided in the discretion of the Committee in an Award Agreement, terminates his or her employment for Good Reason, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full and become non-forfeitable.

20.2 Change in Effective Control. Unless otherwise provided by the Committee (in an applicable Award Agreement or otherwise at the time of a Change of Control), if within 24 months after a Change of Control as described in paragraphs (a) or (d) of Section 2.8, a Participant’s employment (i) is terminated by the Company or a Subsidiary without Cause or (ii) if so provided in the discretion of the Committee in an Award Agreement, is terminated by the Participant for Good Reason, then (A) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, and (B) any Full Value Awards that are not yet fully vested shall immediately vest in full and become non-forfeitable (which in the case of a performance-based Award, shall be deemed to equal the greater of the amount that would be vested upon satisfaction of the target level of performance or the actual level of performance (if determinable) under the Award).

20.3 Cash-Based Awards. In the event of a Change of Control, the Committee shall determine whether and to what extent a Participant’s outstanding Cash-Based Awards will be subject to accelerated vesting if: (i) the Participant’s outstanding Cash-Based Awards are not continued, assumed or replaced as described in section 20.1(a) above or (ii) the Participant’s outstanding Cash-Based Awards were continued, assumed or replaced as provided in Section 20.1(a) above but if within 24 months after a Change of Control a Participant’s employment (A) is terminated by the Company or a Subsidiary without Cause or (B) if so provided in the discretion of the Committee in an Award Agreement, is terminated by the Participant for Good Reason.

20.4 Liquidation or Dissolution. Unless otherwise provided by the Committee (in an applicable Agreement or otherwise) in connection with a Change of Control described in paragraph (b) of Section 2.8, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action (which in the case of a performance-based Award, shall be deemed to equal the greater of the amount that would be vested upon satisfaction of the target level of performance or the actual level of performance (if determinable) under the Award). The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

20.5 Parachute Payment Limitation.

(a) Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 20.5 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).

(b) Any such reduction shall be made in accordance with Section 409A of the Code and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A of the Code shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.

(c) If, notwithstanding the initial application of this Section 20.5, the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 20.5 will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment).

(d) Any determination required under this Section 20.5 shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change of Control (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Participant as requested by the Company or the Participant. The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 20.5.

ADM Proxy Statement 2026 | B-13

ANNEX B — 2020 Incentive Compensation Plan

Article 21. Additional Provisions

21.1. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.2. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.3. Securities Law Compliance. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in the preceding sentence, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Participants who are then subject to Section 16 of the Exchange Act. In addition, no Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant, exercise, vesting or settlement of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares.

21.4. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois.

21.5. Participants Outside the United States. In order to comply with the laws in other countries in which the Company and its Affiliates operate or have individuals otherwise eligible to be Participants, or in order to comply with the requirements of any foreign securities exchange, the Committee shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Employees, Non-Employee Directors and Consultants outside of the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Participants outside of the United States to comply with applicable foreign laws or listing requirements of any applicable foreign securities exchange; (iv) establish subplans and modify Plan rules and procedures, to the extent such actions may be deemed necessary or desirable by the Committee (but no such action shall increase the Share limitations of the Plan); and (v) take any action, before or after an Award is made, that the Committee deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any applicable foreign securities exchange.

B-14 | ADM Proxy Statement 2026

ARCHER-DANIELS-MIDLAND COMPANYATTN: CORPORATE SECRETARY4666 FARIES PARKWAYDECATUR, IL 62526SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on May 6, 2026 for shares held directly and by11:59 p.m. Eastern Time on May 4, 2026 for shares held in a Plan. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ADM2026You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on May 6, 2026 for shares held directly and by 11:59 p.m. Eastern Time onMay 4, 2026 for shares held in a Plan. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSV88664-P46483-Z92093THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYARCHER-DANIELS-MIDLAND COMPANYTHE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR”PROPOSALS 1, 2, 3, and 4, AND “AGAINST” PROPOSAL 5.1. Election of Directors:Nominees:1a. M.S. Burke1b. T. Colbert1c. J.C. Collins, Jr.1d. T.K. Crews1e. E. de Brabander1f. S.F. Harrison1g. J.R. Luciano1h. D.R. McAtee II1i. M.C. McMurray1j. P.J. Moore1k. D.A. Sandler1l. L.Z. Schlitz1m. K.R. WestbrookFor Against Abstain2. Advisory Vote on Executive Compensation.3. Ratification of Appointment of Ernst & Young LLP asIndependent Registered Public Accounting Firm for theYear Ending December 31, 2026.4. Approval of an Amendment to the 2020 IncentiveCompensation Plan.5. Stockholder Proposal Regarding Issuance of a Report onPesticide Use Data Reporting in Regenerative AgricultureProgram Disclosures.In their discretion, upon any other business that may properlycome before the meeting.For Against AbstainNote: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney,executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for theARCHER-DANIELS-MIDLAND COMPANY Annual Meeting of Stockholders to Be Held on May 7, 2026.The 2026 Proxy Statement and 2025 Form 10-K for this meeting are available at:www.proxyvote.com V88665-P46483-Z92093 ARCHER-DANIELS-MIDLAND COMPANYPROXY FOR THE ANNUAL MEETING OF STOCKHOLDERSTO BE HELD ON MAY 7, 2026THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARCHER-DANIELS-MIDLAND COMPANY.The undersigned holder of Common Stock of Archer-Daniels-Midland Company, revoking all proxies heretofore given, herebyappoints J.R. Luciano, T.K. Crews, and P.J. Moore as Proxies, with the full power of substitution, to represent and to vote, as designatedon the reverse side, all the shares of the undersigned held of record on March 13, 2026, at the Annual Meeting of Stockholdersto be held virtually at www.virtualshareholdermeeting.com/ADM2026 on Thursday, May 7, 2026 at 8:00 a.m., Central Time,and at any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of AnnualMeeting and Proxy Statement.This card also provides your instructions for voting any shares that you may hold in the Archer-Daniels-Midland Company 401(k)and Employee Stock Ownership Plan. This card provides instructions to the savings plan trustee for voting those shares. To allowsufficient time for the savings plan trustee to tabulate the vote of the savings plan shares, you must vote by telephone, internetor return this card in the enclosed envelope so that your vote is received by May 4, 2026.This proxy when properly executed will be voted in the manner directed on the reverse side. If no direction is made,this proxy will be voted “FOR” Proposals 1, 2, 3, and 4, and “AGAINST” Proposal 5. The votes entitled to be cast bythe Proxy holder will be cast in the discretion of the Proxy holder on any other matter that may properly come beforethe Annual Meeting or any postponement or adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.